FED ONE BANCORP, INC.
                               21 TWELFTH STREET
                         WHEELING, WEST VIRGINIA 26003

                                AUGUST 12, 1998

Dear Shareholders:

                  You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Fed One Bancorp, Inc. ("Fed One") to be held at Fed One's corporate headquarters located at 21 Twelfth Street, Wheeling, West Virginia 26003 at 10:00 a.m. on September 18, 1998.

                  At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of February 18, 1998, among Fed One, United Bankshares, Inc. ("United") and UBC Holding Company, a wholly owned subsidiary of United ("Merger Sub"), and the related Plan of Merger (together, the "Merger Agreement"), under which Fed One will be merged with and into Merger Sub and will become a wholly owned subsidiary of United (the "Merger"). Upon consummation of the Merger, each outstanding share of common stock of Fed One will be converted into and exchanged for 1.5 shares of common stock of United, as adjusted pursuant to the Merger Agreement. Pursuant to the adjustments set forth in the Merger Agreement and in light of a 100% stock dividend declared by United, paid March 27, 1998 to shareholders of record of United as of the close of business on March 13, 1998, the exchange ratio has been adjusted from 0.75 of a share to 1.5 shares of common stock of United (the "Exchange Ratio"). The Merger is contingent upon the shareholders of United approving an increase in the number of authorized shares of common stock of United from 41,000,000 to 100,000,000 shares. No fractional shares of United Common Stock will be issued; rather cash (without interest) will be paid in lieu of any fractional share interest pursuant to the Merger Agreement.

                  The Board of Directors of Fed One has unanimously approved the Merger. THE BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF FED ONE AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. Fed One's financial adviser, Ryan, Beck & Co., Inc., has issued its opinion to Fed One's Board of Directors that the Exchange Ratio is fair to Fed One's shareholders from a financial point of view.

                  Consummation of the Merger is subject to certain conditions, including, but not limited to, the receipt of certain regulatory approvals.

                  Regardless of the number of shares you own, or whether you plan to attend the Special Meeting, it is very important that your shares be represented and voted at the Special Meeting. The affirmative vote of a majority of the outstanding shares of common stock of Fed One entitled to vote at the Special Meeting is required for approval of the Merger Agreement. Please read the enclosed material carefully and complete, sign and return the enclosed proxy in the envelope provided as soon as possible.

                  We have engaged ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon") to assist us with the proxy solicitation effort. You may receive a phone call from one of their representatives reminding you to send in your proxy. In addition, if you have questions, you may call Jean E. Huff, Corporate Secretary at (304) 234-1100.

                  We look forward to seeing you at the Special Meeting.

                                                  Sincerely,


                                                  Alan E. Groover
                                                  Chairman, President and
                                                  Chief Executive Officer

                             FED ONE BANCORP, INC.
                               21 TWELFTH STREET
                         WHEELING, WEST VIRGINIA 26003

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 18, 1998

To the Shareholders of Fed One Bancorp, Inc.:

                  Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Fed One Bancorp, Inc. ("Fed One") will be held at Fed One's corporate headquarters located at 21 Twelfth Street, Wheeling, West Virginia 26003, at 10:00 a.m., on Friday, September 18, 1998, for the following purposes:

                  (1) To consider and vote upon an Agreement and Plan of Merger, dated as of February 18, 1998, among Fed One, United Bankshares, Inc. ("United") and UBC Holding Company, a wholly owned subsidiary of United ("Merger Sub"), and the related Plan of Merger (together, the "Merger Agreement"). Pursuant to the Merger Agreement, Fed One would merge with and into Merger Sub with Merger Sub surviving the merger (the "Merger") and each share of outstanding common stock, par value $.10 per share, of Fed One ("Fed One Common Stock") on the effective date of the Merger will be converted into 1.5 shares of common stock, par value $2.50 per share, of United, as adjusted pursuant to the Merger Agreement. Pursuant to the adjustments set forth in the Merger Agreement and in light of a 100% stock dividend declared by United and paid March 27, 1998 to shareholders of record of United as of the close of business on March 13, 1998, the exchange ratio has been adjusted from 0.75 of a share to 1.5 shares of common stock of United (the "Exchange Ratio"). The Merger is contingent upon the shareholders of United approving an increase in the number of authorized shares of common stock of United from 41,000,000 to 100,000,000 shares. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement/Prospectus and is incorporated by reference therein.

                  (2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

                  Only shareholders of record at the close of business on August 4, 1998 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Fed One Common Stock entitled to vote at the Special Meeting.

                  THE BOARD OF DIRECTORS OF FED ONE UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" THE PROPOSAL.

                                           By Order of the Board of Directors,


                                           Jean Huff
                                           Corporate Secretary

August 12, 1998
Wheeling, West Virginia


         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY
                            IN THE ENCLOSED ENVELOPE

                            UNITED BANKSHARES, INC.
                               300 UNITED CENTER
                           500 VIRGINIA STREET, EAST
                        CHARLESTON, WEST VIRGINIA 25301
                                 (304) 424-8761

                                AUGUST 10, 1998

Dear Shareholders:

                  You are cordially invited to attend a special meeting of Shareholders (the "Special Meeting") of United Bankshares, Inc. ("United") to be held at the 10th floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia 26102, at 10:00 a.m. on Monday, September 21, 1998.

                  At the Special Meeting, you will be asked to consider and vote upon a proposal in connection with the proposed merger of UBC Holding Company ("Merger Sub"), a wholly owned subsidiary of United, and Fed One Bancorp, Inc. ("Fed One") (the "Merger"). The proposal is to amend the articles of incorporation of United (the "United Articles Amendment") to increase the number of authorized shares of common stock, par value $2.50 per share, of United ("United Common Stock") from 41,000,000 to 100,000,000 shares. If the Merger is consummated, each outstanding share of common stock of Fed One will be converted into and exchanged for 1.5 shares of United Common Stock, as adjusted pursuant to the Merger Agreement. Pursuant to the adjustments set forth in the Merger Agreement and in light of a 100% stock dividend declared by United and paid March 27, 1998, to shareholders of record of United as of the close of business on March 13, 1998, the exchange ratio has been adjusted from 0.75 of a share to
1.5 shares of common stock of United (the "Exchange Ratio"). The Merger is contingent upon the shareholders of United approving the United Articles Amendment. No fractional shares of United Common Stock will be issued; rather, cash (without interest) will be paid in lieu of any fractional share interest pursuant to the Merger Agreement.

                  The Board of Directors of United has unanimously approved the United Articles Amendment and believes that it and the transactions contemplated by the Merger Agreement are in the best interests of United and its shareholders. Accordingly, the Board strongly encourages you to vote FOR the United Articles Amendment.

                  Regardless of the number of shares you own, or whether you plan to attend the Special Meeting, it is very important that your shares be represented and voted at the Special Meeting. The affirmative vote of a majority of the outstanding shares entitled to vote is required for approval of the United Articles Amendment. Please read the enclosed material carefully and complete, sign and return the enclosed proxy in the envelope provided as soon as possible.

                  We have engaged Corporate Investor Communications, Inc. to assist us with the proxy solicitation effort. You may receive a phone call from one of its representatives reminding you to send in your proxy.

                  We look forward to seeing you at the Special Meeting.

                               Sincerely,


                               Richard M. Adams
                               Chairman of the Board and Chief Executive Officer

                            UNITED BANKSHARES, INC.
                               300 UNITED CENTER
                           500 VIRGINIA STREET, EAST
                        CHARLESTON, WEST VIRGINIA 25301
                                 (304) 424-8761

                NOTICE OF UNITED SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 21, 1998

To the Shareholders of United Bankshares, Inc.:

                  Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of United Bankshares, Inc. ("United") will be held at the 10th floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia 26102, at 10:00 a.m., on Monday, September 21, 1998, for the following purposes:

                  (1) To consider and vote upon a proposal to amend the articles of incorporation of United to increase the number of authorized shares of common stock, par value $2.50 per share of United ("United Common Stock"), from 41,000,000 to 100,000,000 shares (the "United Articles Amendment").

                  (2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

                  Only shareholders of record at the close of business on August 3, 1998 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. The affirmative vote of a majority of the outstanding shares entitled to vote for the United Articles Amendment is required for approval of the United Articles Amendment.

                  THE BOARD OF DIRECTORS OF UNITED UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE UNITED ARTICLES AMENDMENT. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" THE PROPOSAL.

                                  By Order of the Board of Directors


                                  Richard M. Adams
                                  Chairman of the Board and
                                  Chief Executive Officer

August 12, 1998
Charleston, West Virginia


         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT OF                    PROXY STATEMENT OF
FED ONE BANCORP, INC.                 UNITED BANKSHARES, INC.

Special Meeting of Shareholders       Special Meeting of Shareholders

To be Held on September 18, 1998      To be Held on September 21, 1998

                                   Prospectus
                            United Bankshares, Inc.

                                  Common Stock
                           $2.50 Par Value Per Share

                  This Joint Proxy Statement/Prospectus is being furnished by Fed One Bancorp, Inc., a Delaware corporation ("Fed One"), to holders of common stock, par value $0.10 per share of Fed One ("Fed One Common Stock"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of Fed One (the "Fed One Board") for use at a Special Meeting of Shareholders to be held at 10:00 a.m., on September 18, 1998, at Fed One's corporate headquarters located at 21 Twelfth Street, Wheeling, West Virginia 26003, and at any adjournments or postponements thereof (the "Fed One Meeting").

                  This Joint Proxy Statement/Prospectus is also being furnished by United Bankshares, Inc., a West Virginia corporation ("United"), to holders of common stock, par value $2.50 per share of United ("United Common Stock"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of United (the "United Board") for use at a Special Meeting of Shareholders to be held at 10:00 a.m., on Monday, September 21, 1998, at the 10th floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia, and at any adjournments or postponements thereof (the "United Special Meeting"), and to holders of Fed One Common Stock as a Prospectus with respect to the shares (the "United Common Shares") of United Common Stock that are issuable upon consummation of the Merger (as hereinafter defined).

                  At the Fed One Special Meeting, the holders of Fed One Common Stock will consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of February 18, 1998, among Fed One, United and UBC Holding Company, a West Virginia corporation and wholly owned subsidiary of United ("Merger Sub"), and the related Plan of Merger (together, the "Merger Agreement"), pursuant to which Fed One will merge with and into Merger Sub (the "Merger"), all on and subject to the terms and conditions contained therein. The Merger Agreement is included in this Joint Proxy Statement/Prospectus as Appendix A.

                  At the United Special Meeting, the holders of United Common Stock will consider and vote upon a proposal to approve the amendment of the articles of incorporation of United (the "United Articles") to increase the number of authorized shares of United Common Stock from 41,000,000 to 100,000,000 shares (the "United Articles Amendment"). See "Summary," "The Merger," "United Articles Amendment" and Appendix A.

                  Upon consummation of the Merger, each share of Fed One Common Stock issued and outstanding immediately prior to the Merger shall cease to be outstanding and each such share (excluding certain shares held by Fed One, United or their subsidiaries, if any) shall be converted into and exchanged for
1.5 shares of United Common Stock, as adjusted pursuant to the Merger Agreement and as described herein with cash paid in lieu of fractional shares. Pursuant to the adjustments set forth in the Merger Agreement and in light of the two-for-one stock split effected in the form of a 100% stock dividend declared by United and paid March 27, 1998 to shareholders of record of United as of March 13, 1998 (the "United Stock Dividend"), the exchange ratio expressed in the Merger Agreement, 0.75 of a share has been adjusted to 1.5 shares of United Common Stock (the "Exchange Ratio"). The Merger Agreement also provides for the conversion upon consummation of the Merger of all stock options (the "Fed One Stock Options") outstanding under the Fed One Stock Plans

(as defined herein) into options to acquire shares of United Common Stock, appropriately adjusted to reflect the Exchange Ratio. See "The Merger."

                  Based on the 2,401,540 shares of Fed One Common Stock outstanding on the Fed One Record Date (as hereinafter defined), the 188,841 shares issuable upon exercise of outstanding Stock Options, and approximately 224,000 shares expected to be reissued by Fed One prior to the Effective Time and the Exchange Ratio of 1.5, up to approximately 4,222,000 shares of United Common Stock will be issuable upon consummation of the Merger. The shares of Fed One Common Stock and United Common Stock are listed and traded on The Nasdaq Stock Market Inc. (the "Nasdaq Stock Market"). On February 17, 1998, the last business day prior to public announcement of the execution of the Merger Agreement, the last reported sale prices per share of Fed One Common Stock and of United Common Stock on the Nasdaq Stock Market were $33.50 and $24.31 (as adjusted), respectively, and on July 29, 1998, the last practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the last reported sale prices per share were $41.50 and $29.00, respectively.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

           THE SHARES OF UNITED COMMON STOCK OFFERED HEREBY ARE NOT
             SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A
                BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED
                 BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                       OR ANY OTHER GOVERNMENTAL AGENCY.

                               ------------------

                  The date of this Joint Proxy Statement/Prospectus is August 12, 1998, and it is first being mailed or otherwise delivered to Fed One and United shareholders on or about such date.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.............................................................................................1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.................................................................2

SUMMARY  .........................................................................................................3
         Parties to the Merger....................................................................................3
         Special Meetings; Record Date............................................................................3
         The Merger...............................................................................................4
         United Articles Amendment................................................................................4
         Consideration; Exchange Ratio............................................................................4
         Votes Required and Board Recommendations.................................................................4
         General  ................................................................................................5
         Recent Developments......................................................................................8
         Market for Common Stock and Related Shareholder Matters .................................................9
         Comparison of Certain Unaudited per Share Data .........................................................11
         Selected Financial Data of United (Historical)..........................................................12
         Selected Financial Data of Fed One (Historical) ........................................................13
         United and Fed One Unaudited Pro Forma Condensed Consolidated Financial Data ...........................14

RECENT DEVELOPMENTS..............................................................................................16

GENERAL INFORMATION..............................................................................................17
         Special Meetings .......................................................................................17
         Record Date, Solicitation and Revocability of Proxies ..................................................17
         General  ...............................................................................................19
         Votes Required .........................................................................................19
         Recommendation of Fed One Board of Directors ...........................................................19
         Recommendation of United Board of Directors ............................................................19

THE MERGER.......................................................................................................20
         General  ...............................................................................................20
         Background of the Merger ...............................................................................20
         Reasons of Fed One for the Merger ......................................................................21
         Opinion of Fed One's Financial Advisor .................................................................21
         Reasons of United for the Merger .......................................................................25
         Effective Time .......................................................................................  25
         Distribution of United Certificates ....................................................................26
         Fractional Shares ....................................................................................  26
         Stock Options ..........................................................................................26
         Certain Federal Income Tax Consequences ..............................................................  27
         Management and Operations After the Merger .............................................................28
         Post-Acquisition Compensation and Benefits ...........................................................  28
         Interests of Certain Persons in the Merger ............................................................ 29
         Conditions to Consummation ...........................................................................  29
         Regulatory Approvals .................................................................................. 30
         Amendment, Waiver and Termination ..................................................................... 31
         Conduct of Business Pending the Merger .................................................................33
         Dividend Coordination ................................................................................  35
         Expenses and Fees ..................................................................................... 35

                                       i

         Accounting Treatment .................................................................................. 35
         No Dissenters' Rights ................................................................................. 35
         Nasdaq Listing of United Common Stock ................................................................. 35
         Resales of United Common Stock ........................................................................ 36
         Stock Option Agreement ................................................................................ 36

UNITED ARTICLES AMENDMENT ...................................................................................... 40

UNITED AND FED ONE UNAUDITED
         PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION ................................................ 41

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
         As of March 31, 1998 (in thousands) ................................................................... 42

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
         For the Three Months Ended March 31, 1998 ............................................................. 43

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
         For the Three Months Ended March 31, 1997 ............................................................. 44

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
         For the Year Ended December 31, 1997 .................................................................. 45

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
         For the Year Ended December 31, 1996 .................................................................. 46

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
         For the Year Ended December 31, 1995 .................................................................. 47

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
         FINANCIAL STATEMENTS .................................................................................. 48

DESCRIPTION OF UNITED CAPITAL STOCK ............................................................................ 49
         General  .............................................................................................. 49
         Voting Rights ......................................................................................... 49
         Dividends ............................................................................................. 49
         Preemptive Rights ..................................................................................... 49
         Liquidation ........................................................................................... 49
         Issuance of Stock ..................................................................................... 49

CERTAIN DIFFERENCES IN THE RIGHTS OF UNITED
         SHAREHOLDERS AND FED ONE SHAREHOLDERS ................................................................. 50
         Authorized Capital Stock .............................................................................. 50
         Voting Rights ......................................................................................... 50
         Dividends and Other Distributions ..................................................................... 50
         Director Conflict of Interest Transactions ............................................................ 50
         Amendment of Articles of Incorporation and Bylaws ..................................................... 51
         Special Meetings of Shareholders ...................................................................... 51
         Number of Directors, Classified Board of Directors .................................................... 51
         Director Vacancies and Removal of Directors ........................................................... 51
         Restrictions on Certain Business Combinations ......................................................... 52
         Indemnification, Limitation on Liability .............................................................. 52
         Dissenters' Rights .................................................................................... 53

                                       ii

         Shareholder Inspection Rights; Shareholder Lists ...................................................... 53

COMPARATIVE MARKET PRICES AND DIVIDENDS ........................................................................ 54
         United   .............................................................................................. 54
         Fed One  .............................................................................................. 55

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF FED ONE ........................................................ 56
         Principal Beneficial Owners ..........................................................................  56
         Shares Beneficially Owned by Directors and Executive Officers ......................................... 56

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF UNITED ......................................................... 58
         Principal Beneficial Owners ........................................................................... 58
         Shares Beneficially Owned by Directors and Executive Officers ......................................... 58

EXPERTS  ....................................................................................................... 61

VALIDITY OF UNITED COMMON STOCK................................................................................. 61

OTHER MATTERS .................................................................................................. 61

SHAREHOLDER PROPOSALS .......................................................................................... 61
         Fed One  .............................................................................................. 61
         United   .............................................................................................. 61

APPENDICES:
         Appendix A - Agreement & Plan of Merger
         Appendix B - Stock Option Agreement
         Appendix C - Written Opinion of Fed One's Financial Advisor
         Appendix D - Proposal to Amend the Articles of Incorporation of United Bankshares, Inc.

                             AVAILABLE INFORMATION

                  United and Fed One are each subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by United and Fed One with the Commission may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and may be inspected at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. In addition, both United Common Stock and Fed One Common Stock are traded on the Nasdaq Stock Market. Reports, proxy statements and other information concerning United and Fed One may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                  This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 of which this Joint Proxy Statement/Prospectus is a part, and exhibits thereto (together with any amendments thereto, the "Registration Statement"), which has been filed by United with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information. Statements contained in this Joint Proxy Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.

                  This Joint Proxy Statement/Prospectus contains statements describing the material provisions of certain documents included herein as Appendices or filed or incorporated by reference as exhibits to the Registration Statement. Such descriptions are not necessarily complete, and all such statements contained in this Joint Proxy Statement/Prospectus are qualified in their entirety by reference to the full text of such documents.

                  All information contained herein with respect to United and its subsidiaries has been supplied by United, and all information with respect to Fed One and its subsidiaries has been supplied by Fed One.

                  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UNITED OR FED ONE. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UNITED, FED ONE, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                  The following documents filed by United with the Commission (File No. 0-13322) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference into this Joint Proxy Statement/Prospectus: United's Annual Report on Form 10-K as of and for the year ended December 31, 1997 (the "1997 United 10-K"); the portions of United's Proxy Statement for the Annual Meeting of shareholders held on May 18, 1998 (the "1998 United Proxy Statement") that have been incorporated by reference into the 1997 United 10-K; United's Quarterly Report on Form 10- Q for the three months ended March 31, 1998; and United's Current Reports on Form 8-K, dated July 28, 1998 and August 3, 1998.

                  The following documents filed by Fed One with the Commission (File No. 0-25348) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference into this Joint Proxy Statement/Prospectus: Fed One's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Fed One 10-K"), the portions of Fed One's Proxy Statement for the Annual Meeting of shareholders held on April 22, 1998 that have been incorporated by reference into the 1997 Fed One 10-K; Fed One's Quarterly Report on Form 10-Q for the three months ended March 31, 1998; and Fed One's Current Report on Form 8-K, dated February 20, 1998.

                  All documents filed by United and Fed One pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the Special Meetings are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such document.

                  Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement/Prospectus, or any supplement hereto.

                  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM: UNITED BANKSHARES, INC., 300 UNITED CENTER, 500 VIRGINIA STREET, EAST, CHARLESTON, WEST VIRGINIA 25301, (304) 424-8761, ATTENTION: STEVEN E. WILSON, EXECUTIVE VICE PRESIDENT AND SECRETARY, AS TO UNITED DOCUMENTS; AND FED ONE BANCORP, INC., 21 TWELFTH STREET, WHEELING, WEST VIRGINIA 26003, (304) 234-1100, ATTENTION: JEAN
E. HUFF, CORPORATE SECRETARY, AS TO FED ONE DOCUMENTS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 28, 1998.

                  THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS OR INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF EACH OF UNITED AND FED ONE. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE PROPOSED MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF UNITED AND FED ONE ARE GREATER THAN EXPECTED; (3) REVENUES FOLLOWING THE PROPOSED MERGER ARE LOWER THAN EXPECTED; (4) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR (7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED.

                                    SUMMARY

                  The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be a complete description of the matters covered in this Joint Proxy Statement/Prospectus and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, including the Appendices hereto, and in the documents incorporated by reference in this Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth in Appendix A to this Joint Proxy Statement/Prospectus and reference is made thereto for a complete description of the terms of the Merger. A copy of the Stock Option Agreement (as defined herein) is included as Appendix B to this Joint Proxy Statement/Prospectus and reference is made thereto for a complete description of the terms of the Option (as defined herein). Shareholders are urged to read carefully the entire Joint Proxy Statement/Prospectus, including the Appendices and the documents incorporated by reference. As used in this Joint Proxy Statement/Prospectus, the terms "United" and "Fed One" refer to such corporations, respectively, and where the context requires, such corporations and their respective subsidiaries.

PARTIES TO THE MERGER

                  United. United is a West Virginia corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA") with its principal executive office located at 300 United Center, 500 Virginia Street, East, Charleston, West Virginia 25301 and its telephone number is (304) 424-8761. On April 2, 1998, United consummated the merger with George Mason Bankshares, Inc. using the pooling of interests method of accounting. Accordingly, all United financial information included or incorporated by reference herein has been restated to reflect the George Mason acquisition. United operates through its subsidiaries, United National Bank ("UNB") which operates in West Virginia through 45 offices, and United Bank, a Virginia state chartered commercial bank headquartered in Fairfax, Virginia and operating principally in Northern Virginia through 25 offices. United also owns United Venture Fund, Inc., a West Virginia capital company which is primarily engaged in lending activities consistent with the requirements of the West Virginia Capital Company Act and the BHCA. As of March 31, 1998, United had consolidated assets of $ 2.78 billion, consolidated deposits of $2.95 billion and shareholders' equity of $363.64 million. See " -- Comparison of Certain Unaudited Per Share Data," " -- Selected Financial Data of United (Historical),"and "Incorporation of Certain Information By Reference."

                  United regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur. Acquisitions typically involve the payment of a premium , and therefore, some dilution of United's book value and net income per common share may occur in connection with any future transactions.

                  Fed One. Fed One is a Delaware corporation and a registered thrift holding company under the Home Owners' Loan Act, as amended ("HOLA"), with its principal executive offices located at 21 Twelfth Street, Wheeling, West Virginia 26003, and its telephone number is (304) 234-1100. Fed One operates through its principal subsidiary, Fed One Bank, a federally chartered savings bank ("Fed One Bank"). Fed One Bank provides a wide range of financial services principally to individuals and offers services customarily provided by banks, including checking, money market, savings and time deposit accounts, real estate and consumer loans. Fed One Bank operates through 12 offices in the northern West Virginia and eastern Ohio area. See " -- Comparison of Certain Unaudited Per Share Data," " -- Selected Financial Data of Fed One (Historical)," "Incorporation of Certain Information By Reference" and "Recent Developments -- Fed One."

SPECIAL MEETINGS; RECORD DATE

                  Fed One. The Fed One Special Meeting will be held at 10:00 a.m., on Friday, September 18, 1998, at Fed One's corporate headquarters located at 21 Twelfth Street, Wheeling, West Virginia 26003. At the Fed One Special Meeting, Fed One shareholders will consider and vote upon approval of the Merger Agreement. The Fed One Board has fixed the close of business on August 4, 1998, as the record date for determining the Fed One shareholders entitled to receive notice of and to vote at the Fed One Special Meeting (the "Fed One Record Date"). As of the Fed One Record Date, there were 2,401,540 shares of Fed One Common Stock issued and outstanding and entitled to be voted at the Special Meeting.

                  United. The United Special Meeting will be held at 10:00 a.m., on Monday, September 21, 1998, at the 10th floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia. At the United Special Meeting, United shareholders will consider and vote upon the United Articles Amendment. The United Board has fixed the close of business on August 3, 1998, as the record date for determining the United shareholders entitled to receive notice of and to vote at the United Special Meeting (the "United Record Date"). As of the United Record Date, there were 39,135,051 shares of United Common Stock issued and outstanding and entitled to be voted at the United Special Meeting.

THE MERGER

                  The Merger Agreement provides that Fed One will merge with and into Merger Sub, which will be the surviving corporation and will be governed by the laws of West Virginia. If the Merger Agreement is approved at the Fed One Special Meeting and the United Articles Amendment is approved at the United Special Meeting, all required governmental and other consents and approvals are obtained and all of the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. A copy of the Merger Agreement is set forth in Appendix A to this Joint Proxy Statement/Prospectus. See "The Merger."

UNITED ARTICLES AMENDMENT

                  In connection with the Merger, the United Board approved the United Articles Amendment to increase the number of authorized shares of United Common Stock from 41,000,000 to 100,000,000 shares. Approval of the United Articles Amendment requires the approval of a majority of the outstanding shares of United Common Stock entitled to vote on the matter. The purpose of the United Articles Amendment is to provide United with a sufficient number of authorized shares of United Common Stock to consummate the Merger and to create sufficient additional shares for future acquisitions, United's benefit plans involving United Common Stock, and other appropriate corporate purposes. Approval of the United Articles Amendment is a condition precedent to consummation of the Merger. United will, under certain circumstances, be able to issue shares of United Common Stock without approval and the creation and future issuance of authorized Common Stock beyond what is necessary for the Merger could have the effect of diluting shareholders' interests. See "The Merger -- Conditions to Consummation" and "United Articles Amendment."

CONSIDERATION; EXCHANGE RATIO

                  Upon consummation of the Merger, all of the outstanding shares of Fed One Common Stock (excluding certain shares held by Fed One, United or their subsidiaries, if any) will be converted into and exchanged for shares of United Common Stock based upon the Exchange Ratio. No fractional shares of United Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Fed One shareholder would be entitled upon consummation of the Merger, based on the average of the last sale prices of the United Common Stock as reported by the Nasdaq Stock Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) for the five trading days immediately preceding the Effective Date (as defined herein).

VOTES REQUIRED AND BOARD RECOMMENDATIONS

                  Fed One. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of the Fed One Common Stock entitled to vote at the Special Meeting. As of the Fed One Record Date, the directors and executive officers of Fed One and their affiliates held 375,384 shares (or approximately 15.0% of the outstanding shares) of Fed One Common Stock so entitled to vote. As of the Fed One Record Date, United held 19,000 shares of Fed One Common Stock and directors and executive officers of United and their affiliates held 100 shares of Fed One Common Stock. As of the Fed One Record Date, Fed One held no shares and United held 43,919 shares of Fed One Common Stock in a fiduciary capacity for others. See "General Information -- Vote Required" and "The Merger -- Interests of Certain Persons in the Merger."

                  The Fed One Board believes that the Merger is in the best interests of Fed One and its shareholders and has unanimously adopted the Merger Agreement and approved the consummation of the transactions contemplated therein. In deciding to adopt the Merger Agreement and approve the transactions contemplated therein, the Fed One Board considered a number of factors, including the financial condition, results of operations and future prospects of Fed One and United and the opinion referred to below. See "The Merger -- Background of the Merger" and "The Merger -- Reasons of Fed One for the Merger."

THE FED ONE BOARD UNANIMOUSLY RECOMMENDS THAT FED ONE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

                  Ryan, Beck & Co., Inc. ("Ryan, Beck") has served as financial adviser to Fed One in connection with the Merger and has rendered an opinion to the Fed One Board that the Exchange Ratio is fair from a financial point of view to Fed One shareholders. For additional information concerning Ryan, Beck and its opinion, see "The Merger -- Opinion of Fed One's Financial Adviser" and the opinion included as Appendix C to this Joint Proxy Statement/Prospectus.

                  United. The affirmative vote of a majority of the outstanding shares of United Common Stock entitled to vote is required for approval of the United Articles Amendment increasing the number of authorized shares of United Common Stock from 41,000,000 to 100,000,000. As of the United Record Date, the directors and executive officers of United and their affiliates held 5,153,503 shares (or approximately 13% of the outstanding shares) of United Common Stock. As of the United Record Date, Fed One held no shares of United Common Stock and directors and executive officers of Fed One and their affiliates held 1,232 shares of United Common Stock. As of the United Record Date, United held 3,473,382 shares and Fed One held no shares of United Common Stock in a fiduciary capacity for others. See "General Information -- Vote Required" and "The Merger -- Interests of Certain Persons in the Merger."

                  The United Board believes that the United Articles Amendment is in the best interests of United and its shareholders and unanimously recommends that United Shareholders vote for the United Articles Amendment. See "Background of the Merger," "Reasons of United for the Merger," and "United Articles Amendment."

THE UNITED BOARD UNANIMOUSLY RECOMMENDS THAT UNITED SHAREHOLDERS VOTE "FOR" APPROVAL OF THE UNITED ARTICLES AMENDMENT.

GENERAL

                  Effective Time. If the Merger Agreement is approved by the requisite vote of the Fed One shareholders, the United Articles Amendment is approved by the requisite vote of United shareholders, all required governmental and other consents and approvals are obtained and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the date (the "Effective Date") and at the time (the "Effective Time") that articles of merger are filed with the West Virginia Secretary of State's Office ("WV Secretary") and the Delaware Secretary of State's Office ("Delaware Secretary"). Subject to the conditions to the obligations of the parties to effect the Merger, the parties have agreed to cause the Effective Date to occur on the fifth business day to occur after the last of the conditions to the consummation of the Merger have been satisfied or waived (or, at the election of United, on the last business day of the month in which such fifth business day occurs, or, if such fifth business day occurs within the last five business days of such month, on the last business day of the succeeding month) or such other date to which the parties may agree in writing. United and Fed One each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated by December 31, 1998, except to the extent that the failure of the Merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate the Merger Agreement. See "The Merger -- Amendment, Waiver and Termination."

                  Delivery of United Certificates. Promptly after the Effective Time, United will send or will cause to be sent transmittal materials to each record holder of shares of Fed One Common Stock outstanding at the Effective Time for use in exchanging those certificates for shares of United Common Stock. See "The Merger -- Distribution of United Certificates."

                  Certain Federal Income Tax Consequences. The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, no gain or loss will be recognized for federal income tax purposes by Fed One shareholders as a result of the Merger except with respect to any cash received in lieu of fractional share interests and no gain or loss will be recognized by United shareholders as a result of the Merger. A condition to consummation of the Merger is the receipt by each of United and

Fed One of an opinion from their respective legal counsel as to the qualification of the Merger as a tax-free reorganization and certain other federal income tax consequences of the Merger. All shareholders should carefully read the discussion of the material federal income tax consequences of the proposed Merger under "The Merger -- Certain Federal Income Tax Consequences" and are urged to consult with their own tax advisers as to the federal, state, local and foreign tax consequences in their particular circumstances.

                  Effects of the Merger on Rights of Fed One Shareholders. As a result of the Merger, holders of Fed One Common Stock who receive shares of United Common Stock will become shareholders of United. For a comparison of the charter and bylaw provisions of United and Fed One governing the rights of United and Fed One shareholders, see "Certain Differences in the Rights of United and Fed One Shareholders."

                  Management After the Merger. United has agreed to cause Alan
E. Groover, the Chief Executive Officer and President of Fed One, to be elected or appointed as a director of United at the Effective Time. United has also agreed to cause four members of the Fed One Board (selected by Fed One after consultation with United), who are members of the Fed One Board immediately prior to the Effective Time, to be elected or appointed to the Northern West Virginia Regional Advisory Board of Directors of UNB. See "The Merger -- Management and Operations After the Merger" and " -- Interests of Certain Persons in the Merger."

                  Interests of Certain Persons in the Merger. Certain members of the management of Fed One have interests in the Merger in addition to their interests generally as shareholders of Fed One. Mr. Groover has commitments regarding the position described above with United and has entered into a consulting agreement with United which generally provides, among other things, that Mr. Groover shall provide consulting services to United during the 18 months following the Effective Time and that United shall (i) pay to Mr. Groover $1,000 per month during such period and (ii) permit Mr. Groover and his spouse to participate in all group insurance, life insurance, health and accident, and disability plans, programs and arrangements offered by United to its executive employees and their spouses for a period commencing on the date that United is no longer required to provide employee benefits to Mr. Groover pursuant to his existing employment agreements with Fed One and Fed One Bank and ending on the earlier of Mr. Groover's 65th birthday and the date of Mr. Groover's full-time employment by any other employer (provided that Mr. Groover is entitled to and accepts, under the terms of such employment, benefits substantially similar to those to be provided pursuant to the consulting agreement). In addition, United has also agreed to cause four members of the Fed One Board (selected by Fed One after consultation with United), who are members of the Fed One Board immediately prior to the Effective Time, to be elected or appointed to the Northern West Virginia Regional Advisory Board of Directors of UNB.

                  Under Fed One's stock benefit plans, all outstanding stock options and recognition share awards held by employees and directors which are not yet vested will accelerate at the Effective Time pursuant to the provisions in the plans related to a change in control of Fed One. In addition, under the Merger Agreement, United has agreed to indemnify, for a period of six years after the Effective Date, the present directors, officers and employees of Fed One for all acts and omissions occurring at or prior to the Effective Time to the same extent as such persons could be indemnified by Fed One as of the date of the Merger Agreement. United has also agreed to provide directors' and officers' liability insurance for the present and former officers and directors of Fed One for a period of six years following the Effective Time.

                  The Merger Agreement provides that all options to acquire Fed One Common Stock outstanding at the Effective Time under the Fed One Stock Plans (as defined below), including those held by management, will be converted at the Exchange Ratio into options to acquire shares of United Common Stock.

                  The Board of Directors of Fed One was aware of these interests and considered them, among other interests and other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "The Merger -- Interests of Certain Persons in the Merger."

                  Conditions to Consummation. Consummation of the Merger is subject to various conditions, including, among other matters: (i) approval of the Merger Agreement by the Fed One shareholders and approval of the United Articles Amendment by the United shareholders; (ii) receipt of all governmental and other consents and approvals necessary to permit consummation of the Merger; and (iii) satisfaction of certain other usual conditions, including the receipt of the tax opinions discussed above. Under the terms of the Merger Agreement, the conditions to the Merger

(other than regulatory and shareholder approvals) may generally be waived by United or Fed One, as applicable. See "The Merger -- Conditions to Consummation" and " -- Amendment, Waiver and Termination."

                  Regulatory Approvals. The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Office of the Comptroller of the Currency ("the OCC"), and may be subject to the approval of or notice to other regulatory authorities. Other applications for approval of the Merger have been filed with such agencies. There can be no assurance that the approval of the Federal Reserve or the OCC or any other authority will be obtained or as to the timing or conditions of such approval. See "The Merger -- Regulatory Approvals."

                  Termination. The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual action of the board of directors of both Fed One and United, or by action of the board of directors of either company under certain circumstances, including (i) the other party breaches and does not timely cure any breach of, a representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach, individually of or in the aggregate, would be reasonably likely-to have a Material Adverse Effect (as defined in the Merger Agreement); (ii) any consent or approval of certain regulatory authorities is denied by final nonappealable action of such authority; (iii) Fed One shareholders fail to approve the Merger Agreement or United shareholders fail to approve the United Articles Amendment;
(iv) if the Merger is not consummated by December 31, 1998, unless the failure to consummate by such time is due to knowing action or inaction of the party seeking to terminate; or (v) the other party's board of directors has failed to recommend approval of The Merger or the United Articles Amendment, as the case may be, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of the other party. Further, Fed One has the right to terminate the Merger Agreement (i) if there is a decline in United's Common Stock Price such that the Average Closing Price divided by the Starting Price (as defined in the Merger Agreement) is less than
0.80 and such quotient is less than a similar quotient calculated by dividing the Final Index Price by the Index Price on the Starting Date, minus 0.20 (as defined in the Merger Agreement), and, (ii) United, after receipt of notice of Fed One's intention to terminate due to such a decline, fails to adjust the Exchange Ratio as provided in the Merger Agreement. See "The Merger -- Amendment, Waiver and Termination."

                  Accounting Treatment. It is intended that the Merger be accounted for under the pooling-of-interests accounting method. It is a condition to closing that Fed One and United shall each have received from KPMG Peat Marwick LLP, and Ernst & Young LLP, their respective independent auditors, letters, dated the date of or shortly prior to the Effective Date, rendering their respective opinions that the Merger qualifies for pooling-of-interests accounting treatment.

                  United and Fed One have no reason to believe that the Merger will not qualify as a pooling of interests for financial accounting and financial reporting purposes, provided that Fed One reissues approximately 224,000 shares of Fed One Common Stock for fair value to individuals or entities unaffiliated with Fed One and United prior to the Effective Time (the "Fed One Stock Sale"). Fed One has agreed in the Merger Agreement to use its reasonable best efforts to effect the Fed One Stock Sale prior to the Effective Time after the Merger has been approved by the Fed One shareholders, the United Articles Amendment has been approved by the United shareholders and all required regulatory approvals have been obtained.

                  No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Joint Proxy Statement/Prospectus, the parties have no reason to believe that any of the conditions set forth above will not be satisfied.

                  Bank Merger. Each of Fed One and United have agreed to use reasonable best efforts to cause and effect the merger of Fed One Bank into United National Bank (the "Bank Merger") as promptly as reasonably practicable following the Effective Date.

                  No Dissenters' Rights. Under the Delaware General Corporate Law (the "DGCL"), holders of Fed One Common Stock have no dissenters' rights in connection with the Merger. Under the West Virginia Corporation Act ("WVCA"), holders of United Common Stock have no dissenters' rights in connection with the United Articles Amendment. See "The Merger -- No Dissenters' Rights."

                  Resales of United Common Stock. The shares of United Common Stock to be issued in connection with the Merger will be freely tradeable by the holders of such shares, provided that the resale of shares held by persons who may be deemed to be "affiliates" of Fed One and United under applicable federal securities laws will be subject to the requirements of such laws and regulations thereunder, as well as restrictions which are intended to ensure that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles.

                  Stock Option Agreement. As a condition and an inducement to United's entering into the Merger Agreement, on February 18, 1998, Fed One, as issuer, entered into a stock option agreement with United, as grantee (the "Stock Option Agreement"). The Stock Option Agreement is attached hereto as Appendix B and is incorporated by reference herein.

                  Pursuant to the Stock Option Agreement, Fed One granted to United an irrevocable option (the "Option") pursuant to which United has the right, upon the occurrence of certain events (none of which has occurred to the best of United's and Fed One's knowledge), to purchase up to 474,800 shares of Fed One Common Stock, subject to adjustment in certain cases as described below but in no event exceeding 19.9% of the number of shares of Fed One Common Stock outstanding immediately before exercise of the Option, for a purchase price of $33.50 per share, subject to termination during certain periods.

                  Under certain circumstances, United also could elect to sell the Option, and any shares previously purchased thereunder, back to Fed One at a price generally reflecting the price offered or paid by a third-party acquirer for other shares of Fed One (minus the exercise price of the Option if the Option has not been exercised). Alternatively, under certain circumstances, United could surrender the Option for a cash payment from Fed One of $4 million, subject to adjustment under certain circumstances.

                  If the Merger Agreement is terminated either subsequent to the occurrence of an Initial Triggering Event (as defined herein) or by United as the result of a willful breach by Fed One, then the Stock Option Agreement will survive until 14 months after such termination. United will be entitled to exercise its rights under the Stock Option Agreement if a Subsequent Triggering Event (as defined herein) also occurs prior to the expiration of such 14 month period. The purchase of any shares of Fed One Common Stock pursuant to the Option is subject to compliance with applicable law, including, but not limited to, the receipt of necessary approvals under the BHCA.

                  Arrangements such as the Stock Option Agreement are customarily entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms and to compensate the grantee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the option issuer by a third party. The Stock Option Agreement was entered into to accomplish these objectives. The Stock Option Agreement may have the effect of discouraging offers by third parties to acquire Fed One prior to the Merger, even if such persons might have been prepared to offer to pay consideration to Fed One shareholders that has a higher current market price than the shares of United Common Stock to be received by such holders pursuant to the Merger Agreement. See "The Merger -- Background of the Merger," "The Merger -- Reasons of Fed One for the Merger," "The Merger -- Reasons of United for the Merger," "The Merger -- Stock Option Agreement" and Appendix B to this Joint Proxy Statement/Prospectus.

RECENT DEVELOPMENTS

                  UNITED. During the second quarter of 1998, United completed the merger of George Mason Bankshares, Inc. ("George Mason"), Fairfax, Virginia. In connection with the merger, United incurred merger-related and one-time charges to consolidate George Mason's operations and conform certain policies to those of United. In addition, United implemented a strategic tax initiative in the second quarter related to restructuring certain operations that reduced income tax expense in the second quarter and will reduce income tax expense for the remainder of 1998. Excluding the aforementioned charges and initiatives, core earnings for the second quarter and first half of 1998 were 37(cents) and 72(cents) per share, respectively. United reported second quarter and first half 1998 earnings of 17(cents) and 52(cents) per share, respectively. See "Recent Developments---United."

                  FED ONE. Fed One reported net income of $1.4 million for the six months ended June 30, 1998, compared to net income of $1.6 million for the six months ended June 30, 1997. Earnings per diluted share were 58 cents for the six months ended June 30, 1998, compared to 69 cents per diluted share for the year earlier period.

                  Net income for the quarter ended June 30, 1998 was $725,000 or 30 cents per diluted share compared to $818,000 or 35 cents per diluted share for the comparable period in 1997. The annualized return on average assets and annualized return on average equity for the quarter ended June 30, 1998 were .78 percent and 7.02 percent, respectively. See "Recent Developments--Fed One."

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

                  United Common Stock and Fed One Common Stock are each traded on the Nasdaq Stock Market. The following table sets forth the last sale price of United Common Stock, the last sale price of Fed One Common Stock, and the equivalent price per share (as explained below) of Fed One Common Stock at (i) the close of business on February 17, 1998, the last trading day immediately preceding the public announcement of the Merger, and (ii) July 29, 1998, the last practicable date prior to the mailing of this Joint Proxy Statement/Prospectus:

                                              MARKET PRICE PER SHARE
                                              ----------------------
                                          UNITED                 FED ONE                     EQUIVALENT PER
                                     COMMON STOCK (1)            COMMON STOCK                PRICE SHARE (2)
                                     ----------------            ------------                ---------------
February 17, 1998                        $ 24.31                    $33.50                       $36.47
July 29, 1998                            $ 29.00                    $41.50                       $43.50


(1) United's stock price has been adjusted to reflect the the two for one stock split effected in the form of a 100% stock dividend, payable as of March 27, 1998.

(2) The equivalent price per share of Fed One Common Stock at the specified dates represents the last sale price of a share of United Common Stock on such date multiplied by the Exchange Ratio of 1.5.

                  Shareholders are advised to obtain current market quotations for United Common Stock. The market price of United Common Stock will fluctuate between the date of this Joint Proxy Statement/Prospectus and the Effective
Time. Fluctuations in the market price of United Common Stock will result in an increase or decrease in the market value of the consideration to be received by holders of Fed One Common Stock in the Merger. The number of shares of United
Common Stock to be received for each share of Fed One Common Stock has been fixed by the Exchange Ratio. Accordingly, an increase in the market value of United Common Stock will increase the market value of the consideration to be received in the Merger. A decrease in the market value of United Common Stock will have the opposite effect. The market value of the consideration at the time of the Merger will depend upon the market value of a share of United Common
Stock at such time. See "Comparative Market Prices and Dividends."

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

                  The following summary presents selected comparative unaudited per share data for United and Fed One on an historical basis and on a pro forma combined basis and equivalent pro forma combined basis assuming the Merger had been effective during the periods presented and accounted for under the pooling-of-interests accounting method. On April 2, 1998, United consummated the merger with George Mason Bankshares, Inc. using the pooling of interests method of accounting. Accordingly, all United financial information has been restated to reflect the George Mason acquisition. The information shown below should be read in conjunction with the historical financial data and statements of United and Fed One incorporated by reference herein, including the respective notes thereto. See "Available Information," "Incorporation of Certain Information by
Reference," " -- Selected Financial Data of United

                                       9





(Historical)," " -- Selected Financial Data of Fed One (Historical)", "Selected
Financial of Data United and Fed One (ProForma Combined)", and "The Merger --
Accounting Treatment."

                  The per share data set forth herein are presented for comparative purposes only and are not necessarily indicative of the future combined financial position, the results of the future operations or the actual results or combined financial position of United that would have been achieved had the Merger and the Fed One Stock Sale been consummated as of the dates or for the periods indicated. While no assurance can be given, United expects that it will achieve substantial benefits from the Merger, including operating cost savings and revenue enhancements. However, the pro forma comparative unaudited per share data do not reflect any direct costs, potential savings or revenue enhancements which are expected to result from the consolidation of operations of Fed One and United and, therefore, do not purport to be indicative of the results of future operations of United. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period.

                  To conform with pooling of interests criteria and as discussed herein, Fed One has agreed in the Merger Agreement to use its reasonable best efforts to effect a sale of Fed One Common Stock prior to the Effective Time after the Merger has been approved by the Fed One shareholders, the United
Articles Amendment has been approved by the United shareholders and all required regulatory approvals have been obtained. The impact of such sale on the following comparative data is not material.

                                       10





COMPARATIVE PER SHARE DATA (UNAUDITED)


                                                                                    Years Ended December 31,
                                                        Three Months Ended      ------------------------------
                                                         March 31, 1998         1997        1996         1995
                                                        ------------------      ----        ----         ----
UNITED BANKSHARES, INC.
Basic net income per common share
   Historical                                                $0.35             $1.27        $0.97       $1.02
   Fed One pro forma combined (1)                            $0.34             $1.24        $0.94       $1.01

Diluted net income per common share
   Historical                                                $0.35             $1.25        $0.96       $1.02
   Fed One pro forma combined (1)                            $0.33             $1.22        $0.93       $1.00

Dividends per common share
   Historical (2)                                            $0.175            $0.675       $0.620      $0.585
   Fed One pro forma combined (2)                            $0.175            $0.675       $0.620      $0.585

Book value per common share
   Historical                                                $9.31             $9.14        $8.34       $8.01
   Fed One pro forma combined (1)                            $9.52             $9.35        $8.59       $8.27

FED ONE BANCORP, INC.
Basic net income per common share
   Historical                                                $0.30             $1.43        $0.97       $1.24
   Equivalent Fed One pro forma combined (3)                 $0.51             $1.87        $1.41       $1.51

Diluted net income per common share
   Historical                                                $0.28             $1.36        $0.94       $1.20
   Equivalent Fed One pro forma combined (3)                 $0.50             $1.83        $1.39       $1.49

Dividends per common share
   Historical                                                $0.155            $0.600       $0.560      $0.520
   Equivalent Fed One pro forma combined (3)                 $0.263            $1.013       $0.930      $0.878

Book value per common share
   Historical (4)                                            $17.83            $17.67       $16.88      $16.34
   Equivalent Fed One pro forma combined (3)                 $14.28            $14.03       $12.88      $12.40

-------------
(1) Assumes receipt of 100% of the outstanding shares of Fed One Common Stock in exchange for United Common Stock at the Exchange Ratio.
(2) Cash dividends are the amounts declared by United and do not include cash dividends of acquired subsidiaries prior to the dates of consummation.
(3) The equivalent per share amounts are the result of multiplying the pro forma combined dividends, the pro forma combined net income, and pro forma combined book value by the Exchange Ratio.
(4)  Amounts calculated exclude ESOP shares not committed to be released.

SELECTED FINANCIAL DATA OF UNITED (HISTORICAL)

                  The following table sets forth selected historical financial data of United and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with United's audited consolidated financial statements, including the respective notes thereto, and unaudited interim financial information, in each case incorporated herein by reference. On April 2, 1998, United consummated the merger with George Mason Bankshares, Inc. using the pooling of interests method of accounting. Accordingly, the United information has been restated to reflect the George Mason acquisition. The interim financial information has been derived from unaudited financial statements of United, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair statement of the results for the unaudited interim periods. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period. See "Incorporation of Certain Information by Reference."

                              At or for the Three Months Ended
                                         March 31,                                At or for the Year Ended December 31,
                              --------------------------------    -----------------------------------------------------------------
                                    1998            1997          1997           1996            1995          1994           1993
                                    ----            ----          ----           ----            ----          ----           ----
                                                             (Dollars in thousands, except per share data)
SUMMARY OF OPERATIONS:
Total interest income            $   69,666      $   59,062   $  254,758     $  226,085     $  209,934     $  181,296    $  169,358
Total interest expense               32,480          26,566      117,060         99,449         90,116         67,299        64,877
Net interest income                  37,186          32,496      137,698        126,636        119,818        113,997       104,481
Provision for loan losses             2,050             603        3,120          2,791          2,338          2,369         5,450
Other income                         13,850           7,719       36,376         29,041         25,111         17,628        17,911
Other expenses                       27,809          21,979       95,757         95,728         83,605         76,361        72,707
Income taxes                          7,431           5,769       25,178         19,763         19,877         17,539        13,761
Income before cumulative
 effect of accounting change         13,746          11,864       49,019         37,395         39,109         35,356        30,474
Net income                           13,746          11,864       49,019         37,395         39,109         35,356        32,020
Cash dividends (1)                    5,251           4,965       20,344         17,847         13,817         12,604        10,918

PER COMMON SHARE: (2)
 Income before cumulative
  effect of accounting change:
    Basic                              0.35            0.31         1.27           0.97           1.02           0.93          0.82
    Diluted                            0.35            0.30         1.25           0.96           1.02           0.92          0.81
 Net income:
    Basic                              0.35            0.31         1.27           0.97           1.02           0.93          0.86
    Diluted                            0.35            0.30         1.25           0.96           1.02           0.92          0.85
  Cash dividends (1)                   0.175           0.165        0.675          0.620          0.585          0.530         0.475
  Book value                           9.31            8.39         9.14           8.34           8.01           7.23          6.88

SELECTED RATIOS:
Return on average
  shareholders' equity                15.37%          14.74%       14.56%         11.83%         13.47%         13.05%        12.96%
Return on average assets               1.54%           1.53%        1.47%          1.24%          1.42%          1.36%         1.32%

SELECTED BALANCE SHEET DATA:
Average assets                   $3,616,853      $3,135,575   $3,328,328     $3,013,511     $2,757,851     $2,591,597    $2,433,265
Investment Securities               801,070         717,187      826,831        677,764        582,953        594,983       620,052
Total loans                       2,781,391       2,289,955    2,607,406      2,294,200      2,088,026      1,917,237     1,705,359
Total assets                      3,804,958       3,219,995    3,726,359      3,199,347      2,889,826      2,721,139     2,496,636
Total deposits                    2,950,014       2,614,647    2,925,349      2,521,148      2,329,063      2,174,992     2,072,020
Long-term borrowings                  5,162           6,797        5,695         29,621         39,497         84,374        32,564
Total borrowings and
  other liabilities                 491,301         281,605      445,536        355,341        253,602        273,737       163,736
Shareholders' equity                363,643         323,743      355,474        322,858        307,161        272,410       260,880

-----------
(1) Cash dividends are the amounts declared by United and do not include cash dividends of acquired subsidiaries prior to the dates of consummation.

(2) All references to per share data have been retroactively restated for the effect of a two-for-one stock split effected in the form of a 100% stock dividend distributed on March 27, 1998, to shareholders of record as of March 13, 1998.

SELECTED FINANCIAL DATA OF FED ONE (HISTORICAL)

                  The following table sets forth selected historical financial data of Fed One and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with Fed One's audited consolidated financial statements, including the respective notes thereto, and unaudited interim financial information, in each case incorporated herein by reference. The interim financial information has been derived from unaudited financial statements of Fed One, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair statement of the results for the unaudited interim periods. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period. See "Incorporation of Certain Information by Reference."

                               At or for the Three Months Ended
                                            March 31,                         At or for the Year Ended December 31,
                               --------------------------------    -------------------------------------------------------------
                                       1998          1997          1997           1996         1995          1994           1993
                                       ----          ----          ----           ----         ----          ----           ----
                                                                            (Dollars in thousands, except per share data)
SUMMARY OF OPERATIONS:
Total interest income                $  6,593      $  6,190      $ 25,694      $ 24,556      $ 23,022      $ 18,717    $ 17,252
Total interest expense                  3,755         3,240        14,062        12,807        11,325         8,585       7,855
Net interest income                     2,838         2,950        11,632        11,749        11,697        10,132       9,397
Provision for loan losses                  30            30           160            90           120           115         254
Other income                              162           150           692           613           624           622         785
Other expenses                          1,886         1,733         7,095         8,657         7,127         6,126       5,804
Income taxes                              409           516         1,827         1,291         1,824         1,649       1,465
Income before cumulative
 effect of accounting change              675           821         3,242         2,324         3,250         2,864       2,659
Net income                                675           821         3,242         2,324         3,250         2,864       3,165
Cash dividends                            354           338         1,368         1,350         1,373            (1)         (1)

PER COMMON SHARE:
 Income before cumulative
  effect of accounting change:
    Basic                                0.30          0.36          1.43          0.97          1.24            (1)         (1)
    Diluted                              0.28          0.34          1.36          0.94          1.20            (1)         (1)
 Net income:
    Basic                                0.30          0.36          1.43          0.97          1.24            (1)         (1)
    Diluted                              0.28          0.34          1.36          0.94          1.20            (1)         (1)
  Cash dividends                         0.155         0.145         0.60          0.56          0.52            (1)         (1)
  Book value (2)                        17.83         17.07         17.67         16.88         16.34            (1)         (1)

SELECTED RATIOS:
Return on average
  shareholders' equity                   6.65%         8.23%         8.18%         5.70%         7.73%        10.33%      12.47%
Return on average assets                 0.73%         0.96%         0.92%         0.69%         1.02%         1.04%       1.33%

SELECTED BALANCE SHEET DATA:
Average assets                       $368,329      $342,870      $353,974      $339,083      $319,780      $276,083    $237,537
Investment Securities                 174,174       184,009       179,011       187,256       188,228       161,117     126,251
Total loans                           168,895       145,073       167,618       134,835       120,950       113,832     109,226
Total assets                          367,667       346,214       366,776       341,897       334,297       303,465     247,872
Total deposits                        264,096       253,244       258,913       249,685       241,567       238,541     184,160
Long-term borrowings                   38,510        22,576        40,979        15,256         4,948         7,000      12,300
Total borrowings and
  other liabilities                    62,243        52,774        67,281        52,238        50,630        36,205      36,860
Shareholders' equity                   41,328        40,196        40,582        39,974        42,100        28,719      26,852

----------------
(1) Information is not applicable as Fed One did not complete its stock offering and reorganization of Fed One Bank until January 19, 1995.
(2) Amounts calculated exclude ESOP shares not committed to be released.

UNITED AND FED ONE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

                  The following table sets forth selected unaudited pro forma financial data giving effect to the Merger as though United and Fed One had been combined during all periods presented. On April 2, 1998, United consummated the merger with George Mason Bankshares, Inc. using the pooling of interests method of accounting. Accordingly, all United financial information has been restated to reflect the George Mason acquisition.

                  The Merger is expected to be accounted for as a pooling-of-interests. Such selected unaudited pro forma financial data should be read in conjunction with the United and Fed One Unaudited Pro Forma Condensed Consolidated Financial Statements, including the notes thereto. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of the actual financial position that would have existed had the Merger been consummated as of the beginning of the periods indicated below, or that may exist in the future. The Unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of the results that would have occurred had the Merger and the Fed One Stock Sale been consummated on the date indicated or that may be achieved in the future. To conform with pooling of interests criteria and as discussed elsewhere herein, Fed One has agreed in the Merger Agreement to use its reasonable best efforts to effect the Fed One Stock Sale prior to the Effective Time after the Merger has been approved by the Fed One shareholders, the United Articles Amendment has been approved by the United shareholders and all required regulatory approvals have been obtained. The impact of such sale on the following Selected Financial Data of United and Fed One (ProForma Combined) is not material. See "Incorporation of Certain Information by Reference" and "United and Fed One Unaudited Pro Forma Condensed Consolidated Financial Information."

SELECTED FINANCIAL DATA OF UNITED AND FED ONE (PRO FORMA COMBINED) (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                              At or for the Three Months Ended
                                          March 31,                              At or for the Year Ended December 31,
                              --------------------------------    ----------------------------------------------------------------
                                     1998           1997               1997         1996         1995         1994           1993
                                     ----           ----               ----         ----         ----         ----           ----
SUMMARY OF OPERATIONS:
Total interest income            $   76,259     $   65,252        $  280,452    $  250,641    $  232,956   $  200,013   $  186,610
Total interest expense               36,235         29,806           131,122       112,256       101,441       75,884       72,732
Net interest income                  40,024         35,446           149,330       138,385       131,515      124,129      113,878
Provision for loan losses             2,080            633             3,280         2,881         2,458        2,484        5,704
Other income                         14,012          7,869            37,068        29,654        25,735       18,250       18,696
Other expenses                       29,695         23,712           103,852       104,385        90,732       82,487       78,511
Income taxes                          7,840          6,285            27,005        21,054        21,701       19,188       15,226
Income before cumulative
 effect of accounting change         14,421         12,685            52,261        39,719        42,359       38,220       33,133
Net income                           14,421         12,685            52,261        39,719        42,359       38,220       35,185
Cash dividends (1)                    5,251          4,965            20,344        17,847        13,817       12,604       10,918

PER COMMON SHARE:
 Income before cumulative
  effect of accounting change:
    Basic                              0.34           0.30              1.24          0.94          1.01         0.85         0.76
    Diluted                            0.33           0.30              1.22          0.93          1.00         0.84         0.75
 Net income:
    Basic                              0.34           0.30              1.24          0.94          1.01         0.85         0.80
    Diluted                            0.33           0.30              1.22          0.93          1.00         0.84         0.80
  Cash dividends (1)                   0.175          0.165             0.675         0.620         0.585        0.530        0.475
  Book value                           9.52           8.64              9.35          8.59          8.27         7.99         7.59

SELECTED RATIOS:
Return on average
  shareholders' equity                14.50%         14.04%            13.89%        11.13%        12.75%       12.79%       12.91%
Return on average assets               1.47%          1.48%             1.42%         1.18%         1.38%        1.33%        1.32%

SELECTED BALANCE SHEET DATA:
Average assets                    3,985,182      3,478,445         3,682,302     3,352,594     3,077,631    2,867,680    2,670,802
Investment Securities               975,244        901,196         1,005,842       865,020       771,181      756,100      746,303
Total loans                       2,950,286      2,435,028         2,787,458     2,429,035     2,208,976    2,031,069    1,814,585
Total assets                      4,172,625      3,566,209         4,093,135     3,541,244     3,224,123    3,024,604    2,744,508
Total deposits                    3,214,110      2,867,891         3,184,262     2,770,833     2,570,630    2,413,533    2,256,180
Long-term borrowings                 43,672         29,373            46,674        44,877        44,445       91,374       44,864
Total borrowings and
  other liabilities                 553,544        334,379           512,817       407,579       304,232      309,942      200,596
Shareholders' equity                404,971        363,939           396,056       362,832       349,261      301,129      287,732

-------------
(1) Cash dividends are the amounts declared by United and do not include cash dividends of acquired subsidiaries prior to the dates of consummation.

                              RECENT DEVELOPMENTS

UNITED

                  United reported second quarter and first half 1998 earnings of 17(cents) and 52(cents) per share, respectively. This compares with 31(cents) and 61(cents) per share reported a year earlier. United earned $20.6 million of net income for the first six months of 1998, compared to $24.0 million reported during the first half of 1997. These amounts have been restated to include the acquisition of George Mason.

                  On April 2, 1998, United completed its acquisition of George Mason Bankshares, Inc. ("George Mason"), Fairfax, Virginia. In connection with the merger, United recognized approximately $8 million of merger-related charges. Merger-related charges consisted primarily of employee benefits, severance, facilities, system costs and other costs to effect the merger. One-time charges of approximately $7 million were also incurred to align George Mason's operations and policies to those of United and to realign certain other operating components within the new organizational structure. In addition, United implemented certain strategic income tax initiatives in the second quarter that reduced the effective tax rate for 1998 from 35% to approximately 28%. In future years (beyond 1998) the estimated effective tax rate is expected to return to approximately 35%. Excluding the aforementioned charges and initiatives, core earnings for the second quarter and first half of 1998 were 37(cents) and 72(cents) per share, respectively.

                  On a tax-equivalent basis, the net interest margin declined slightly to 4.51% for the first six months of 1998 as compared to 4.56% for the first six months of 1997. Higher average loan volume of $446.3 million for the first half of 1998 was the primary reason for the $10.9 million increase in net interest income over the same period of 1997. Other income, excluding security transactions, increased $7.7 million or 49.3% when comparing the first six months of 1998 to the first six months of 1997 primarily from increased income from mortgage banking operations. Other expense increased $22.3 million or 50.5% when comparing the first six months of 1998 to the first six months of 1997 due to the previously mentioned merger and one-time restructuring charges and United's third quarter 1997 purchase acquisition of First Patriot Bankshares Corporation. For the six months ended June 30, 1998, income taxes approximated $7.9 million compared to $12.1 million for the six months ended June 30, 1997. This decrease is principally the result of certain tax initiatives implemented by United and lower earnings due to merger-related and other charges. For the six months ended June 30, 1998 and 1997, the provision for loan losses was $7.3 million and $1.2 million, respectively.

FED ONE

                  Fed One reported that net income for the quarter ended June 30, 1998 was $725,000 or 30 cents per diluted share compared to $818,000 or 35 cents per diluted share for the comparable period in 1997. The annualized return on average assets and annualized return on average equity for the quarter ended June 30, 1998 were .78 and 7.02 percent respectively.

                  For the six months ended June 30, 1998, earnings per diluted share were 58 cents compared to 69 cents per diluted share for the year earlier period. Net income was $1.4 million for the six months ended June 30, 1998 compared to $1.6 million for the same period in 1997. Net income was impacted by a decrease in net interest income as a result of a decline in rates earned on interest earning assets and an increase in the rates paid on interest bearing liabilities, resulting in a narrower net interest margin. Net income was also impacted by an increase in operating expenses of $268,000 due mostly to the establishment of three 7 Day Bank Centers and seven ATM's during the last twelve months.

                  Fed One's total assets grew to $373.8 million at June 30, 1998 compared to $366.8 million at December 31, 1997. Net loans receivable increased to $167.7 million at June 30, 1998 versus $166.1 million at year-end 1997. Deposits increased to $259.9 million at June 30, 1998 compared to $258.9 million at year-end 1997. Shareholders' equity was $41.9 million at June 30, 1998 representing a capital-to-assets ratio of 11.20 percent.

                              GENERAL INFORMATION

Special Meetings

                  This Joint Proxy Statement/Prospectus is being furnished to the shareholders of Fed One and United in connection with the solicitation of proxies by the Fed One Board and United Board for use at the Fed One Special Meeting and the United Special Meeting, respectively.

Fed One

                  The Fed One Special Meeting will be held at Fed One's corporate headquarters, located at 21 Twelfth Street, Wheeling, West Virginia 26003, at 10:00 a.m., on Friday, September 18, 1998, and any adjournments and postponements thereof to consider and vote upon a proposal to approve the Merger Agreement.

United

                  The United Special Meeting will be held at the 10th floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia 26102, at 10:00 a.m., on Monday, September 21, 1998, and at any adjournments and postponements thereof to consider and vote upon the proposal to approve the United Articles Amendment increasing the number of authorized shares of United Common Stock from 41,000,000 to 100,000,000 shares.

RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

Fed One

                  The Fed One Board has fixed the close of business on August 4, 1998 as the record date for determining the Fed One shareholders entitled to receive notice of and to vote at the Fed One Special Meeting. Only holders of record of Fed One Common Stock as of the Fed One Record Date are entitled to notice of and to vote at the Special Meeting. As of the Fed One Record Date, 2,401,540 shares of Fed One Common Stock were issued and outstanding (all of which are entitled to vote at the Fed One Special Meeting) and held by approximately ____ record holders. Holders of Fed One Common Stock are entitled to one vote on each matter considered and voted on at the Special Meeting for each share of Fed One Common Stock held of record at the close of business on the Fed One Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Fed One Common Stock entitled to vote at the Fed One Special Meeting is necessary to constitute a quorum at the Fed One Special Meeting. For purposes of determining the presence of a quorum, abstentions will be counted as shares present. The proposal to approve the Merger is a non- discretionary item on which brokers or other nominee holders may not vote unless they receive instructions from the beneficial owner. However, because there are no discretionary proposals to be voted on by Fed One's shareholders, there will be no "broker non-votes" at the Fed One Special Meeting. Because approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of Fed One Common Stock, abstentions and the failure to vote will have the effect of votes against the Merger Agreement.

                  Proxies in the form delivered to Fed One Shareholders with this Joint Proxy Statement/Prospectus are being solicited by the Fed One Board. Shares of Fed One Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted "FOR" approval of the Merger Agreement, and as determined by a majority of the Fed One Board as to any other matter that may come before the Fed One Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the Fed One Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided, however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement.

                  A Fed One shareholder who has given a proxy may revoke it at any time prior to its exercise at the Fed One Special Meeting by (i) giving written notice of revocation to the Secretary of Fed One, (ii) properly submitting to Fed One a duly executed proxy bearing a later date, or (iii) voting in person at the Fed One Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Fed One as follows:

Jean E. Huff, Corporate Secretary, Fed One Bancorp, Inc., 21 Twelfth Street, Wheeling, West Virginia 26003. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with Fed One's Secretary or other person responsible for tabulating votes on behalf of Fed One.

                  Fed One has retained ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon") to assist Fed One in connection with its communications with its shareholders with respect to, and to provide other services to Fed One in connection with, the Special Meeting. ChaseMellon will receive a fee of $3,750 for its services and reimbursement of reasonable out-of-pocket expenses in connection therewith. Fed One has agreed to indemnify ChaseMellon against certain liabilities arising out of or in connection with its engagement.

United

                  The United Board has fixed the close of business on August 3, 1998, as the record date for determining the United shareholders entitled to receive notice of and to vote at the United Special Meeting. Only holders of record of United Common Stock as of the United Record Date are entitled to notice of and to vote at the United Special Meeting. As of the United Record Date, 39,135,251 shares of United Common Stock were issued and outstanding and held by approximately 6,025 record holders. Holders of United Common Stock are entitled to one vote on each matter considered and voted on at the United Special Meeting for each share of United Common Stock held of record at the close of business on the United Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of United Common Stock entitled to vote at the United Special Meeting is necessary to constitute a quorum at the United Special Meeting. For purposes of determining the presence of a quorum, abstentions will be counted as shares present. The proposal to approve the United Articles Amendment is a non-discretionary item on which brokers or other nominee holders may not vote unless they receive instructions from the beneficial owner. Because there are no discretionary proposals to be voted on by United's shareholders, there will be no "broker non-votes" at the United Special Meeting. However, because the United Articles Amendment to increase the number of authorized shares from 41 million to 100 million shares requires the affirmative vote of a majority of the outstanding shares of United Common Stock, abstentions and the failure to vote will have the effect of voting against the United Articles Amendment.

                  Proxies in the form delivered to United Shareholders with this Joint Proxy Statement/Prospectus are being solicited by the United Board. Shares of United Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted "FOR" approval of the United Articles Amendment to increase the number of authorized shares of United Common Stock from 41,000,000 to 100,000,000 shares, and as determined by a majority of the United Board as to any other matter that may come before the United Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided, however, that no proxy which is voted against either of the proposals will be voted in favor of any such adjournment or postponement.

                  A United shareholder who has given a proxy may revoke it at any time prior to its exercise at the United Special Meeting by (i) giving written notice of revocation to the Secretary of United, (ii) properly submitting to United a duly executed proxy bearing a later date, or (iii) voting in person at the United Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to United as follows: United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26102, Attention: Steven E. Wilson, Executive Vice President and Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with United's Secretary or other person responsible for tabulating votes on behalf of United.

                  United has retained Corporate Investor Communications, Inc. ("CIC") to assist United in connection with its communications with its shareholders with respect to, and to provide other services to United in connection with, the

Special Meeting. CIC will receive a fee of $3,500 for its services and reimbursement of out-of-pocket expenses in connection therewith. United has agreed to indemnify CIC against certain liabilities arising out of or in connection with its engagement.

GENERAL

                  The expense of soliciting proxies for the Fed One Special Meeting and the United Special Meeting will be paid for by Fed One and United, respectively. Pursuant to the Merger Agreement, United has agreed to share equally with Fed One all filing fees and printing expenses payable in connection with the Registration Statement and this Joint Proxy Statement/Prospectus. In addition to the solicitation of shareholders of record by mail, telephone or personal contact, Fed One and United and their appropriate agents will be contacting brokers, dealers, banks and voting trustees or their nominees who can be identified as record holders of Fed One and United Common Stock, respectively; such holders, after inquiry by Fed One and United, respectively, will provide information concerning quantity of proxy and other materials needed to supply such materials to beneficial owners, and Fed One and United, respectively, will reimburse them for the expense of mailing the proxy materials to such persons.

VOTES REQUIRED

Fed One

                  Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Fed One Common Stock outstanding as of the Fed One Record Date.

                  As of the Fed One Record Date, Fed One directors and executive officers and their affiliates held approximately 15.0% of the outstanding shares of Fed One Common Stock entitled to vote at the Fed One Special Meeting. As of the Fed One Record Date, United holds 19,000 shares of Fed One Common Stock and one of its directors, William W. Wagner, owns 100 shares of Fed One Common Stock. See "The Merger -- Interests of Certain Persons in the Merger."

United

                  Approval of the United Articles Amendment requires the affirmative vote of a majority of the outstanding shares of United Common Stock entitled to vote on the matter at the United Special Meeting. As of the United Record Date, United directors and executive officers and their affiliates held approximately 13% of the outstanding shares of United Common Stock entitled to vote at the United Special Meeting. As of the United Record Date, Fed One held no shares of United Common Stock and its directors and executive officers or their affiliates held 1,232 shares of United Common Stock.

RECOMMENDATION OF FED ONE BOARD OF DIRECTORS

                  For the reasons described in the section of this Joint Proxy Statement/Prospectus entitled "The Merger -- Reasons of Fed One for the Merger," the Fed One Board has unanimously adopted the Merger Agreement, believes that the Merger is in the best interests of Fed One and its shareholders and unanimously recommends that shareholders of Fed One vote "FOR" approval of the Merger Agreement. See "The Merger -- Background of the Merger," " -- Reasons of Fed One for the Merger" and -- "Interests of Certain Persons in the Merger."

RECOMMENDATION OF UNITED BOARD OF DIRECTORS

                  For the reasons described in the section of this Joint Proxy Statement/Prospectus entitled "The Merger -- Reasons of United for the Merger," the United Board has unanimously approved the United Articles Amendment and believes that such proposal is in the best interests of United and its shareholders and unanimously recommends that shareholders of United vote "FOR" approval of the United Articles Amendment. See "The Merger -- Background of the Merger," " -- Reasons of United for the Merger" and "United Articles Amendment."

                                   THE MERGER

                  The following information describes certain information pertaining to the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement and related Plan of Merger, which are attached as Appendix A and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

                  The Merger Agreement provides for a transaction in which Fed One will merge with and into Merger Sub. Merger Sub will be the surviving corporation of the Merger. At the Effective Time, each share of issued and outstanding Fed One Common Stock will cease to be outstanding and each such share (other than certain shares held by Fed One, United or their subsidiaries, if any) will be converted into and exchanged for 1.5 shares of United Common Stock. The Merger Agreement provides that in the event United changes (or establishes a record date for changing) the number of shares of United Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding United Common Stock and the record date for such transaction is prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. The above Exchange Ratio reflects United's 100% stock dividend paid March 27, 1998 to shareholders of record as the close of business on of March 13, 1998.

                  The Merger Agreement provides that United may change the method of effecting the combination with Fed One at any time prior to the Effective Time, provided that it cannot alter the consideration to be received by Fed One shareholders, adversely affect the tax treatment for Fed One shareholders or materially delay the transactions contemplated by the Merger Agreement.

BACKGROUND OF THE MERGER

                  On September 17, 1997, the Executive Committee of Fed One reviewed merger and acquisition trends in the banking industry and considered Fed One's competitive position in the market. The Executive Committee considered the increase in competition from non-bank financial service providers and large regional bank companies, and the committee reviewed the then current level of bank and thrift stock prices. After a considerable amount of discussion, the Executive Committee concluded that it might be beneficial for Fed One and its shareholders to consider exploring the possibility of a merger. The Committee requested that this matter be brought before the Board for full discussion and consideration.

                  The Board of Directors of Fed One considered the matter previously discussed with the Executive Committee, and after a lengthy discussion, the Board of Directors authorized Chairman Groover and Director Anetakis to meet with Ryan, Beck, who had assisted Fed One as a financial advisor in connection with its mutual holding company reorganization and stock conversion. In October 1997, Chairman Groover and Director Anetakis met with Ryan, Beck and subsequently engaged Ryan, Beck to serve as Fed One's financial advisor in connection with a possible sale or merger of Fed One.

                  Ryan, Beck, in consultation with Fed One, prepared a confidential offering memorandum containing September 30, 1997 financial information. In December 1997, Ryan, Beck contacted 12 financial institutions or their holding companies, which Ryan, Beck and Fed One had identified as possible acquirors, to determine to what extent, if any, there was a preliminary indication of interest in Fed One. The confidential offering memorandum was sent to ten of these companies after they executed a confidentiality agreement. The companies were requested to provide their preliminary non-binding expression of interest by January 15, 1998.

                  On January 21, 1998, representatives of Ryan, Beck met with the Board of Directors and advised the Board that Fed One had received six preliminary indications of interest. After reviewing the bids, three companies were identified by the Board as candidates for further consideration. Ryan, Beck prepared an analysis of each of these preliminary indications and of each company, which included an analysis of each institution's profitability, key financial ratios, future projections, and relative market valuations. After review of these analyses, Fed One determined that two of the companies should be permitted to perform due diligence on Fed One. Upon completion of their due diligence reviews, Fed One requested that each of these companies provide it with a firm bid.

                  On February 9, 1998, after an extensive review of the two firm bids, including the valuation, the performance of the institutions and their future growth potential, and other factors, the Board of Directors determined that the proposal from United to exchange each outstanding share of Fed One Common Stock for 1.5 shares (as adjusted) of United Common Stock was in the best interests of Fed One and its shareholders and should be considered. After discussions and various questions, the Board of Directors of Fed One authorized management and Fed One's representatives to negotiate the terms of a definitive agreement with United.

                  The management of Fed One, with the assistance of Fed One's legal counsel and investment banker, negotiated the form of the definitive agreement which was provided in draft to each of Fed One's directors for their review.

                  On February 18, 1998, the Board of Directors of Fed One reviewed the proposed definitive Merger Agreement with Fed One's legal counsel and Ryan, Beck. The Board of Directors considered all factors deemed relevant, including information regarding United's then pending acquisition of George Mason Bankshares and Ryan, Beck's opinion that the Exchange Ratio is fair to Fed One's shareholders from a financial point of view. The Board of Directors determined that the proposed Merger was in the best interests of Fed One and its shareholders, and the Board unanimously approved the Merger. United and Fed One publicly announced the Merger after the close of business on February 18, 1998.

REASONS OF FED ONE FOR THE MERGER

                  The terms of the Merger Agreement, including the Exchange Ratio and the value of the United Common Stock to be received by Fed One's shareholders, were the result of arm's-length negotiations between representatives of United and Fed One. Among the factors considered by the Board of Directors of Fed One in deciding to approve and recommend the terms of the Merger were (i) the value of the United Common Stock to be received by Fed One's shareholders based on the Exchange Ratio in relation to the market value, book value, earnings per share and dividend rates of the Fed One Common Stock, (ii) information concerning the financial condition, results of operations, capital levels, asset quality and prospects of Fed One, (iii) industry and economic conditions, (iv) the impact of the Merger on the depositors, employees, customers and communities served by Fed One through expanded commercial, consumer and retail banking products and services, (v) the opinion of Fed One's financial advisor as to the fairness of the Exchange Ratio from a financial point of view to the holders of the Fed One Common Stock, (vi) the general structure of the transaction and the compatibility of management and business philosophy, (vii) the likelihood of receiving the requisite regulatory approvals in a timely manner, and (viii) the ability of the combined enterprise to compete in relevant banking and non-banking markets. In making its determination, the Board of Directors of Fed One did not ascribe relative weights to the factors which it considered.

                  The Board of Directors of Fed One believes that the Merger is in the best interest of Fed One and its shareholders. THE BOARD OF DIRECTORS OF FED ONE UNANIMOUSLY RECOMMENDS THAT THE FED ONE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

OPINION OF FED ONE'S FINANCIAL ADVISOR

                  On October 15, 1997, Fed One formally retained Ryan, Beck to act as Fed One's financial advisor with respect to the acquisition of Fed One. Ryan, Beck is regularly engaged in the valuation of banks, bank holding companies, savings and loan associations, savings banks and savings and loan holding companies in connection with mergers, acquisitions and other securities-related transactions. Ryan, Beck has knowledge of, and experience with, the Mid-Atlantic, Midwest and Southeast banking markets and banking organizations operating in those markets, and was selected by Fed One because of its knowledge of, experience with, and reputation in the financial services industry.

                  In its capacity as Fed One's financial advisor, Ryan, Beck participated in the negotiations with respect to the pricing and other terms and conditions of the Merger, but the decision as to whether to accept the United proposal and the final pricing of the Merger was ultimately made by the Board of Directors of Fed One. Ryan, Beck rendered its oral opinion to the Fed One Board of Directors on February 18, 1998, subsequently confirmed by a formal written opinion dated as of the same date and rendered an additional formal written opinion dated as of August 12, 1998 (the "Opinion") that based on and subject to the assumptions, factors, and limitations as set forth in the opinion and as described below, the Exchange

Ratio is "fair" to Fed One's shareholders from a financial point of view. No limitations were imposed by the Fed One Board of Directors upon Ryan, Beck with respect to the investigations made or procedures followed by it in arriving at its opinion.

                  THE FULL TEXT OF THE OPINION OF RYAN, BECK DATED AS OF AUGUST 12, 1998, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF FED ONE ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. RYAN, BECK'S OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY FED ONE SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF RYAN, BECK SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. RYAN, BECK'S ORAL AND WRITTEN OPINIONS AS OF FEBRUARY 18, 1998 WERE TO THE SAME EFFECT AS SUCH OPINION. RYAN, BECK DOES NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED WITHIN THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINIONS CONSTITUTE A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                  In connection with its analysis, Ryan, Beck: (i) reviewed the Agreement and related documents; (ii) reviewed this Joint Proxy Statement/Prospectus; (iii) reviewed United's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1997, 1996, and 1995, and United's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, September 30, 1997, June 30, 1997 and March 31, 1997; (iv) reviewed
United's Registration Statement on Form S-4, dated January 29, 1998, with respect to United's then pending acquisition of George Mason Bankshares; (v) reviewed Fed One's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1997, 1996, and 1995, and Fed One's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, September 30, 1997, June 30, 1997 and March 31, 1997; (vi) reviewed the historical stock prices and trading volume of the United Common Stock; (vii) reviewed the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to United; (viii) reviewed the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to Fed One; (ix) reviewed the historical stock prices and trading volume of the Fed One's Common Stock; (x) reviewed the terms of recent acquisitions of thrift organizations which Ryan, Beck deemed generally comparable in whole or in part to Fed One; (xi) reviewed the potential proforma impact of the Merger on United's financial condition, operating results and per share figures; and (xii) conducted such other studies, analyses, inquiries and examinations as Ryan, Beck deemed appropriate. Ryan, Beck also reviewed certain projections provided by Fed One and United for the year ending December 31, 1998 and met with certain members of Fed One and United's senior management to discuss Fed One and United's past and current business operations, financial condition, strategic plan and future prospects, including any potential operating efficiencies and synergies which may arise from the Merger. As part of its review of the Merger, Ryan, Beck also analyzed United's ability to consummate the Merger and considered the future prospects of Fed One in the event it remained independent.

                  In connection with its review, Ryan, Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding Fed One and United provided to Ryan, Beck by Fed One and United and their representatives. Ryan, Beck is not an expert in the evaluation of allowances for loan losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowances for loan losses as set forth on Fed One's and United's balance sheets at March 31, 1998, and Ryan, Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. Ryan, Beck has reviewed certain historical financial data and financial projections (and the assumptions and bases therefor) provided by Fed One and United. Ryan, Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of the respective managements. In certain instances, for the purposes of its analyses, Ryan, Beck made adjustments to such financial and operating forecasts which in Ryan, Beck's judgment were appropriate under the circumstances. Ryan, Beck was not retained to nor did it make any independent evaluation or appraisal of the assets or liabilities of Fed One or United nor did Ryan, Beck review any loan files of Fed One or United or their respective subsidiaries. Ryan, Beck also assumed that the Merger in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to Fed One and United.

                  The preparation of a fairness opinion on a transaction such as the Merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, the Opinion is not readily susceptible to summary description. In arriving at its opinion, Ryan, Beck performed a variety of financial analyses. Ryan, Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan, Beck's Opinion. No one of the analyses was assigned a greater significance than any other.

                  The projections furnished to Ryan, Beck were prepared by the respective managements of Fed One and United. Fed One and United do not publicly disclose internal management projections of the type provided to Ryan, Beck in connection with the review of the Merger. Such projections were not prepared with a view towards public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

                  In its analyses, Ryan, Beck made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Fed One or United. Any estimates contained in Ryan, Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

                  The following is a brief summary of the analyses and procedures performed by Ryan, Beck in the course of arriving at its Opinion.

                  Analysis of Selected Publicly Traded Companies. Ryan, Beck compared Fed One's financial data as of December 31, 1997 to a peer group of nineteen selected thrifts located in West Virginia, Ohio and Pennsylvania with assets between $200 million and $600 million. Ryan, Beck deemed this group to be generally comparable to Fed One. At or for the twelve months ended December 31, 1997, Fed One had equity to assets of 11.06%, a return on average assets of 0.92%, a return on average equity of 8.18%, a dividend yield of 2.25%, a net interest margin of 3.40%, a ratio of non-performing assets to total assets of 0.36%, a ratio of loan loss reserves to total loans of 0.89%, a ratio of loan loss reserves to non-performing loans of 241.60% (excluding loans 90 days past due and still accruing interest), a ratio of non-interest expenses to average assets of 2.00%, and an efficiency ratio of 55.45%. These ratios were compared to the median ratios of the nineteen selected thrift organizations, which were, as calculated, an equity to assets ratio of 9.02%, a return on average assets of 0.88%, a return on average equity of 8.38%, a dividend yield of 1.57%, a net interest margin of 3.17%, a ratio of non-performing assets to total assets of 0.29%, a ratio of loan loss reserves to total loans of 0.76%, a ratio of loan loss reserves to non-performing loans of 196.91% (excluding loans 90 days past due and still accruing interest), a ratio of non-interest expense to average assets of 1.98%, and an efficiency ratio of 59.23%. Ryan, Beck noted that Fed One's performance as measured by return on average assets and equity was generally comparable to that of the peer group. Although Fed One's return on average assets was slightly higher than the median of the peer group, Fed One's return on average equity was slightly lower than the median of the peer group due to the fact that Fed One had a higher level of equity to assets as compared to the peer group. Ryan, Beck also noted that Fed One's non-interest expenses as a percent of average assets was similar to that of the peer group, and its efficiency ratio was superior to that of the peer group.

                  Ryan, Beck also compared United's financial data (pro forma for the then pending acquisition of George Mason Bankshares) as of September 30, 1997 with that of a group of nineteen selected commercial banking organizations with assets between $2.5 billion and $5 billion and which are located in the Mid-Atlantic, Mid West, and Southeast regions of the United States for which public trading and pricing information was available. Ryan, Beck deemed this group to be generally comparable to United. At or for the twelve months ended September 30, 1997, United had a ratio of equity to assets of 9.66%, a return on average assets ratio of 1.49%, a return on average equity of 14.65%, a dividend yield of 2.86%, a net interest margin of 4.48%, a ratio of non-performing assets to total assets of 0.67% (including loans 90 days past due and still accruing interest) and a ratio of loan loss reserves to non-performing loans (including loans 90 days past due and still accruing interest) of 143.06%. These ratios were compared to the median ratios of the nineteen selected commercial banking organizations, which were, as calculated, an equity to assets ratio of 8.97%, a return on average assets of 1.26%, a return on average equity of 14.03%, a dividend yield of 2.04%, a net interest margin of 4.61%, a ratio of non-performing assets to total assets of 0.51% (including loans 90 days past due and still accruing interest) and a ratio of loan loss reserves to non-performing loans (including loans 90 days past due and still accruing interest) of 212.35%. Using United's common stock price as represented by the last trade on February 13, 1998, its price to median I/B/E/S 1998 estimated earnings per share was
16.57 times, price to book value was 275.04% and price to tangible book value was 280.73%. The peer group's median price to 1998 earnings was 18.20 times, price to book value was 275.32% and price to tangible book value was 282.83%.

                  Analysis of Selected Transactions. Ryan, Beck compared Fed One's financial data as of December 31, 1997 with that of a group of eleven selected thrift organizations being acquired in transactions announced since January 1, 1997 and for which pricing data pertaining to the transactions was publicly available. The criteria for this group was thrifts with assets between $250 million and $750 million, a return on average assets between 0.25% and 1.50% and an equity to assets ratio greater than 8.00%. Ryan, Beck deemed this group to be generally comparable to Fed One. The median ratios of the eleven selected companies, as calculated, represented a 9.54% tangible equity to tangible assets ratio, a non-performing assets to assets ratio of 0.20%, an annualized year-to-date return on average assets of 1.08% and an annualized year-to-date return on average equity of 10.01%.

                  Ryan, Beck also calculated certain ratios based on the Exchange Ratio of 1.50 shares (as adjusted for United's subsequent stock dividend) of United Common Stock for each share of Fed One Common Stock, United's closing price on February 13, 1998, and the median ratios for the eleven selected thrift acquisitions ("Comparable Transactions"). The price represented 207.45% of stated book value at December 31, 1997, 216.52% of tangible book value at December 31, 1997, 26.95 times latest twelve months diluted earnings, and a core deposit premium over tangible book value at December 31, 1997 of 20.49%. The median ratios for the Comparable Transactions, as calculated, represented a price to stated book value of 191.92%, a price to tangible book value of 191.92%, a price to latest twelve months diluted earnings of 21.18 times and a core deposit premium over tangible book value of 19.48%. The imputed value of Fed One based on the median of the above mentioned acquisition peer group was $33.91 based on price to stated book value, $32.49 based on price to tangible book value, $28.80 based on price to 1997 diluted earnings and $35.65 based on the core deposit premium over tangible book value.

                  No company or transaction used in the "Analysis of Selected Publicly Traded Companies" and "Analysis of Selected Transactions" sections is identical to Fed One, United or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

                  Impact Analysis. Ryan, Beck analyzed the Merger in terms of its effect on United's projected 1998 and 1999 earnings per share, current stated book value and tangible book value based on projections derived from information provided by both managements. Based upon certain assumptions, including those with respect to cost savings and other synergies from the Merger and the stand-alone earnings projections provided by United and Fed One, the analysis showed that the Merger would not be material to United's projected earnings per share, accretive to United's stated book value per share by approximately 1.13% and accretive to United's diluted tangible book value by approximately 0.71%. Ryan, Beck analyzed the impact of the merger on United values per Fed One share based on the Exchange Ratio of 1.50 shares (as adjusted for United's subsequent two-for-one stock split effected in the form of a 100% stock dividend) of United Common Stock for each share of Fed One Common Stock using pro forma projected 1998 fiscal year earnings per share, pro forma projected 1999 fiscal year earnings per share, pro forma book value per share, pro forma tangible book value per share and dividends per share at December 31, 1997. That analysis found that, based on such Exchange Ratio, Fed One's equivalent projected 1998 earnings per share would increase by approximately 74.34%, projected 1999 earnings per share would increase by approximately 76.39%, stated book value would decrease by approximately 18.27% and tangible book value would decrease by approximately 15.14%. Additionally, Fed One shareholders, based on United's current dividend level, would receive annual dividends of $1.05 per share as compared to $0.62 at the present time. The actual results achieved may vary from the projected results and the variations may be material.

                  Discounted Dividend Analysis. Using a discounted dividend analysis, Ryan, Beck estimated the present value of the future dividend streams that Fed One could produce in perpetuity. Projection ranges for Fed One's five-year balance sheet and income statement were provided by Fed One's management. Management's projections were based upon various factors and assumptions, many of which are beyond the control of Fed One. These projections are, by their nature, forward-looking and may differ materially from the actual values or actual future results which may be significantly more or less favorable than suggested by such projections. In producing a range of per share Fed One values, Ryan, Beck utilized the following assumptions: discount rates ranging from 11.0% to 13.0%, terminal price/earnings multiples ranging from 16.0x to 18.0x (which when applied to terminal year estimated earnings produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates) and earnings that include estimated savings in Fed One's non-interest expense equal to 42.6% in 1998 and 56.8% in 1999, with an assumed 5% growth in synergies in years thereafter. The discounted dividend analysis produced a range of net present values per share of Fed One Common Stock from $32.58 to $37.58. These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of Fed One Common Stock. The discounted dividend analysis is a widely used valuation methodology, but Ryan, Beck noted that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions.

                  In connection with its written Opinion dated as of August 12, 1998, Ryan, Beck confirmed the appropriateness of its reliance on the analyses used to render its February 18, 1998 written opinion by performing procedures to update certain of such analyses and by reviewing the assumptions and conclusions contained in the Opinion.

                  RYAN, BECK'S WRITTEN OPINION DATED AUGUST 12, 1998 WAS BASED SOLELY UPON THE INFORMATION AVAILABLE TO IT AND THE ECONOMIC, MARKET AND OTHER CIRCUMSTANCES AS THEY EXISTED AS OF THE DATE OF SUCH OPINION. RYAN, BECK DID NOT EXPRESS ANY OPINION AS TO THE PRICE OR RANGE OF PRICES AT WHICH UNITED COMMON STOCK MIGHT TRADE SUBSEQUENT TO THE MERGER. EVENTS OCCURRING AFTER SUCH DATE COULD MATERIALLY AFFECT THE ASSUMPTIONS AND CONCLUSIONS CONTAINED IN SUCH OPINION. RYAN, BECK HAS NOT UNDERTAKEN TO REAFFIRM OR REVISE ITS OPINION OR OTHERWISE COMMENT UPON ANY EVENTS OCCURRING AFTER THE DATE HEREOF.

                  The summary set forth above does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan, Beck in the course of arriving at its Opinion.

                  With regard to Ryan, Beck's services in connection with the financial advisory agreement and the Merger Agreement, Fed One has paid to Ryan, Beck a $25,000 retainer and has agreed to pay Ryan, Beck an advisory fee equal to 1.0% of the aggregate dollar value of the consideration received by Fed One's shareholders in the Merger. Based upon the estimated aggregate purchase price to be paid in connection with the Merger, Ryan, Beck's aggregate fees will be approximately $950,000 (including the $25,000 retainer fee). Ryan, Beck's advisory fee will be paid at the time of the closing of this transaction. In addition, Fed One has agreed to reimburse Ryan, Beck for its reasonable out-of-pocket expenses, which shall not exceed $10,000 without the prior consent of Fed One. Fed One has also agreed to indemnify Ryan, Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services. The amounts of Ryan, Beck's fees were determined by negotiation between Fed One and Ryan, Beck.

                  As previously disclosed, Ryan, Beck has had an investment banking relationship with Fed One for a number of years. Ryan, Beck was the sole underwriter of Fed One's "second step" conversion from the mutual holding company to the stock form of organization. Additionally, Ryan, Beck has also acted as financial advisor to Fed One with respect to various other matters from time to time. Ryan, Beck's research department has issued research reports on Fed One and comments on Fed One in its periodic commentaries. Ryan, Beck is also a market maker in Fed One's common stock and, in such capacity, may from time to time own Fed One securities.

                  Ryan, Beck became a market maker in United stock subsequent to issuing the February 18, 1998 opinion. Ryan, Beck had no prior investment banking relationship with United and Ryan, Beck's research department does not follow United.

REASONS OF UNITED FOR THE MERGER

                  The Merger is consistent with United's plan to have operations, offices and distinct capabilities in every market of its choice within its region. United believes that, in addition to expanding United's presence in Northern West Virginia and adjacent Ohio markets, the Merger provides an opportunity to enhance United's shareholder value by eliminating redundant or unnecessary costs within those regions and enhancing revenue growth prospects.

EFFECTIVE TIME

                  If the Merger Agreement is approved by the requisite vote of the Fed One shareholders, the United Articles Amendment is approved by the requisite vote of the United shareholders, all required governmental and other consents and approvals are obtained and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the Effective Date and at the

Effective Time. Subject to the conditions to the obligations of the parties to effect the Merger, the parties have agreed to cause the Effective Date to occur on the fifth business day to occur after the last of the conditions to the consummation of the Merger have been satisfied or waived (or, at the election of United, on the last business day of the month in which such fifth business day occurs or, if such fifth business day occurs within the last five business days of such month, on the last business day of the succeeding month) or such other date to which the parties may agree in writing. United and Fed One each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated by December 31, 1998, except to the extent that the failure of the Merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate the Merger Agreement. See "The Merger -- Amendment, Waiver and Termination."

DISTRIBUTION OF UNITED CERTIFICATES

                  Promptly after the Effective Time, United will send or cause to be sent transmittal materials to each record holder of Fed One Common Stock for use in exchanging those certificates for the shares of United Common Stock to which such shareholder is entitled as a result of the Merger. Fed One SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS. United will cause the certificates for United Common Stock and/or any check in respect of any fractional share interests or dividends or distributions which a holder of Fed One Common Stock will be entitled to receive to be delivered upon surrender to ChaseMellon Shareholder Services, L.L.C. as exchange agent (the "Exchange Agent"), of certificates representing such shares of Fed One Common Stock owned by such shareholder. No party will be liable to a holder of Fed One Common Stock for any property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  After the Effective Time, no dividend or other distribution payable after the Effective Time with respect to United Common Stock will be paid to the holder of any unsurrendered certificate for Fed One Common Stock, and no such unsurrendered shares will be entitled to vote following 90 days after the Effective Date, until the holder duly surrenders such certificate. Upon such surrender, all undelivered dividends and other distributions and, if applicable, a check for the amount to be paid in lieu of any fractional share interest will be delivered to such shareholder, in each case without interest.

                  After the Effective Time, there will be no transfers of shares of Fed One Common Stock on Fed One's stock transfer books. If certificates representing shares of Fed One Common Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for the shares of United Common Stock and a check for the amount due in lieu of fractional shares and unpaid dividends and distributions, if any, deliverable in respect thereof.

FRACTIONAL SHARES

                  Pursuant to the terms of the Merger Agreement, each holder of shares of Fed One Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of United Common Stock shall receive, in lieu thereof, cash (without interest) in an amount determined by multiplying such fraction by the average of the last sale prices of United Common Stock, as reported by the Nasdaq National Market System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five trading days on the Nasdaq Stock Market immediately preceding the Effective Date. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder with respect to any fractional shares.

STOCK OPTIONS

                  The Merger Agreement provides that each Fed One Stock Option which is outstanding at the Effective Time will be converted into an option to acquire, on the same terms and conditions as were applicable under Fed One's 1995 Stock Option Plan, 1992 Stock Option Plan for Officers and Employees and 1992 Stock Option Plan for Outside Directors (collectively, the "Fed One Stock Plans"), as the case may be, shares of United Common Stock, with the exercise price and number of shares purchasable thereunder being adjusted to reflect the Exchange Ratio. Under the existing terms of Fed One's Stock Plans, all outstanding stock options held by employees and directors which are not yet vested will automatically accelerate at the Effective Time pursuant to the provisions in such plans related to a change in control. In addition, under Fed One's Recognition and Retention Plan, all share awards held by employees which are not vested will accelerate at the Effective Time pursuant to the provisions of such plans related to a change in control.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                  The following summary of the material federal income tax consequences of the Merger to holders who hold shares of Fed One Common Stock as capital assets deals only with holders who are (i) citizens or residents of the United States, (ii) domestic corporations or (iii) otherwise subject to United States federal income tax on a net income basis in respect of shares of Fed One Common Stock ("U.S. Holders"). This summary may not apply to certain classes of taxpayers, including, without limitation, foreign persons, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who acquired or acquire shares of Fed One Common Stock pursuant to the exercise of employee stock options or otherwise as compensation and persons who hold shares of Fed One Common Stock in a hedging transaction or as part of a straddle or conversion transaction. Also, the summary does not address state, local or foreign tax consequences of the Merger. Consequently, each holder should consult such holder's own tax adviser as to the specific tax consequences of the Merger to such holder.

                  This summary is based on current law and represents the opinion of Bowles Rice McDavid Graff & Love, PLLC, special counsel to United. Future legislative, judicial or administrative changes or interpretations, which may be retroactive, could alter or modify the statements set forth herein. This summary is based on, among other things, assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the Merger, which assumptions have been made with the consent of United and Fed One. Neither United nor Fed One intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the Merger.

                  It is intended that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for federal income tax purposes no gain or loss would be recognized by either Fed One or United as a result of the Merger.

                  United's obligation to consummate the Merger is conditioned upon, among other things, the receipt of an opinion of Bowles Rice McDavid Graff & Love, PLLC, dated the Effective Date, to the effect that the Merger constitutes a reorganization within the meaning of Section 368 (a) of the Code. Fed One's obligation to consummate the Merger is conditioned upon, among other things, the receipt of an opinion of Elias, Matz, Tiernan & Herrick L.L.P., dated the Effective Date, to the effect that (i) the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by U.S. Holders who receive shares of United Common Stock in exchange for shares of Fed One Common Stock, except with respect to cash received in lieu of fractional share interests. Such opinions will be based upon facts, representations and assumptions set forth therein. In rendering such opinions, counsel may require and rely upon representations contained in letters to be received from Fed One, United and shareholders of Fed One.

                  Assuming the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, the material federal income tax consequences of the Merger to each of United, Fed One and U.S. Holders who exchange shares of Fed One Common Stock for shares of United Common Stock pursuant to the Merger will be as follows:

                  (i) no gain or loss will be recognized by United or Fed One as a result of the consummation of the Merger;

                  (ii) no gain or loss will be recognized by a U.S. Holder who receives shares of United Common Stock in exchange for shares of Fed One Common Stock, except as described below with respect to a U.S. Holder who receives cash in lieu of a fractional share interest in United Common Stock;

                  (iii) the aggregate adjusted tax basis of shares of United Common Stock (including a fractional share interest in United Common Stock deemed received and redeemed as described below) received by a U.S. Holder will be the same as the aggregate adjusted tax basis of the shares of Fed One Common Stock exchanged therefor;

                  (iv) the holding period of shares of United Common Stock (including a fractional share interest in United Common Stock deemed received and redeemed as described below) received by a U.S. Holder will include the holding period of the Fed One Common Stock exchanged therefor, provided such shares of Fed One Common Stock were held as capital assets at the Effective Time; and

                  (v) a U.S. Holder who receives cash in lieu of a fractional share interest in United Common Stock will be treated as having received such fractional share interest and then as having received the cash in redemption of such fractional share interest. Under Section 302 of the Code, if such deemed distribution were "substantially disproportionate" with respect to the U.S. Holder or were "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the U.S. Holder would generally recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the fractional share interest (determined as described in (iii) above). Such capital gain or loss would be long-term capital gain or loss if the U.S. Holder's holding period in the fractional share interest (determined as described in (iv) above) is more than one year. Long-term capital gain of a non-corporate U.S. Holder is generally subject to a maximum tax rate of 28% if the holding period exceeds one year but does not exceed 18 months and to a maximum tax rate of 20% if the holding period exceeds 18 months.

                  Under the terms of the Merger Agreement, the conditions to the Merger, including receipt by each party of opinions of counsel relating to tax matters, may generally be waived by United or Fed One, as applicable. As of the date of this Joint Proxy Statement/Prospectus, neither United nor Fed One intends to waive the conditions as to the receipt of opinions of counsel on tax matters. See "The Merger -- Conditions to Consummation" and " -- Amendment, Waiver and Termination."

BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF FED ONE COMMON STOCK AND OTHER FACTORS, EACH SUCH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX LAWS).

MANAGEMENT AND OPERATIONS AFTER THE MERGER

                  Merger Sub will be the surviving corporation resulting from the Merger and a wholly owned subsidiary of United. Following the Merger, Merger Sub will be governed by the laws of West Virginia and will operate in accordance with its articles of incorporation and bylaws as in effect immediately prior to the Effective Time until otherwise amended or repealed after the Effective Time. Under the Merger Agreement, United has agreed to cause Mr. Alan E. Groover, to be elected or appointed as a director of United. The directors and officers of United in office immediately prior to the Effective Time, together with Mr. Groover and such additional persons as may thereafter be elected, will serve as the directors and officers of United from and after the Effective Time in accordance with the United Articles and the United Bylaws (the "United Bylaws"). See "--Interests of Certain Persons in the Merger."

                  In connection with the Bank Merger, United has also agreed to cause four members of the Fed One Board (selected by Fed One after consultation with United), who are members of the Fed One Board immediately prior to the Effective Time, to be elected or appointed to the Northern West Virginia Board Regional Advisory Board of Directors of UNB.

POST-ACQUISITION COMPENSATION AND BENEFITS

                  The Merger Agreement provides that it is United's intention that within a reasonable period of time following the Effective Time, it will
(i) provide employees of Fed One and its subsidiaries who remain as employees of United with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of United, (ii) provide employees of Fed One and its subsidiaries who remain as employees of United or its subsidiaries credit for years of service with Fed One or any of its subsidiaries prior to the Effective Time for the purpose of eligibility and vesting, and
(iii) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Fed One compensation and benefit plans) and eligibility waiting periods under group health plans of United to be waived with respect to former employees of Fed One and its subsidiaries who remain as employees of United or its subsidiaries (and their eligible dependents) and who become participants in such group health plans.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

                  Certain members of Fed One's management and the Fed One Board may be deemed to have certain interests in the Merger that are in addition to their interests as Fed One shareholders. The Fed One Board was aware of these interests in approving the Merger Agreement.

                  Fed One Board of Directors. As described above, the Merger Agreement provides that United will cause Mr. Alan E. Groover to be elected or appointed as a director of United at, or as promptly as practicable after, the Effective Time. In addition, in connection with the Bank merger, United has also agreed to cause four members of the Fed One Board (selected by Fed One after consultation with United), who are members of the Fed One Board immediately prior to the Effective Time, to be elected or appointed to the Northern West Virginia Regional Advisory Board of Directors of UNB.

                  In connection with the Merger Agreement, United and Alan E. Groover, Chairman, President and Chief Executive Officer of Fed One, entered into a consulting agreement which generally provides, among other things, that Mr. Groover shall provide consulting services to United during the 18 months following the Merger and that United shall (i) pay to Mr. Groover $1,000 per month during such period and (ii) permit Mr. Groover and his spouse to participate in all group insurance, life insurance, health and accident, and disability plans, programs and arrangements offered by United to its executive employees and their spouses for a period commencing on the date that United is no longer entitled to provide employee benefits to Mr. Groover pursuant to his existing employment agreements with Fed One and Fed One Bank and ending on the earlier of Mr. Groover's 65th birthday and the date of Mr. Groover's full-time employment by an employer (provided that Mr. Groover is entitled to and accepts, under the terms of such employment, benefits substantially similar to those to be provided pursuant to the consulting agreement). In addition, following the Effective Time, United has agreed to honor in accordance with their terms Fed One's existing employment agreements, severance agreements, severance policies, consulting agreements and excess benefit plan as well as the existing consulting arrangement between Fed One Bank and Louis Salvatori, a director of Fed One and Fed One Bank, until Mr. Salvatori's death.

                  Under Fed One's stock benefit plans, all outstanding stock options and recognition share awards held by employees and directors which are not yet vested will accelerate at the Effective Time pursuant to the provisions in the plans related to a change in control of Fed One.

CONDITIONS TO CONSUMMATION

                  The obligations of Fed One and United to consummate the Merger are subject to the satisfaction or written waiver of the following conditions:
(i) the Merger Agreement shall have been approved by requisite vote of the shareholders of Fed One and the United Articles Amendment shall have been approved by the requisite vote of the shareholders of United; (ii) the required regulatory approvals described under "Regulatory Approvals" below shall have been received, generally without any conditions, restrictions or requirements which the United Board reasonably determines in good faith would (A) either before or following the Effective Time, have a material adverse effect on United and its subsidiaries taken as a whole or (B) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the United Board reasonably determines would either before or after the Effective Date be unduly burdensome; (iii) no court or regulatory authority shall have taken any action prohibiting restricting or making illegal the consummation of the transactions contemplated by the Merger Agreement; (iv) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have been declared effective by the Commission and shall not be subject to a stop order or any threatened stop order; (v) the shares of United Common Stock issuable in connection with the Merger shall have been qualified, registered or otherwise approved for exchange under the securities laws of the various states in which such qualification, registration or approval is required; (vi) the shares of United Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq Stock Market; (vii) the United Articles Amendment shall have been filed and effective under the WVCA; (viii) Fed One shall have received an opinion of Elias, Matz, Tiernan & Herrick L.L.P., special counsel to Fed One, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (a) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (b) no gain or loss will be recognized by shareholders of Fed One who receive shares of United Common Stock in exchange for shares of Fed One Common Stock, except the gain or loss may be recognized as to cash received in lieu of fractional share interests (in rendering its opinion, Elias, Matz, Tiernan and Herrick, L.L.P. may require and rely upon representations contained in letters from Fed One and others); (ix) United shall have received an opinion of Bowles Rice McDavid Graff & Love, PLLC, special counsel to United, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code (in rendering its opinion, Bowles Rice McDavid Graff & Love, PLLC may require and rely upon representations contained in letters from United and others); (x) each party's representations and warranties shall remain accurate and each party shall have performed in all material respects all of the obligations required to be performed by it pursuant to the Merger Agreement, and shall have delivered certificates confirming satisfaction of the foregoing requirements; and (xi) each of Fed One and United shall have received from KPMG Peat Marwick LLP and Ernst & Young LLP, their respective independent auditors letters dated the Effective Date, stating their opinions that the Merger shall qualify for pooling-of-interests accounting treatment.

                  No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Joint Proxy Statement/Prospectus, the parties have no reason to believe that any of the conditions set forth above will not be satisfied.

                  The conditions to consummation of the Merger may generally be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of the United or Fed One shareholders. See " -- Amendment, Waiver and Termination."

REGULATORY APPROVALS

                  Federal Reserve. The Merger is subject to prior approval by the Federal Reserve under Section 3 of the BHCA. The BHCA requires the Federal Reserve, when considering a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve must take into account the record of performance of the acquiring institution in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institution.

                  The BHCA also prohibits the Federal Reserve from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

                  Assuming Federal Reserve approval, the Merger may not be consummated until 30 days after such approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval unless a court specifically ordered otherwise. With the approval of the Federal Reserve and the concurrence of the Department of Justice, the waiting period may be reduced to no less than 15 days.

                  OCC. The Bank Merger is subject to the prior approval of the OCC under the Bank Merger Act provisions of the Federal Deposit Insurance Act. The OCC must consider the financial and managerial resources of the acquiring bank will be adequate. The OCC will also review capitalization of the resulting bank and compliance with the CRA.

                  OTS. The Office of Thrift Supervision ("OTS") must be notified of the Bank Merger at least thirty days prior to the Effective Date, but no later than the date on which the OCC application is filed.

                  Status of Regulatory Approvals and Other Information. United and Fed One have filed all applications and notices and have taken other appropriate action with respect to any requisite approvals or other action of any governmental authority. The Merger Agreement provides that the obligation of each of United and Fed One to consummate the Merger is conditioned upon, among other things, (i) the receipt of all requisite regulatory approvals, including the approvals of the Federal Reserve and the OCC, (ii) the termination or expiration of all statutory or regulatory waiting periods in respect thereof and
(iii) no such approvals containing conditions, restrictions or requirements which the United Board reasonably determines in good faith would, after the Effective Time, have a material adverse effect on United and its subsidiaries taken as a whole or any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the United Board reasonably determines would either before or after the Effective Date be unduly burdensome.

THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCES THAT ALL SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION, RESTRICTION OR REQUIREMENT THAT CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT. SEE " -- THE EFFECTIVE TIME," " -- CONDITIONS TO CONSUMMATION" AND " -- AMENDMENT, WAIVER AND TERMINATION."

AMENDMENT, WAIVER AND TERMINATION

                  To the extent permitted by law, Fed One and United may amend the Merger Agreement by written agreement at any time, provided, however, (i) after the meeting of Fed One's shareholders, the Merger Agreement cannot be amended if such amendment would violate the DGCL or (ii) after the meeting of United's shareholders, the Merger Agreement cannot be amended if such amendment would violate the WVCA. Prior to or at the Effective Time, either Fed One or United, acting through its respective board of directors, chief executive officer or other authorized officer, may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the fulfillment by the other party of any of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of an applicable law or governmental regulation.

                  The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual consent of the boards of directors of United and Fed One. In addition, the Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time by either United or Fed One if: (i) the other party breaches, and does not timely cure any breach of, a representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect (as defined in the Merger Agreement); (ii) any consent or approval of certain regulatory authorities is denied by final nonappealable action of such authority; (iii) the Fed One shareholders fail to approve the Merger Agreement, or the United shareholders fail to approve the United Articles Amendment; (iv) the Merger has not been consummated by December 31, 1998; or (v) the other party's board of directors has failed to recommend approval of the Merger, or the United Articles Amendment, as the case may be, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of the other party.

                  The Merger Agreement may be terminated by Fed One, if the Fed One Board so determines by a vote of a majority of the members of its entire board, at any time during the five-day period commencing with the Determination Date (as defined below), if both of the following conditions are satisfied:

                  (i) the number obtained by dividing the Average Closing Price by the Starting Price (each as defined below) (the "United Ratio") shall be less than .80; and

                  (ii) (x) the United Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (ii) (y) (such number in this clause (ii) (y) being referred to herein as the "Index Ratio"); subject, however, to the following three sentences: If Fed One elects to exercise this termination right pursuant to the terms of the Merger Agreement, it shall give written notice to United (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, United shall have the option to increase the consideration to be received by the holders of Fed One Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the United Ratio. If United so elects within such five-day period, it shall give prompt written notice to Fed One of such election and the revised Exchange Ratio, whereupon no termination shall have occurred and the Merger Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

                  The following terms shall have the meanings indicated:

                  "Average Closing Price" shall mean the average of the closing prices of a share of United Common Stock on the Nasdaq reporting system (as reported in THE WALL STREET JOURNAL, or if not reported therein, in another authoritative source) during the period of 20 consecutive full trading days ending on the trading day prior to the Determination Date, rounded to the nearest whole cent.

                  "Determination Date" shall mean the date on which the last required approval of a Governmental Entity is obtained with respect to the Merger, and if requested by United pursuant to Section 6.18 of the Merger Agreement, the Bank Merger, without regard to any requisite waiting period in respect thereof.

                  "Final Index Price" shall mean the average of the Index Prices for the 20 consecutive full trading days ending on the trading day prior to the Determination Date.

                  "Index Group" shall mean the 19 financial institutions or financial institution holding companies listed below, the common stock of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after the Starting Date and before the Determination Date, such company shall be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock and the market prices of such stock) attributed to the remaining companies shall be adjusted proportionately for purposes of determining the Final Index Price. Two companies have announced that they have entered into agreements to be acquired subsequent to the date of the Merger Agreement and were deleted from the Index Group. The 19 financial institutions or financial institution holding companies and the weights attributed to them are as follows:

                  Company                                              Weight
                  -------                                              ------

                  Keystone Financial Inc.                              12.76%
                  FirstMerit Corp.                                     10.70%
                  Valley National Bancorp                               9.51%
                  Fulton Financial Corp.                                7.62%
                  One Valley Bancorp Inc.                               5.72%
                  Park National Corp.                                   4.98%
                  Riggs National Corp.                                  4.89%
                  Susquehanna Bancshares Inc.                           4.86%
                  First Financial Bancorp.                              4.84%
                  HUBCO Inc.                                            4.82%
                  Commerce Bancorp Inc.                                 4.74%
                  Provident Bankshares Corp.                            4.52%
                  F & M National Corp.                                  4.04%
                  First Commonwealth Financial                          3.77%
                  F.N.B. Corp.                                          3.17%
                  Trust Co. of New Jersey                               2.88%
                  Carolina First Corp.                                  2.28%
                  USBANCORP Inc.                                        2.05%
                  First Citizens Bancorp. of SC                         1.85%
                                                                      -------
                                                                      100.00%

                  "Index Price," on a given date, shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the common stocks of the companies comprising the Index Group, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on such date.

                  "Starting Date" shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

                  "Starting Price" shall mean the closing price of a share of United Common Stock on the Nasdaq reporting system (as reported in THE WALL STREET JOURNAL, or if not reported therein, in another authoritative source) on the Starting Date.

                  If any company belonging to the Index Group or United declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between and including the Starting Date and the Determination Date, the prices for the common stock of such company or United and the Exchange Ratio shall be appropriately adjusted.

CONDUCT OF BUSINESS PENDING THE MERGER

                  Fed One. Fed One has agreed in the Merger Agreement, unless the prior written consent of United is obtained and except as otherwise contemplated by the Merger Agreement, not to, and to cause each of its subsidiaries not to:

                  (a) conduct the business of Fed One and its subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse effect upon Fed One's ability to perform any of its material obligations under the Merger Agreement;

                  (b) other than pursuant to Fed One's Dividend Reinvestment Plan or previously disclosed agreements to issue shares of existing as of the date of the Merger Agreement, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of, or rights to acquire, Fed One Common Stock, enter into any agreement with respect to the foregoing, or permit any additional shares of Fed One Common Stock to become subject to new grants of employee or director stock options, other stock rights or similar stock-based employee rights;

                  (c) (i) make, declare, pay or set aside for payment any dividend (other than quarterly cash dividends in an amount not to exceed $.155 per share and dividends from wholly owned subsidiaries) on or in respect of, or declare or make any distribution on, any shares of Fed One stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of capital stock;

                  (d) enter into or amend or renew any employment, consulting, severance or similar agreements with any director, officer or employee of Fed One or its subsidiaries, or grant any salary or wage increase or increase any employee benefit, except (i) for normal individual increases in compensation to employees, (ii) for other changes that are required by applicable law, (iii) to satisfy previously disclosed contractual obligations or (iv) for grants of awards to newly hired employees consistent with past practice;

                  (e) enter into, establish, adopt or amend (except as may be required by applicable law or to satisfy previously disclosed contractual obligations) any benefit plan, stock or otherwise in respect of any director, officer or employee of Fed One or its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

                  (f) except as previously disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material;

                  (g) except as previously disclosed, acquire all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that is not material;

                  (h) amend its or any subsidiary's articles or certificate of incorporation or bylaws;

                  (i) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles;

                  (j) except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts;

                  (k) except in the ordinary course of business consistent with past practice, generally settle any material claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlement that is not material to Fed One and its subsidiaries, taken as a whole;

                  (l)(i) take any action reasonably likely to prevent or impede the Merger from qualifying (A) for "pooling-of-interests" accounting treatment or (B) as a reorganization for tax purposes; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue, (B) any of the conditions to the Merger not being satisfied or (C) a material violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law or regulation;

                  (m) except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

                  (n) incur any indebtedness for borrowed money other than in the ordinary course of business; or

                  (o) agree or commit to do any of the foregoing.

                  In addition, Fed One has agreed in the Merger Agreement that it shall not, and shall cause its subsidiaries and its subsidiaries' officers, directors, agents, advisers and affiliates not to, solicit or encourage inquiries or proposals with respect to, or except to the extent that the Fed One Board has determined, after consulting with and considering the advice of outside counsel, that the failure to do so would constitute a breach of the fiduciary duties of the Fed One Board's directors under applicable law, engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Fed One or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Fed One or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (an "Acquisition Proposal"). In the Merger Agreement, Fed One agreed to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of the Merger Agreement with any parties other than United with respect to any of the foregoing and agreed to use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Fed One has agreed to promptly (within 24 hours) advise United following the receipt by Fed One of any Acquisition Proposal and the substance thereof, and immediately advise United of any developments with respect to any Acquisition Proposal.

                  United. United has agreed in the Merger Agreement, unless the prior written consent of Fed One is obtained, and except as otherwise contemplated by the Merger Agreement, not to, and cause each of its subsidiaries not to:

                  (a) fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates;

                  (b) make, declare, pay or set aside for payment any extraordinary dividend;

                  (c)(i) take any action reasonably likely to prevent or impede the Merger from qualifying (A) for "pooling-of-interests" accounting treatment or (B) as a reorganization for tax purposes; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue, (B) any of the conditions to the Merger not being satisfied or (C) a material violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained in the Merger Agreement limits the ability of United to exercise its rights under the Stock Option Agreement; or

                  (d) agree or commit to do any of the foregoing.

DIVIDEND COORDINATION

                  Fed One is obligated under the Merger Agreement to cause its regular quarterly dividend record dates and payment dates for Fed One Common Stock to be the same as United's regular quarterly dividend record dates and payment dates for United Common Stock and may not thereafter change its regular dividend payment dates and record dates.

EXPENSES AND FEES

                  The Merger Agreement provides that each party shall be responsible for all expenses incurred by it in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreement, except that United and Fed One have agreed to share equally all Commission filing fees and all printing expenses payable in connection with the Registration Statement and this Joint Proxy Statement/Prospectus.

ACCOUNTING TREATMENT

                  Consummation of the Merger is conditioned upon the receipt by each of United and Fed One of a letter from their respective independent auditors indicating their concurrence that the Merger qualifies for "pooling-of-interests" accounting treatment if consummated in accordance with the terms of the Merger Agreement. Under the pooling-of-interests method of accounting, the historical financial statements of United and Fed One will be restated retroactively to reflect the consolidated financial statements of United and Fed One as if the Merger had taken place prior to the periods covered by such financial statements. United and Fed One have no reason to believe that the Merger will not qualify as a pooling of interests for financial accounting and financial reporting purposes, provided that Fed One reissue approximately 224,000 shares of Fed One Common Stock at fair value to individuals or entities unaffiliated with Fed One and United prior to the Effective Time. Fed One has agreed in the Merger Agreement to use its reasonable best efforts to effect such a sale of Fed One Common Stock prior to the Effective Time after the Merger has been approved by the Fed One shareholders, the United Articles Amendment has been approved by the United shareholders and all required regulatory approvals have been obtained. No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Joint Proxy Statement/Prospectus, the parties have no reason to believe that any of the conditions set forth above will not be satisfied. See "Summary" and "United and Fed One Unaudited Pro Forma Condensed Consolidated Financial Information."

NO DISSENTERS' RIGHTS

                  Under the DGCL, holders of Fed One Common Stock have no dissenters' rights in connection with the Merger.

                  Under the WVCA, holders of United Common Stock have no dissenters' rights in connection with the proposal to approve the United Articles Amendment.

NASDAQ LISTING OF UNITED COMMON STOCK

                  United has agreed to use its reasonable best efforts to list, prior to the Effective Date, on the Nasdaq Stock Market, subject to official notice of issuance, the shares of United Common Stock to be issued to the holders of Fed One Common Stock in the Merger.

RESALES OF UNITED COMMON STOCK

                  The shares of United Common Stock issued in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers, and beneficial owners of 10% or more of any class of capital stock) of Fed One for purposes of Rule 145 under the Securities Act as of the date of the Fed One Special Meeting. Such affiliates may not sell their shares of United Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act. Commission guidelines regarding qualifying for the pooling-of-interests method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines also indicate that the pooling-of-interests method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined operations have been published.

                  Each of United and Fed One has agreed in the Merger Agreement to use its reasonable best efforts to cause each person who may be deemed to be an "affiliate" of such party to execute and deliver to United and Fed One, respectively, an agreement pursuant to which such person agrees, among other things, not to offer to sell, transfer or otherwise dispose of any of the shares of United Common Stock distributed to them pursuant to the Merger except (i) with respect to affiliates of Fed One, in compliance with Rule 145 under the Securities Act, or in a transaction that, in the opinion of counsel reasonably satisfactory to United, is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act and (ii) with respect to affiliates of each of Fed One and United, in compliance with Commission guidelines regarding qualifying for pooling-of-interests accounting treatment.

                  United may place restrictive legends on certificates representing United Common Stock issued to all persons who are deemed to be "affiliates" of Fed One under Rule 145. This Joint Proxy Statement/Prospectus does not cover resales of United Common Stock received by any person who may be deemed to be an affiliate of Fed One.

STOCK OPTION AGREEMENT

                  As an inducement to United's willingness to continue to pursue the transactions contemplated by the Merger Agreement, on February 18, 1998, Fed One entered into the Stock Option Agreement with United. The following description of the Stock Option Agreement is qualified in its entirety by reference to the text of such Stock Option Agreement, a copy of which is attached as Appendix B and which is incorporated herein by reference.

                  Pursuant to the Stock Option Agreement, Fed One granted United the Option, which permits United to purchase up to 474,800 shares of Fed One Common Stock (the "Option Shares"), subject to adjustment in certain cases as described below but in no event exceeding 19.9% of the number of shares of Fed One Common Stock outstanding immediately before exercise of the Option. The exercise price of the Option is $33.50 per share, subject to adjustment under specified circumstances (such exercise price, as so adjusted, being referred to herein as the "Option Price").

                  The Option will become exercisable in whole or in part if both an "Initial Triggering Event" and a "Subsequent Triggering Event" occur with respect to Fed One prior to the occurrence of an "Exercise Termination Event," as such terms are defined below. The purchase of any shares of Fed One Common Stock pursuant to the Option is subject to compliance with applicable law, including the receipt of necessary approvals under the BHCA. If United were to exercise its right to acquire the full 19.9% of the number of shares outstanding of Fed One Common Stock subject to the Option, United would hold approximately 16.6% of the outstanding shares of Fed One Common Stock immediately after such exercise.

                  The Stock Option Agreement generally defines the term "Initial Triggering Event" to mean any of the following events or transactions:

                  (i) Fed One or Fed One Bank, without United's prior written consent, enters into an agreement to engage in an "Acquisition Transaction" (as defined below) with a third party or the Fed One Board recommends that the shareholders of Fed One approve or accept any Acquisition Transaction, other than as contemplated by the Merger Agreement;

                  (ii) A third party shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Fed One Common Stock;

                  (iii) The shareholders of Fed One shall have voted and failed to adopt and approve the Merger Agreement at Fed One's shareholder meeting or such meeting has not been held in violation of the Merger Agreement or has been canceled prior to termination of the Merger Agreement if, prior to such shareholder meeting (or if such shareholder meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any third party shall have made, or publicly disclosed an intention to make, a proposal to engage in a bona fide Acquisition Transaction with respect to Fed One;

                  (iv) The Fed One Board withdraws or modifies (or publicly announces its intention to withdraw or modify) in any manner adverse to United, its recommendation that the shareholders of Fed One approve the Merger Agreement at Fed One's shareholder meeting, or Fed One, without United's prior written consent, authorizes, recommends or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with a third party;

                  (v) A third party shall have filed with the Commission a registration statement with respect to a potential exchange offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the Commission with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

                  (vi) After an overture is made by a third party to Fed One to engage in an Acquisition Transaction, Fed One willfully breaches any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach United would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

                  (vii) A third party files an application or notice with the Federal Reserve or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

                  As used in the Stock Option Agreement, the term "Acquisition Transaction" means (x) a merger or consolidation or any similar transaction, involving Fed One or Fed One Bank (other than mergers, consolidations or similar transactions (i) involving solely Fed One and/or one or more of its wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) subsidiaries, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement or (ii) in which the shareholders of Fed One immediately prior to the completion of such transaction own at least 50% of the Fed One Common Stock (or the common stock of the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Fed One or Fed One Bank or (z) a purchase or other acquisition (including by merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Fed One or Fed One Bank.

                  The Stock Option Agreement generally defines the term "Subsequent Triggering Event" to mean any of the following events or transactions: (i) the acquisition by a third party of beneficial ownership of 25% or more of the then outstanding Fed One Common Stock or (ii) Fed One or Fed One Bank, without having received the prior written consent of United, enters into an agreement to engage in an Acquisition Transaction with a third party or the Fed One Board recommends that the shareholders of Fed One approve or accept any Acquisition Transaction, other than as contemplated by the Merger Agreement; provided, that for purposes of the definition of "Subsequent Triggering Event," the percentage referred to in clause (z) of the definition of "Acquisition Transaction" above shall be 25% rather than 10%.

                  The Stock Option Agreement defines the term "Exercise Termination Event" to mean any of (i) the Effective Time; (ii) termination of the Merger Agreement in accordance with its terms, if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by United if Fed One breaches, and does not timely cure any breach of, a representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach

(but only if the breach giving rise to the termination was willful), individually or in the aggregate, has a Material Adverse Effect (as defined in the Merger Agreement) or if the Fed One Board has failed to recommend approval of the Merger or has modified or changed such recommendation (see " -- Amendment, Waiver and Termination"); or (iii) the passage of 14 months, subject to extension in order to obtain required regulatory approvals, to comply with applicable regulatory waiting periods or to avoid liability under Section 16(b) of the Exchange Act, after termination of the Merger Agreement if such termination is concurrent with or follows the occurrence of an Initial Triggering Event or is a termination by United if Fed One breaches, and does not timely cure any breach of, a representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach, individually or in the aggregate, has a Material Adverse Effect or if the United Board has failed to recommend approval of the Merger, or has modified or changed such recommendation (see " -- Amendment, Waiver and Termination"). Notwithstanding anything to the contrary contained in the Stock Option Agreement, the Option may not be exercised at any time when United is in breach of any of its covenants or agreements contained in the Merger Agreement such that Fed One shall be entitled to terminate the Merger Agreement pursuant to the terms thereof as a result of a material breach, and the Stock Option Agreement shall automatically terminate
(x) upon the termination of the Merger Agreement by Fed One pursuant to the terms thereof as a result of a breach by United of its covenants or agreements contained therein, (y) by Fed One or United if United's shareholders do not approve the Merger Agreement, or (z) by Fed One or United if necessary governmental approvals are denied.

                  If the Option becomes exercisable, it may be exercised in whole or in part within six months following the applicable Subsequent Triggering Event. United's right to exercise the Option and certain other rights under the Stock Option Agreement are subject to an extension in order to obtain required regulatory approvals and comply with applicable regulatory waiting periods and to avoid liability under Section 16(b) of the Exchange Act. The Option Price and the number of shares issuable under the Option are subject to adjustment in the event of specified changes in the capital stock of Fed One.

                  Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, United will have certain registration rights with respect to the shares of Fed One Common Stock issued or issuable pursuant to the Option.

                  The Stock Option Agreement also provides that at any time after the occurrence of a "Repurchase Event" (as defined below), upon request, Fed One shall be obligated to repurchase the Option and all or any part of the Option Shares. Such repurchase of the Option shall be at a price per share equal to the amount by which the "Market/Offer Price" (as defined below) exceeds the Option Price (as adjusted). A repurchase of Option Shares shall be at a price per share equal to the Market/Offer Price. The term "Market/Offer Price" means the highest of (i) the price per share at which a tender or exchange offer has been made for Fed One Common Stock, (ii) the price per share of Fed One Common Stock that any third party is to pay pursuant to an agreement with Fed One,
(iii) the highest closing price per share of Fed One Common Stock within the six-month period immediately preceding the date that notice to repurchase is given or (iv) in the event of a sale of all or substantially all of Fed One's assets or deposits, the sum of the price paid for such assets or deposits and the current market value of the remaining assets (as determined by a nationally recognized investment banking firm), divided by the number of shares of Fed One Common Stock outstanding at the time of such sale. The term "Repurchase Event" is defined to mean (i) the acquisition by any third party of beneficial ownership of 50% or more of the outstanding shares of Fed One Common Stock or
(ii) the consummation of an Acquisition Transaction; provided, that for purposes of the definition of "Repurchase Event," the percentage referred to in clause
(z) of the definition of "Acquisition Transaction" above shall be 50% rather than 10%.

                  The Stock Option Agreement also provides that United may, at any time following a Repurchase Event and prior to an Exercise Termination Event, surrender the Option (and any Option Shares obtained upon the exercise thereof and still held by United) for a cash surrender fee (the "Surrender Fee") equal to $4 million (i) plus, if applicable, United's purchase price with respect to any Option Shares and (ii) minus, if applicable, any net cash received pursuant to the sale of Option Shares to any third party (less the purchase price of such Option Shares). United may not exercise its right to surrender the Option and receive the Surrender Fee if Fed One has previously repurchased the Option (or any portion thereof) or any Option Shares as described in the preceding paragraph.

                  The Stock Option Agreement includes limits on United's Total Profits under any of its alternatives, of $6 million, to be determined as set forth in the Stock Option Agreement.

                  Pursuant to the terms of the Stock Option Agreement, in the event that, prior to an Exercise Termination Event, Fed One enters into certain transactions in which Fed One is not the surviving corporation, certain fundamental changes in the capital stock of Fed One occur or Fed One sells all or substantially all of its or certain of its subsidiaries' assets, the Option will be converted into a substitute option, with terms similar to those of the Option, to purchase capital stock of the entity that is the effective successor to Fed One.

                  The Stock Option Agreement provides that neither United nor Fed One may assign any of its rights or obligations thereunder without the written consent of the other party, except that in the event an Initial Triggering Event occurs prior to an Exercise Termination Event, United may, subject to certain limitations, assign its rights and obligations thereunder in whole or in part (subject to extension in certain cases).

                  Arrangements such as the Stock Option Agreement are customarily entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms, and to compensate the grantee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the option issuer by a third party. The Stock Option Agreement was entered into to accomplish these objectives. The Stock Option Agreement may have the effect of discouraging offers by third parties to acquire Fed One prior to the Merger, even if such persons were prepared to offer to pay consideration to Fed One shareholders which has a higher current market price than the shares of United Common Stock to be received by such holders pursuant to the Merger Agreement.

                  To the best knowledge of United and Fed One, no event giving rise to the right to exercise the Option has occurred as of the date of this Joint Proxy Statement/Prospectus.

                           UNITED ARTICLES AMENDMENT

                  In connection with the Merger and the United Stock Dividend, the United Board approved the United Articles Amendment to increase the number of authorized shares of United Common Stock from 41,000,000 to 100,000,000 shares. Approval of the United Articles Amendment requires the approval of a majority of the outstanding shares of United Common Stock entitled to vote on the matter. The purpose of the United Articles Amendment is to provide United with a sufficient number of authorized shares of United Common Stock to consummate the Merger and to create additional shares for other appropriate purposes.

                  The proposed increase above that necessary for the Merger in the authorized common stock has been recommended by the Board of Directors to assure that an adequate supply of authorized, unissued shares is available for general corporate needs, such as future stock dividends or stock splits, acquisitions (such as the one described in this Joint Proxy Statement/Prospectus), the dividend reinvestment plan, employee benefit plans, and for other general corporate purposes, without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which United's securities may then be listed.

                  If the proposed amendment is approved by the shareholders, the additional shares of common stock so authorized could be issued, in the discretion of the Board, for any proper corporate purpose, without further action by the shareholders other than, as may be required by applicable law or by the rules of any stock exchange on which United's securities may then be listed. Existing shareholders do not have preemptive rights with respect to future issuances of common stock by United and their interest in United could be diluted by such issuance with respect to any of the following: earnings per share, voting, and book and market value. Accordingly, the Board of Directors will, in the exercise of their fiduciary duties to the shareholders, weigh all the factors carefully, together with the needs and prospects of United, before committing to the issuance of further shares not requiring shareholder approval.

                  The proposed increase in the number of authorized shares of common stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of United. Such additional shares could be issued by the Board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of United.

                  The increase of the authorized shares, if approved, will take effect on the date the Amended Articles of Incorporation are filed with the Secretary of State of West Virginia.

                  Authorized but unissued shares of United Common Stock are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes. United has not proposed an increase in the number of authorized shares of United Common Stock since the Special Meeting of Shareholders to approve the George Mason transaction on March 9, 1998, when United had approximately $2.8 billion in total assets.

                  Section 2.02 of the Merger Agreement provides that at the Effective Time of the Merger, Article VI of the United Articles shall be amended to read as follows:

                  VI. The amount of the authorized capital stock of the corporation is $250,000,000 which shall be divided into 100,000,000 shares of a par value of $2.50 per share.

        THE UNITED BOARD UNANIMOUSLY RECOMMENDS THAT UNITED SHAREHOLDERS
             VOTE "FOR" APPROVAL OF THE UNITED ARTICLES AMENDMENT.

                          UNITED AND FED ONE UNAUDITED
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  The following Unaudited Pro Forma Condensed Consolidated Financial Statements present the historical Consolidated Financial Statements of United and Fed One, as though they had been combined during all periods presented. It is intended that the Merger be accounted for as a pooling-of-interests. This information should be read in conjunction with the historical Consolidated Financial Statements of United and Fed One, including the respective notes thereto, which are incorporated by reference into this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Information By Reference." The Unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of the actual financial position that would have existed had the Merger been consummated during the periods indicated below or that may exist in the future. The Unaudited Pro Forma Condensed Consolidated Statements of Income are not necessarily indicative of the results that would have occurred had the Merger been consummated on the dates indicated or that may be achieved in the future.

                  To conform with pooling of interests criteria and as discussed elsewhere herein, Fed One has agreed in the Merger Agreement to use its reasonable best efforts to effect a sale of Fed One Common Stock prior to the Effective Time after the Merger has been approved by the Fed One shareholders, the United Articles Amendment has been approved by the United shareholders and all required regulatory approvals have been obtained. The impact of such sale on the Unaudited Condensed Consolidated Financial Statements is not material.

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                              As of March 31, 1998
                                 (in thousands)

                                                                                                          United &
                                                                 As Reported                               Fed One
                                                           ---------------------      Pro Forma           Pro Forma
                                                           United        Fed One     Adjustments        Consolidated
                                                           ------        -------     -----------        ------------
ASSETS
  Cash and due from banks                              $  112,069        $  1,585      $                $  113,654
  Interest-bearing deposits with other banks                  154          13,269                           13,423
  Federal funds sold                                       12,116                                           12,116
  Investment securities                                   801,070         174,174                          975,244
  Loans (net of unearned income)                        2,781,391         168,895                        2,950,286
  Less: allowance for loan losses                         (31,163)         (1,512)                         (32,675)
                                                       ----------        --------      --------         ----------
   Net loans                                            2,750,228         167,383                        2,917,611
  Bank premises and equipment                              48,741           6,454                           55,195
  Other assets                                             80,580           4,802                           85,382
                                                       ----------        --------      --------         ----------
                TOTAL ASSETS                           $3,804,958        $367,667      $                $4,172,625
                                                       ==========        ========      ========         ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Demand deposits                                      $  478,607        $  9,910      $                $  488,517
  Interest-bearing deposits                             2,471,407         254,186                        2,725,593
                                                       ----------        --------      --------         ----------
  Total deposits                                        2,950,014         264,096                        3,214,110
  Short-term borrowings                                   251,730                                          251,730
  Federal Home Loan Bank borrowings                       188,808          59,784                          248,592
  Other liabilities                                        50,763           2,459                           53,222
                                                       ----------        --------      --------         ----------
                TOTAL LIABILITIES                       3,441,315         326,339                        3,767,654
                                                       ----------        --------      --------         ----------

SHAREHOLDERS' EQUITY:
  Common stock                                             97,884              28         8,697(1)         106,863
  Surplus                                                  73,009          19,694       (15,464)(1)         77,239
  Retained earnings                                       189,347          27,950                          217,297
  Accumulated other comprehensive income                    4,882             169                            5,051
  Treasury stock                                           (1,479)         (6,767)        6,767(1)          (1,479)
                                                       ----------        --------      --------         ----------
                TOTAL SHAREHOLDERS' EQUITY                363,643          41,328                          404,971
                                                       ----------        --------      --------         ----------

                TOTAL LIABILITIES AND
                SHAREHOLDERS                           $3,804,958        $367,667      $                $4,172,625
                                                       ==========        ========      ========         ==========

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

                                                                                              UNITED &
                                                   AS REPORTED                                 FED ONE
                                            ------------------------        PRO FORMA         PRO FORMA
                                            UNITED           FED ONE       ADJUSTMENTS      CONSOLIDATED
                                            ------           -------       -----------      ------------
                      INTEREST INCOME      $69,666           $6,593          $                $76,259

                     INTEREST EXPENSE       32,480            3,755                            36,235
                                           -------           ------          ---------        -------
                  NET INTEREST INCOME       37,186            2,838                            40,024

              PROVISION FOR LOAN LOSS        2,050               30                             2,080
                                           -------           ------          ---------        -------

  NET INTEREST INCOME AFTER PROVISION
                      FOR LOAN LOSSES       35,136            2,808                            37,944

                         OTHER INCOME       13,850              162                            14,012

                       OTHER EXPENSES       27,809            1,886                            29,695
                                           -------           ------          ---------        -------

           INCOME BEFORE INCOME TAXES       21,177            1,084                            22,261

                         INCOME TAXES        7,431              409                             7,840
                                           -------           ------          ---------        -------

                           NET INCOME      $13,746           $  675          $                $14,421
                                           =======           ======          =========        =======

EARNINGS PER COMMON SHARE:
     BASIC                                   $0.35            $0.30                             $0.34
     DILUTED                                 $0.35            $0.28                             $0.33

AVERAGE OUTSTANDING SHARES              39,006,301        2,260,654                        42,397,282

AVERAGE DILUTED OUTSTANDING SHARES      39,633,450        2,424,548                        43,270,272

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)


                                                                                              UNITED &
                                                   AS REPORTED                                 FED ONE
                                            ------------------------        PRO FORMA         PRO FORMA
                                            UNITED           FED ONE       ADJUSTMENTS      CONSOLIDATED
                                            ------           -------       -----------      ------------
                      INTEREST INCOME      $59,062           $6,190          $                $65,252

                     INTEREST EXPENSE       26,566            3,240                            29,806
                                           -------           ------          ---------        -------
                  NET INTEREST INCOME       32,496            2,950                            35,446

              PROVISION FOR LOAN LOSS          603               30                               633
                                           -------           ------          ---------        -------

  NET INTEREST INCOME AFTER PROVISION
                      FOR LOAN LOSSES       31,893            2,920                            34,813

                         OTHER INCOME        7,719              150                             7,869

                       OTHER EXPENSES       21,979            1,733                            23,712
                                           -------           ------          ---------        -------

           INCOME BEFORE INCOME TAXES       17,633            1,337                            18,970

                         INCOME TAXES        5,769              516                             6,285
                                           -------           ------          ---------        -------

                           NET INCOME      $11,864           $  821          $                $12,685
                                           =======           ======          =========        =======

EARNINGS PER COMMON SHARE:
     BASIC                                   $0.31            $0.36                             $0.30
     DILUTED                                 $0.30            $0.34                             $0.30

AVERAGE OUTSTANDING SHARES              38,645,708        2,308,620                        42,108,638

AVERAGE DILUTED OUTSTANDING SHARES      39,170,480        2,410,387                        42,786,061

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)


                                                                                              UNITED &
                                                   AS REPORTED                                 FED ONE
                                            ------------------------        PRO FORMA         PRO FORMA
                                            UNITED           FED ONE       ADJUSTMENTS      CONSOLIDATED
                                            ------           -------       -----------      ------------
                      INTEREST INCOME     $254,758          $25,694          $                $280,452

                     INTEREST EXPENSE      117,060           14,062                            131,122
                                          --------          -------          ---------        --------
                  NET INTEREST INCOME      137,698           11,632                            149,330

              PROVISION FOR LOAN LOSS        3,120              160                              3,280
                                          --------          -------          ---------        --------

  NET INTEREST INCOME AFTER PROVISION
                      FOR LOAN LOSSES      134,578           11,472                            146,050

                         OTHER INCOME       36,376              692                             37,068

                       OTHER EXPENSES       96,757            7,095                            103,852
                                          --------          -------          ---------        --------

           INCOME BEFORE INCOME TAXES       74,197            5,069                             79,266

                         INCOME TAXES       25,178            1,827                             27,005
                                          --------          -------          ---------        --------

                           NET INCOME     $ 49,019          $ 3,242          $                $ 52,261
                                          ========          =======          =========        ========

EARNINGS PER COMMON SHARE:
     BASIC                                   $1.27            $1.43                             $1.24
     DILUTED                                 $1.25            $1.36                             $1.22

AVERAGE OUTSTANDING SHARES              38,632,616        2,266,633                        42,032,566

AVERAGE DILUTED OUTSTANDING SHARES      39,191,892        2,384,379                        42,768,461

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

                                                                                              UNITED &
                                                   AS REPORTED                                 FED ONE
                                            ------------------------        PRO FORMA         PRO FORMA
                                            UNITED           FED ONE       ADJUSTMENTS      CONSOLIDATED
                                            ------           -------       -----------      ------------
                      INTEREST INCOME     $226,085          $24,556          $                $250,641

                     INTEREST EXPENSE       99,449           12,807                            112,256
                                          --------          -------          ---------        --------
                  NET INTEREST INCOME      126,636           11,749                            138,385

              PROVISION FOR LOAN LOSS        2,791               90                              2,881
                                          --------          -------          ---------        --------

  NET INTEREST INCOME AFTER PROVISION
                      FOR LOAN LOSSES      123,845           11,659                            135,504

                         OTHER INCOME       29,041              613                             29,654

                       OTHER EXPENSES       95,728            8,657                            104,385
                                          --------          -------          ---------        --------

           INCOME BEFORE INCOME TAXES       57,158            3,615                             60,773

                         INCOME TAXES       19,763            1,291                             21,054
                                          --------          -------          ---------        --------

                           NET INCOME     $ 37,395          $ 2,324          $                $ 39,719
                                          ========          =======          =========        ========

EARNINGS PER COMMON SHARE:
     BASIC                                   $0.97            $0.97                             $0.94
     DILUTED                                 $0.96            $0.94                             $0.93

AVERAGE OUTSTANDING SHARES              38,747,260        2,402,868                        42,351,562

AVERAGE DILUTED OUTSTANDING SHARES      39,085,274        2,485,427                        42,813,415

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)

                                                                                              UNITED &
                                                   AS REPORTED                                 FED ONE
                                            ------------------------        PRO FORMA         PRO FORMA
                                            UNITED           FED ONE       ADJUSTMENTS      CONSOLIDATED
                                            ------           -------       -----------      ------------
                      INTEREST INCOME     $209,934          $23,022          $                $232,956

                     INTEREST EXPENSE       90,116           11,325                            101,441
                                          --------          -------          ---------        --------
                  NET INTEREST INCOME      119,818           11,697                            131,515

              PROVISION FOR LOAN LOSS        2,338              120                              2,458
                                          --------          -------          ---------        --------

  NET INTEREST INCOME AFTER PROVISION
                      FOR LOAN LOSSES      117,480           11,577                            129,057

                         OTHER INCOME       25,111              624                             25,735

                       OTHER EXPENSES       83,605            7,127                             90,732
                                          --------          -------          ---------        --------

           INCOME BEFORE INCOME TAXES       58,986            5,074                             64,060

                         INCOME TAXES       19,877            1,824                             21,701
                                          --------          -------          ---------        --------

                           NET INCOME     $ 39,109          $ 3,250          $                $ 42,359
                                          ========          =======          =========        ========

EARNINGS PER COMMON SHARE:
     BASIC                                   $1.02            $1.24                             $1.01
     DILUTED                                 $1.02            $1.20                             $1.00

AVERAGE OUTSTANDING SHARES              38,182,408        2,628,095                        42,124,550

AVERAGE DILUTED OUTSTANDING SHARES      38,471,372        2,710,219                        42,536,700

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

                    UNITED BANKSHARES, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND STATEMENTS OF INCOME

1) United is offering to exchange 1.50 shares of United Common Stock for each outstanding share of Fed One Common Stock. The pro forma financial statements assume that this transaction will be accounted for under the pooling of interests method of accounting. The shareholders' equity accounts have been adjusted to reflect the issuance of approximately 3,600,000 shares of United Common Stock, $2.50 par value, for all of the outstanding shares of Fed One Common Stock.

                      DESCRIPTION OF UNITED CAPITAL STOCK

                  The descriptive information below outlines certain provisions of the United Articles and United Bylaws and the WVCA. The information does not purport to be complete and is qualified in all respects by reference to the provisions of the United Articles and United Bylaws, which are incorporated by reference as exhibits to the Registration Statement, and the WVCA. See "Available Information."

GENERAL

                  The authorized capital stock of United consists of 41,000,000 shares of United Common Stock, par value $2.50 per share. In connection with the Merger, United has proposed to its shareholders an increase in the number of authorized shares of United Common Stock to 100,000,000. See "United Articles Amendment." The United Common Stock does not represent or constitute a deposit account and is not insured by the FDIC or any other government agency. As of the United Record Date, there were 39,135,251 shares of United Common Stock outstanding. In addition, United estimates that approximately 3,938,310 shares (excluding shares issuable upon exercise of outstanding stock options) of United Common Stock will be issued in connection with the Merger.

                  Because United is a holding company, the rights of United to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of United's shareholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that United itself may be a creditor of that subsidiary with recognized claims. Claims on United's subsidiaries by creditors other than United will include substantial obligations with respect to deposit liabilities, borrowed funds and purchased funds.

                  Each share of United Common Stock has the same relative rights and is identical in all respects with each other share of United Common Stock. The United Common Stock is not subject to call for redemption and, upon receipt by United of the shares of Fed One Common Stock surrendered in exchange for United Common Stock, each share of United Common Stock offered hereby will be fully paid and non-assessable.

VOTING RIGHTS

                  The holders of United Common Stock possess exclusive voting rights in United. Each holder of United Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are permitted to cumulate votes in elections of directors.

DIVIDENDS

                  The holders of the United Common Stock are entitled to such dividends as may be declared from time to time by the United Board out of funds legally available therefor.

PREEMPTIVE RIGHTS

                  Holders of United Common Stock do not have any preemptive rights with respect to any shares which may be issued by United in the future. Thus, United may sell shares of United Common Stock without first offering them to the then holders of the United Common Stock.

LIQUIDATION

                  In the event of any liquidation, dissolution or winding up of United, the holders of the United Common Stock would be entitled to receive, after payment of all debts and liabilities of United, all assets of United available for distribution.

ISSUANCE OF STOCK

                  The United Articles authorize the United Board to issue authorized shares of United Common Stock and any other securities without shareholder approval. However, United Common Stock is listed on the Nasdaq Stock Market, which requires shareholder approval of the issuance of additional shares of United Common Stock under certain circumstances.

                  CERTAIN DIFFERENCES IN THE RIGHTS OF UNITED
                     SHAREHOLDERS AND FED ONE SHAREHOLDERS

                  At the Effective Time, Fed One shareholders automatically will become shareholders of United, and their rights as shareholders will be determined by the United Articles, the United Bylaws and the WVCA, instead of by the certificate of incorporation and bylaws of Fed One (the "Fed One Certificate" and the "Fed One Bylaws") and the DGCL. The following is a summary of the material differences in the rights of shareholders of United and Fed One. This summary is necessarily general and does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL, the WVCA and the articles of incorporation and bylaws of each corporation.

AUTHORIZED CAPITAL STOCK

                  Fed One. The Fed One Certificate authorizes the issuance of up to 15,000,000 shares of common stock, par value $0.10 per share, and up to 5,000,000 shares of preferred stock, par value $0.10 per share (the "Fed One Preferred Stock"). As of the Fed One Record Date, there were 2,401,540 shares of Fed One Common Stock and no shares of Fed One Preferred Stock issued and outstanding.

                  United. United's authorized capital stock is set forth under "Description of United Capital Stock -- General."

VOTING RIGHTS

                  Fed One. The holders of Fed One Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and may not cumulate their votes for the election of directors. Subject to the voting rights of the holders of Fed One Preferred Stock, if any, the exclusive voting power for all purposes is vested in the holders of the Fed One Common Stock.

                  United. Each share of United Common Stock is entitled to one vote per share on all matters properly presented at meetings of shareholders of United. Pursuant to the WVCA and the West Virginia Constitution, holders of United Common Stock have cumulative voting rights in elections of directors. Cumulative voting enables each shareholder to give one nominee for director as many votes as is equal to the total number of nominees multiplied by the number of shares voted, or to distribute such votes on the same basis among two or more nominees.

DIVIDENDS AND OTHER DISTRIBUTIONS

                  Fed One. The holders of Fed One Common Stock are entitled to receive dividends when and as declared by the Fed One Board out of funds legally available therefor. The DGCL generally provides that dividends may be declared from a corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

                  United. The WVCA generally provides that United may pay dividends in cash or property out of unreserved and unrestricted earned surplus. Only under certain very limited circumstances may United distribute from capital surplus.

DIRECTOR CONFLICT OF INTEREST TRANSACTIONS

                  Fed One. Director conflicts of interest are governed by the DGLA, which provides that no contract or other transaction between Fed One and one or more of its directors, or between Fed One and (i) an entity in which one or more of its directors are financially interested or (ii) an entity in which one or more of its directors serves as director, officer or trustee, will be voidable simply because of the relationship, as long as (i) certain disclosures as to the relationships have been made to those voting on the contract or transactions, or (ii) the contract or transaction is fair to Fed One.

                  United. Director conflicts of interest are governed by the WVCA, which provides that no contract or other transaction between United and one or more of its directors, or between United and an entity in which one or more of its directors are financially interested, will be void and voidable simply because of the relationship or because such directors may be present at a meeting of the United Board which authorizes such contract or transaction, as long as (i) certain disclosures as to the relationships have been made to those voting on the contract or transactions and there is a sufficient vote to approve the same without the vote of the interested director or directors, or
(ii) the contract or transaction is fair and reasonable to United.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

                  Fed One. The DGCL and the Fed One Certificate provide that no amendment of the Fed One Certificate may be made unless it is first approved by the Board of Directors of Fed One and thereafter is approved by the holders of a majority of the shares of Fed One entitled to vote generally in an election of directors, voting together as a single class. The Fed One Bylaws may be amended by a majority vote of the Fed One Board of Directors or by the affirmative vote of the holders of a majority of the votes cast by shareholders of Fed One at a meeting of shareholders.

                  United. Pursuant to the WVCA, the United Articles may be amended, following approval of the amendment by the United Board, by the affirmative vote of the holders of a majority of the United Common Stock entitled to vote thereon. The United Bylaws may be amended by the majority of the United Board voting at a duly called meeting at which a quorum is present. Such amendment is subject to repeal or change by the affirmative vote of the holders of a majority of the outstanding United Common Stock.

SPECIAL MEETINGS OF SHAREHOLDERS

                  Fed One. A special meeting of the shareholders of Fed One may be called by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

                  United. The United Bylaws provide that special meetings of United shareholders may be called by the United Board, the Chairman, the President, or the holders of not less than 10% of the United Common Stock outstanding.

NUMBER OF DIRECTORS, CLASSIFIED BOARD OF DIRECTORS

                  Fed One. The Fed One Certificate and Bylaws provide for a classified board of directors of seven (7) to fifteen (15) directors. The Fed One Board currently has ten directors. The Fed One Bylaws state that the Fed One Board shall be divided into three classes to serve staggered three-year terms. The effect of Fed One's having a classified board of directors is that approximately only one-third of the members of the Fed One Board are elected each year. Consequently, two annual meetings are effectively required for Fed One's shareholders to change a majority of the members of the Fed One Board.

                  United. The United Bylaws provide that the number of directors shall be not less than five nor more than 35. The United Bylaws also provide that the number may be increased or decreased by an amendment to the bylaws. The United Board has fixed the number at 21 directors. The United Board is not a classified board, meaning that all members of the United Board are elected annually. Consequently, a majority of the members of the United Board could be changed at one annual meeting.

DIRECTOR VACANCIES AND REMOVAL OF DIRECTORS

                  Fed One. Any vacancy occurring on the Fed One Board, including a vacancy resulting from an increase in the number of directors, must be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Fed One Board. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office.

                  The Fed One Certificate provides that any director may be removed for cause by the holders of a majority of the outstanding voting shares of Fed One.

                  United. The United Bylaws provide that any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until his or her successor shall have been elected and qualified.

                  Removal of directors is governed by the WVCA, which provides that one or more directors, or the entire board, may be removed, with or without cause, by the shareholders at a meeting called for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS

                  Fed One. The DGCL requires the approval of the Board of Directors and the holders of a majority of the outstanding stock of Fed One entitled to vote thereon for mergers or consolidations, and for sales, leases or exchanges of all or substantially all of Fed One's assets. The DGCL permits Fed One to merge with another corporation without obtaining the approval of Fed One's shareholders if: (i) Fed One is the surviving corporation of the merger;
(ii) the merger agreement does not amend the Fed One Certificate; (iii) each share of Fed One's stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of Fed One after the merger; and (iv) any authorized but unissued shares or treasury shares of common stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of the common stock outstanding immediately prior to the effective date of the merger.

                  Section 203 of the of the DGCL prohibits certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer, guaranty or issuance or reclassification of equity securities) between a Delaware corporation and certain "Interested Shareholders" (generally beneficial owners of 15% or more of the voting stock. Such business combinations are prohibited for three years after the date on which the Interested Shareholder became an Interested Shareholder unless such transaction is approved by the affirmative vote of a majority of the disinterested directors; or upon such transaction, the Interested Shareholder owned at least 85% of the voting stock; or subsequent to such transaction the business combination is approved by the board of directors and by the holders of a least two thirds of the voting stock not owned by the Interested Shareholder.

                  A Delaware corporation may adopt an amendment to its charter or bylaws electing not to be subject to the special voting requirements of the foregoing legislation. Any such amendment would have to be approved at the affirmative vote of the holders of at least a majority of the shares entitled to vote that are not owned by an Interested Shareholder. Fed One has not adopted such an amendment.

                  United. The WVCA requires the approval of the board of directors and the holders of a majority of the outstanding stock of United entitled to vote thereon for mergers, consolidations, and sales, leases, exchanges, or other dispositions of all or substantially all the assets of United.

INDEMNIFICATION, LIMITATION ON LIABILITY

                  Fed One. The Fed One Certificate provides that the personal liability of the directors and officers of Fed One for monetary damages shall be eliminated to the fullest extent permitted by the DGCL as it exists on the effective date of the Fed One Certificate or as such law may be thereafter in effect. Section 102(b)(7) of the DGCL currently provides that directors (but not officers) of corporations that have adopted such a provision will not be so liable, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to Fed One and its shareholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

                  The Fed One Bylaws provide that Fed One shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of Fed One or any predecessor of the company, or is or was serving at the request of Fed One or any predecessor of the company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by Section 145(a)-(d) of the DGCL, provided that Fed One shall not be liable for any amounts which may be due in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification thereunder without its prior written consent. Under Section 145(a)-(d) of the DGCL as currently in effect, other than in actions brought by or in the right of Fed One, such indemnification would apply if it was determined in the specific case that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Fed One and, with respect to any criminal proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of Fed One, such indemnification would probably be limited to reasonable expenses (including attorneys' fees), and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Fed One, except that no indemnification may be made with respect to any claim, issue or matter as to which such person is adjudged liable to Fed One unless, and only to the extent that, the Delaware Court of Chancery or the court in which that action was brought determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that any director, officer, employee or agent of Fed One has been successful on the merits or otherwise in defense of any proceeding, he or she must be indemnified against reasonable expenses incurred by him or her in connection therewith. The Fed One Bylaws also provide that reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of Fed One in defending any civil, criminal, administrative or investigative action, suit or proceeding described above shall be paid by Fed One in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by Fed One.

                  United. The United Articles provide that, in addition to any other rights to which a director may be entitled by law, a director or officer of United shall be indemnified by United for liabilities and expenses, except such liabilities and expenses incurred because of such person's gross negligence or willful misconduct in the performance of a duty to United.

DISSENTERS' RIGHTS

                  Fed One. Pursuant to the DGCL, a shareholder of a Delaware corporation generally has the right to dissent from any merger or consolidation involving the corporation or sale of all or substantially all of the corporation's assets, subject to specified procedural requirements. However, no such appraisal rights are available for the shares of any class or series of a corporation's capital stock if (i) as of the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, such shares were either listed on a national securities exchange or held of record by more than 2,000 shareholders, or (ii) the corporation is the surviving corporation of a merger and the merger did not require the approval of the corporation's shareholders, unless in either case, the holders of such stock are required by an agreement of merger or consolidation to accept for that stock something other than: (a) shares of stock of the corporation surviving or resulting from the merger or consolidation; (b) shares of stock of any other corporation that, at the effective date of the merger, will be listed on a national securities exchange or held of record by more than 2,000 shareholders; (c) cash in lieu of fractional shares of a corporation described in clause (a) or (b) above; or (d) any combination of the shares of stock and cash in lieu of fractional shares described in clauses (a) through (c) above.

                  United. Under the WVCA, a shareholder of a West Virginia corporation has the right to dissent from any merger, consolidation or sale of substantially all of the corporation's assets to which the corporation is a party.

SHAREHOLDER INSPECTION RIGHTS; SHAREHOLDER LISTS

                  FED ONE. The DGCL permits any Fed One shareholder, upon written demand under oath to inspect and copy certain listed materials, including the articles of incorporation, the bylaws and, stock ledger, shareholder lists. Legal reminders are available if a demand for such inspection is denied or not replied to within five business days.

                  United. The United Bylaws provide that its books and records may be examined at any time by any director, any committee of the shareholders appointed by the shareholders for that purpose or by the holders of one-tenth of the United Common Stock outstanding. The WVCA provides that any shareholder, after having been a shareholder for six months, or the owner of five percent of United Common Stock, without regard to the length of ownership, may, upon written demand, for any proper purpose, inspect the relevant books and records and make extracts therefrom. The WVCA also affords legal remedies to a shareholder improperly denied access, including a penalty equal to ten percent of the value of the shares held by the shareholder.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

UNITED

                  United Common Stock is traded on the Nasdaq Stock Market under the symbol "UBSI." The following table sets forth, for the indicated periods, the high and low closing sale prices for United Common Stock as reported by the Nasdaq Stock Market, and the cash dividends declared per share of United Common Stock for the indicated periods.

                                            PRICE RANGE
                                            -----------        CASH DIVIDENDS
QUARTER                                   HIGH       LOW     DECLARED PER SHARE
-------                                   ----       ---     ------------------
1995:
      First..............................$13.00    $11.63           $0.145
      Second.............................$13.88    $12.63           $0.145
      Third..............................$15.25    $13.13           $0.145
      Fourth.............................$15.50    $14.50           $0.150
1996:

      First..............................$15.00    $14.25           $0.150
      Second.............................$14.88    $13.38           $0.155
      Third..............................$15.13    $13.13           $0.155
      Fourth.............................$16.50    $14.63           $0.160
1997:

      First..............................$17.44    $16.13           $0.165
      Second.............................$21.25    $17.19           $0.165
      Third..............................$23.63    $19.13           $0.170
      Fourth.............................$24.38    $21.80           $0.175
1998:

      First..............................$26.19    $22.75           $0.175
      Second.............................$34.13    $23.38           $0.180
      Third (through July 29, 1998)......$31.00    $28.63               --

-----------
(1) In November 1997, United declared a two-for-one stock split effected in the form of a 100% stock dividend, distributed March 27, 1998, to shareholders of record as of March 13, 1998.

                  On February 17, 1998, the last business day prior to the public announcement of the Merger, the closing price per share of United Common Stock on the Nasdaq Stock Market was $24.31. Past price performance is not necessarily indicative of likely future stock performance. Shareholders are urged to obtain current market quotations for shares of United Common Stock.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

FED ONE

                  Fed One Common Stock is traded on the Nasdaq Stock Market under the symbol "FOBC" The following table sets forth, for the indicated periods, the high and low closing sale prices for Fed One Common Stock as reported in the Nasdaq Stock Market, and the cash dividends declared per share of Fed One Common Stock for the indicated periods.

                                             PRICE RANGE
                                             -----------       CASH DIVIDENDS
QUARTER                                    HIGH       LOW    DECLARED PER SHARE
-------                                    ----       ---    ------------------
1995:
         First............................$13.00    $10.50         $0.125
         Second...........................$14.50    $12.50         $0.125
         Third............................$15.75    $13.13         $0.135
         Fourth...........................$15.75    $14.25         $0.135
1996:
         First............................$16.25    $14.25         $0.135
         Second...........................$15.63    $14.50         $0.135
         Third............................$16.00    $13.00         $0.145
         Fourth...........................$16.63    $15.38         $0.145
1997:
         First............................$20.00    $15.75         $0.145
         Second...........................$21.25    $17.50         $0.145
         Third............................$27.25    $20.00         $0.155
         Fourth...........................$28.00    $24.00         $0.155
1998:
         First............................$37.50    $27.75         $0.155
         Second...........................$45.50    $36.00         $0.155
         Third (through July 29, 1998)....$45.25    $41.50             --

                  On February 17, 1998, the last business day prior to the public announcement of the Merger, the closing price per share of Fed One Common Stock on the Nasdaq Stock Market was $33.50. Past price performance is not necessarily indicative of likely future stock performance. Shareholders are urged to obtain current market quotations for shares of Fed One Common Stock.

            VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF FED ONE

                  The following table includes, as of the Fed One Record Date, certain information as to the Fed One Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to Fed One to be the beneficial owner of more than 5% of the issued and outstanding Fed One Common Stock, (ii) the directors of Fed One and (iii) all directors and executive officers of Fed One and Fed One Bank as a group.

                                                   Fed One Common Stock
    Name of                                      Beneficially Owned as of
Beneficial Owner                                     August 4, 1998(1)
----------------                                 ------------------------
                                                  No.                 %
                                                  ---                 -
United Bankshares, Inc.                        493,800(2)           17.2%
 300 United Center
 500 Virginia Street, East
 Charleston, West Virginia  25301

Directors:
  Danny C. Aderholt                             24,905(3)            1.0%
  George J. Anetakis                            21,767(4)            0.9%
  Dudley E. Beck                                22,188(5)            0.9%
  Alan E. Groover                              103,001(6)            4.2%
  Gilbert R. Haller                             36,660(7)            1.5%
  George Margaretes                              7,174(8)            0.3%
  Louis Salvatori                               43,632(9)            1.8%
  William Salvatori                            44,324(10)            1.8%
  Paul R. Turner                                1,677(11)            0.1%
  Gareth F. Vorhees                             4,662(12)            0.2%

All directors and executive officers          375,384(13)           15.0%
  of Fed One and Fed One Bank as a
  group (12 persons)

----------------
  (1) For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares which are subject to stock options which are exercisable within 60 days of the Fed One Record Date are deemed to be outstanding for the purpose of computing the percentages of Fed One Common Stock beneficially owned by the respective individuals and group.

  (2) Includes 474,800 shares which may be acquired upon the occurrence of certain triggering events pursuant a Stock Option Agreement dated February 18, 1998 entered into between United and Fed One in connection with an Agreement and Plan of Merger dated February 18, 1998 entered into by the parties pursuant to which Fed One will be acquired by United.

  (3) Includes 3,224 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Fed One Record Date.

  (4) Includes 2,177 shares held jointly with Mr. Anetakis' wife, with whom voting and dispositive power is shared, and 3,868 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Fed One Record Date. Also includes 1,661 shares held by Mr. Anetakis' wife; Mr. Anetakis disclaims beneficial ownership of such shares.

  (5) Includes 4,192 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Fed One Record Date. Also includes 4,406 shares held by Mr. Beck's wife; Mr. Beck disclaims beneficial ownership of such shares.

  (6) Includes 46,300 shares held jointly with Mr. Groover's wife, with whom voting and dispositive power is shared, 31,351 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Fed One Record Date, 6,449 shares held in a Recognition and Retention Plan and Trust of Fed One ("RRP"), which may be voted by him pending vesting and distribution and 1,947 shares allocated to Mr. Groover's account in Fed One's Employee Stock Ownership Plan ("ESOP"). Also includes 7,314 shares held by Mr. Groover's wife, who is an employee of the Bank, exercisable stock options held by Ms. Groover to purchase 2,288 shares, 645 shares held for Ms. Groover's account in the RRP and 392 shares allocated to Ms. Groover's account in the ESOP. Mr. Groover disclaims beneficial ownership of the shares held by his wife.

  (7) Includes 21,607 shares held jointly with Mr. Haller's wife, with whom voting and dispositive power is shared and 6,769 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Fed One Record Date. Also includes 4,132 shares held by Mr. Haller's wife; Mr. Haller disclaims beneficial ownership of such shares.

  (8) Includes 1,161 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Fed One Record Date.

  (9) Includes 38,484 shares held jointly with Mr. Salvatori's wife and children, with whom voting and dispositive power is shared, and 5,148 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Fed One Record Date.

 (10) Includes 13,416 shares held jointly with Mr. Salvatori's father, spouse or brother, with whom voting and dispositive power is shared, 2,692 shares held in a partnership that Mr. Salvatori is a partner, 15,455 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Fed One Record Date, 2,960 shares held in the RRP, which may be voted by him pending vesting and distribution, 1,162 shares allocated to Mr. Salvatori's account in the ESOP and 832 shares held by Mr. Salvatori's children.

 (11) Includes 1,177 shares held jointly with Mr. Turner's wife, with whom voting and dispositive power is shared, and 500 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Fed One Record Date.

 (12) Includes 1,423 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Fed One Record Date.

 (13) Includes 115,037 shares which may be acquired by all directors and executive officers as a group upon the exercise of stock options exercisable within 60 days of the Fed One Record Date, 15,974 shares held in the RRP on behalf of all directors and executive officers as a group, which may be voted by such individuals pending vesting and distribution and 6,131 shares held in the ESOP for the account of all directors and executive officers as a group.

             VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF UNITED

PRINCIPAL BENEFICIAL OWNERS

         The following table lists each shareholder of United who is the beneficial owner of more than 5% of United's common stock, the only class of stock outstanding, as of June 1, 1998.


                                                                                 Amount and Nature of         Percent of
  Title of Class            Name and Address of Beneficial Owner                 Beneficial Ownership           Class
------------------          ------------------------------------                 --------------------         ----------
Common Stock               United National Bank Trust Department (1)                  3,473,382                  8.78%
                           514 Market Street, Parkersburg, WV 26101
                           (3,473,382 Shares or 8.78% are registered
                           under the nominee name of Parbanc Co.)

         (1) United National Bank ("UNB") is a wholly-owned subsidiary of United and its Trust Department holds in fiduciary capacity or agency capacity, 3,473,382 shares of United's common stock. The voting and investment authority for the shares held by the Trust Department is exercised by UNB's Board of Directors.

SHARES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

         Share ownership of United's directors is set forth below as of June 1, 1998. Directors have sole voting and investment authority of directly owned shares. The total of directly owned shares also includes stock options granted to executive officers and certain directors pursuant to incentive stock option plans. For two of the directors who are executive officers, direct ownership includes options to purchase shares as follows: Richard M. Adams, 192,856 shares; and Bernard H. Clineburg, 46,623 shares. For three of the directors who are not executive officers, direct ownership includes options to purchase shares as follows: C. Barrie Cook, 4,294 shares; William A. Hazel; 1,742 shares; and I.N. Smith, Jr., 21,012 shares. The options to purchase shares included in the direct ownership of all executive officers and directors as a group total 526,035. Indirect shares for each individual director include those owned by spouses and immediate family members, unless otherwise indicated. These shares do not include the Trust Shares defined below in footnote 16.


                                                       Amount and Nature of             Percent
         Directors and Executive Officers            Beneficial Ownership (1)           of Class
         --------------------------------            ------------------------           --------
         Richard M. Adams                                   696,763 (2)                   1.76%
         Robert G. Astorg                                    26,620 (3)                     *
         Thomas J. Blair, III                               245,830 (4)                     *
         Harry L. Buch                                       12,126                         *
         W. Gaston Caperton                                  23,084 (5)                     *
         Bernard H. Clineburg                               129,227 (6)                     *
         C. Barrie Cook                                      91,737 (7)                     *
         H. Smoot Fahlgren                                  303,984                         *
         Theodore J. Georgelas                               87,914                         *
         F. T. Graff                                         10,000 (8)                     *
         William A. Hazel                                    62,244                         *
         Russell L. Isaacs                                   41,916                         *
         Arthur Kellar                                      100,700 (9)                     *
         John M. McMahon                                    239,025                         *
         G. Ogden Nutting                                   652,656 (10)                  1.65%
         William C. Pitt                                     10,000                         *
         I.N. Smith, Jr.                                    471,014 (11)                  1.19%
         William A. Thornhill, III                          449,454 (12)                  1.14%
         William W. Wagner                                  504,000 (13)                  1.27%
         P. Clinton Winter, Jr.                             374,954 (14)                    *
         James W. Word, Jr.                                 123,102 (15)                    *
         Directors and Executive Officers
           as a group (26 persons)                        5,153,503                      13.03%

----------------

* Represents less than 1% of the outstanding shares of United Common Stock.

(1) In calculating the number of shares of United Common Stock which are beneficially owned (and thus the percentage of United Common Stock beneficially owned), a person is deemed to own United Common Stock if that person has the right to acquire beneficial ownership of United Common Stock within sixty (60) days through the exercise of any option, warrant or right, or through the conversion of any security.

(2) Mr. R. Adams owns 512,590 shares of United Common Stock directly and 184,173 indirectly. Of the 184,173 shares indirectly owned by Mr. Adams, 51,180 shares in the Stevenson Trust over which he exercises voting power, 71,661 shares owned by the members of his immediate family and 61,322 shares are held in two family trusts over which he exercises voting power but no investment authority. Messrs. Richard M. Adams and Douglass H. Adams, who is an executive officer of United, are brothers.

(3) Mr. Astorg owns 25,149 of United Common Stock directly and 1,471 shares indirectly.

(4) Mr. Blair owns 234,490 shares of United Common Stock directly and 11,340 shares indirectly.

(5) Mr. Caperton owns 23,084 shares of United Common Stock indirectly in shares owned by members of his immediate family over which he exercises voting power.

(6) Mr. Clineburg owns 129,227 shares of United Common Stock directly of which 82,604 shares are owned jointly with Mr. Clineburg's wife.

(7) Mr. Cook owns 62,653 shares of United Common Stock directly and 29,084 indirectly. Of the 29,084 shares indirectly owned by Mr. Cook, 28,687 shares are held individually by Mr. Cook's wife and 397 shares are held by Fairfax Pathology Associates, Ltd. Retirement Account for the benefit of Mr. Cook.

(8) Mr. Graff owns 4,000 shares of United Common Stock directly and 6,000 shares indirectly. The indirectly owned shares are held by a bank in a trustee account for Mr. Graff over which he exercises voting and dispositive power.

(9) Mr. Kellar owns 66,947 shares of United Common Stock directly and 33,753 shares indirectly. The indirect shares are held individually by Mr. Kellar's wife.

(10) Mr. Nutting owns 652,656 shares of United Common Stock indirectly. The voting and investment authority for the indirectly owned shares of Mr. Nutting are as follows: he has beneficial ownership, through shared investment or voting authority of 652,656 shares consisting of 41,904 shares held by Mr. Nutting as co-trustee, and 554,752 shares registered in the name of The Ogden Newspapers, Inc. of which Mr. Nutting is President. He is also a settlor and sole beneficiary of a trust which contains 56,000 shares.

(11) Mr. Smith owns 28,314 shares of United Common Stock directly and 442,700 indirectly. Of the 442,700 indirectly owned beneficially by Mr. Smith, 10,550 shares are owned by members of his immediate family and 29,150 shares are owned by the mother of Mr. Smith over which he has the power of attorney. The following shares owned of record by others may be deemed to be owned by Mr. Smith under the rules and regulations of the Commission: Kanawha City Company 30,000 shares; Kanawha Company 112,000 shares; Roane Land Company, 1,000 shares; Roxalana Land Company 150,000 shares; and West Virginia Coal Land Company 110,000 shares.

(12) Mr. Thornhill owns 263,394 shares of United Common Stock directly and 186,060 shares indirectly.

(13) Mr. Wagner owns 504,000 shares of United Common Stock directly. Mr. Wagner is a director of three companies, W.W. McDonald Land Company, Bruce McDonald Holding Company and Triadelphia Land Company, that have common boards of directors and common management officials. These entities own a total of approximately 383,796 shares which represents less than one percent of the outstanding shares of United Common Stock.

(14) Mr. Winter owns 251,930 shares of United Common Stock directly and 123,024 shares indirectly. Of the 123,024 shares indirectly owned by Mr. Winter, 86,224 shares are held in trusts for Mr. Winter's mother and children for which Mr. Winter acts as executor and 36,800 shares are held by a company which Mr. Winter serves as President. Mr. Winter is a director of three companies, W.W. McDonald Land Company, Bruce McDonald Holding Company and Triadelphia Land Company, that have common boards of directors and common management officials. These entities own a total of approximately 383,796 shares which represents less than one percent of the outstanding shares of United Common Stock.

(15) Mr. Word owns 63,486 shares of United Common Stock directly and 59,616 shares indirectly.

(16) All directors and executive officers of United as a group, 26 persons, own 3,344,885 shares of United Common Stock directly and 1,808,618 shares indirectly. Not included in indirect owned shares are 3,473,382 shares of United Common Stock held by UNB's Trust Department serving in a fiduciary or agency capacity (the "Trust Shares"). The voting and investment authority for the Trust Shares held by the Trust Department is exercised by UNB's Board of Directors. The members of UNB's Board of Directors who are also directors or executive officers of United are:
         Richard M. Adams, and Gary L. Ellis.

                                    EXPERTS

                  The consolidated financial statements of United as of December 31, 1997 and 1996 and for each of the three years and the period ended December 31, 1997, included in Form 8-K dated August 3, 1998, and incorporated by reference in this Joint Proxy Statement/Prospectus and in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                  The consolidated financial statements of Fed One and subsidiary as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, appearing in the 1997 Annual Report of Fed One to its shareholders and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1997 have been incorporated by reference in the Joint Proxy Statement/Prospectus and in the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part, in reliance upon the report of KPMG Peat Marwick LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                        VALIDITY OF UNITED COMMON STOCK

                  The validity of the shares of United Common Stock being offered hereby will be passed upon for United by Bowles Rice McDavid Graff & Love, Charleston, West Virginia. F. Thomas Graff, Jr., a member of Bowles Rice McDavid Graff & Love, is a director of United.

                                 OTHER MATTERS

                  As of the date of this Joint Proxy Statement/Prospectus, the Fed One Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Joint Proxy Statement/Prospectus. However, if any other matter shall properly come before the Special Meeting or any adjournments or postponements thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of Special Meeting as determined by a majority of the Fed One Board, provided, however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any adjournment or postponement.

                  As of the date of this Joint Proxy Statement/Prospectus, the United Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Joint Proxy Statement/ Prospectus. However, if any other matter shall properly come before the Special Meeting or any adjournments or postponements thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of Special Meeting as determined by a majority of the United Board, provided, however, that no proxy which is voted against the proposal to approve the amendment of the United Articles to increase the number of authorized shares of United Common Stock from 41,000,000 to 100,000,000 shares will be voted in favor of any adjournment or postponement.

                             SHAREHOLDER PROPOSALS

FED ONE

                  In the event that the Merger with United is not consummated, any proposal which a shareholder wishes to have included in the proxy materials of Fed One relating to the next annual meeting of shareholders of Fed One, which is scheduled to be held in April, 1999, must be received at the principal executive offices of Fed One, 21 Twelfth Street, Wheeling, West Virginia 26003,
Attention: Jean E. Huff, Corporate Secretary, no later than November 25, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

UNITED

                  United expects to hold its next annual meeting of shareholders during May 1999. The deadline for any proposals of shareholders intended to be presented at such meeting is November 14, 1998.

                                           [ Conformed Copy ]        Appendix A

-------------------------------------------------------------------------------








                          AGREEMENT AND PLAN OF MERGER

                         dated as of February 18, 1998

                                 by and between

                            UNITED BANKSHARES, INC.

                                      and

                             FED ONE BANCORP, INC.


-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                    ARTICLE I

                               Certain Definitions

1.01     Certain Definitions..................................................1

                                   ARTICLE II

                                   The Merger

2.01     The Merger...........................................................7
2.02     Articles Amendment...................................................7
2.03     Effective Date and Effective Time....................................8
2.04     Closing..............................................................8

                                   ARTICLE III

                       Consideration; Exchange Procedures

3.01     Merger Consideration.................................................8
3.02     Rights as Stockholders; Stock Transfers..............................9
3.03     Fractional Shares....................................................9
3.04     Exchange Procedures..................................................9
3.05     Anti-Dilution Provisions............................................10
3.06     Options.............................................................10

                                   ARTICLE IV

                           Actions Pending Acquisition

4.01     Forebearances of Fed One............................................11
4.02     Forebearances of United.............................................14

                                    ARTICLE V

                         Representations and Warranties

5.01     Disclosure Schedules................................................14
5.02     Standard............................................................15

                                                                           Page
                                                                           ----

5.03     Representations and Warranties of Fed One...........................15
5.04     Representations and Warranties of United............................25

                                   ARTICLE VI

                                    Covenants

6.01     Reasonable Best Efforts.............................................32
6.02     Stockholder Approvals...............................................32
6.03     Registration Statement..............................................33
6.04     Press Releases......................................................34
6.05     Access; Information.................................................34
6.06     Acquisition Proposals...............................................35
6.07     Affiliate Agreements................................................35
6.08     Takeover Laws.......................................................35
6.09     Certain Policies....................................................36
6.10     NASDAQ Listing......................................................36
6.11     Regulatory Applications.............................................36
6.12     Indemnification.....................................................37
6.13     Benefit Plans and Arrangements......................................38
6.14     Notification of Certain Matters.....................................39
6.15     Dividend Coordination...............................................40
6.16     Directorship of United and Advisory Board of Directors..............40
6.17     Fed One Stock Issuance..............................................40
6.18     Bank Merger.........................................................40

                                   ARTICLE VII

                    Conditions to Consummation of the Merger

7.01     Conditions to Each Party's Obligation to Effect the Merger..........41
7.02     Conditions to Obligation of Fed One.................................42
7.03     Conditions to Obligation of United..................................43

                                  ARTICLE VIII

                                   Termination

8.01     Termination.........................................................43
8.02     Effect of Termination and Abandonment...............................47

                                                                           Page
                                                                           ----

                                   ARTICLE IX

                                  Miscellaneous

9.01     Survival............................................................47
9.02     Waiver; Amendment...................................................47
9.03     Counterparts........................................................47
9.04     Governing Law.......................................................47
9.05     Expenses............................................................48
9.06     Notices.............................................................48
9.07     Entire Understanding; No Third Party Beneficiaries..................49
9.08     Interpretation; Effect; Assignment; Successors......................49


EXHIBIT A     Form of Stock Option Agreement
EXHIBIT B     Form of Fed One Affiliate Agreement
EXHIBIT C     Form of United Affiliate Agreement

ANNEX A       Form of Supplement for Merger Sub
                      Accession to Merger Agreement

         AGREEMENT AND PLAN OF MERGER, dated as of February 18, 1998 (this "Agreement"), by and between United Bankshares, Inc. ("United") and Fed One Bancorp, Inc. ("Fed One").

                                    RECITALS

         A. United. United is a West Virginia corporation, having its principal place of business in Charleston, West Virginia.

         B. Fed One. Fed One is a Delaware corporation, having its principal place of business in Wheeling, West Virginia.

         C. Stock Option Agreement. As a condition and an inducement to United's entering into this Agreement , Fed One has granted to United an option pursuant to a stock option agreement, in substantially the form of Exhibit A.

         D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby be accounted for under the "pooling-of-interests" accounting method and treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 (the "Code").

         E. Board Action. The respective Boards of Directors of each of United and Fed One have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               Certain Definitions

         1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

         "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Fed One or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Fed One or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

         "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

         "Articles Amendment" has the meaning set forth in Section 2.02.

         "Bank Merger" has the meaning set forth in Section 6.18.

         "Closing" has the meaning set forth in Section 2.04.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Costs" has the meaning set forth in Section 6.12(a).

         "Delaware Secretary" means the Office of the Secretary of State of the State of Delaware.

         "DGCL" means the Delaware General Corporation Law.

         "Disclosure Schedule" has the meaning set forth in Section 5.01.

         "Effective Date" means the date on which the Effective Time occurs.

         "Effective Time" means the effective time of the Merger, as provided for in Section 2.03.

         "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Agent" has the meaning set forth in Section 3.04.

         "Exchange Ratio" has the meaning set forth in Section 3.01.

         "Fed One" has the meaning set forth in the preamble to this Agreement.

         "Fed One Affiliate" has the meaning set forth in Section 6.07(a).

         "Fed One Bank" means Fed One Bank, a federal savings bank.

         "Fed One Board" means the Board of Directors of Fed One.

         "Fed One Bylaws" means the Bylaws of Fed One.

         "Fed One Certificate" means the Certificate of Incorporation of Fed
     One.

         "Fed One Common Stock" means the common stock, par value $0.10 per share, of Fed One.

         "Fed One Compensation and Benefit Plans" has the meaning set forth in
     Section 5.03(m).

         "Fed One ESOP" means the Fed One Employee Stock Ownership Plan, as amended.

         "Fed One Meeting" has the meaning set forth in Section 6.02.

         "Fed One Preferred Stock" means the preferred stock, par value $0.10 per share, of Fed One.

         "Fed One Stock" means, collectively, Fed One Common Stock and Fed One Preferred Stock.

         "Fed One Stock Option" has the meaning set forth in Section 3.06(a).

         "Fed One Stock Option Plans" means the following plans of Fed One: the 1995 Stock Option Plan, the 1992 Stock Option Plan for Officers and Employees and the 1992 Stock Option Plan for Outside Directors.

         "Fed One Stock Plans"means the following plans of Fed One: the Fed One ESOP, the 1995 Recognition and Retention Plan and Trust, the 1992 Recognition and Retention Plan and Trust, the 1995 Stock Option Plan, the 1992 Stock Option Plan for Officers and Employees, the 1992 Stock Option Plan for Outside Directors and the Dividend Reinvestment Plan.

         "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

         "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         "Indemnified Party" has the meaning set forth in Section 6.12(a).

         "Insurance Amount" has the meaning set forth in Section 6.12(b).

         "Insurance Policy" has the meaning set forth in Section 5.03(t).

         "IRS" means the Internal Revenue Service.

         "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

         "Material Adverse Effect" means, with respect to United or Fed One, any effect that (i) is material and adverse to the financial position, results of operations or business of United and its Subsidiaries taken as a whole or Fed One and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either United or Fed One to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (c) actions or omissions of United or Fed One taken with the prior written consent of Fed One and United, respectively, in contemplation of the transaction contemplated hereby, (d) circumstances affecting banks or savings associations or their holding companies generally and (e) the effects of the Merger and compliance by either party with the provisions of this Agreement on the financial position, results of operations or business of such party and its Subsidiaries, or the other party and its Subsidiaries, as the case may be.

         "Merger" has the meaning set forth in Section 2.01.

         "Merger Consideration" has the meaning set forth in Section 3.01.

         "Merger Sub" means UBC Holding Company, Inc., or one or more corporations or limited liability companies to be organized under the corporate laws of a state of the United States by United prior to the Effective Time; provided that the laws of the state of incorporation thereof shall permit the merger of corporations or limited liability companies organized thereunder with a Delaware corporation.

         "Multiemployer Plan" has the meaning set forth in Section 5.03(m).

         "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

         "New Certificate" has the meaning set forth in Section 3.04.

         "Old Certificate" has the meaning set forth in Section 3.04.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

         "Pension Plan" has the meaning set forth in Section 5.03(m).

         "Plans" has the meaning set forth in Section 5.03(m).

         "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

         "Proxy Statement" has the meaning set forth in Section 6.03.

         "Registration Statement" has the meaning set forth in Section 6.03.

         "Regulatory Authority" has the meaning set forth in Section 5.03(i).

         "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

         "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

         "SEC" means the Securities and Exchange Commission.

         "SEC Documents" has the meaning set forth in Section 5.03(g).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Stock Option Agreement" has the meaning set forth in Recital C.

         "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

         "Surviving Corporation" has the meaning set forth in Section 2.01.

         "Takeover Laws" has the meaning set forth in Section 5.03 (o).

         "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

         "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

         "Treasury Stock" shall mean shares of Fed One Stock held by Fed One or any of its Subsidiaries or by United or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

         "United" has the meaning set forth in the preamble to this Agreement.

         "United Affiliates" has the meaning set forth in Section 6.07(a).

         "United Articles" means the Restated Articles of Incorporation of
     United.

         "United Bank" means United National Bank, a national bank.

         "United Board" means the Board of Directors of United.

         "United Common Stock" means the common stock, par value $2.50 per share, of United.

         "United Compensation and Benefit Plans" has the meaning set forth in
     Section 5.04(m).

         "United Meeting" has the meaning set forth in Section 6.02.

         "United Stock Dividend" means the 100% stock dividend declared by United payable March 27, 1998 to shareholders of record of United as of March 13, 1998, subject to approval of an amendment to the United Articles at a special meeting of United's shareholders to be held on March 9, 1998.

         "West Virginia Secretary" means the Office of the Secretary of State of the State of West Virginia.

         "WVCA" means the West Virginia Corporation Act.

                                   ARTICLE II

                                   The Merger

         2.01 The Merger. (a) Prior to the Effective Time, United shall take any and all action necessary (i) to cause the Merger Sub to become a party to this Agreement, to be evidenced by the execution by the Merger Sub of a supplement to this Agreement in substantially the form of Annex A, and delivery thereof to Fed One; and (ii) to cause the Merger Sub to take all actions necessary or proper to comply with the obligations of United and the Merger Sub to consummate the transactions contemplated hereby.

         (b) At the Effective Time, Fed One shall merge with and into Merger Sub (the "Merger"), the separate corporate existence of Fed One shall cease and Merger Sub shall survive and continue to be governed by the laws of its state of incorporation (Merger Sub, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). United may at any time prior to the Effective Time (i) change the method of effecting the combination with Fed One (including, without limitation, the provisions of this Article II) or (ii) change the method of effecting, or not consummate, the Bank Merger pursuant to Section 6.18, in each case if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Fed One Stock as provided for in this Agreement (the "Merger Consider ation"), (ii) adversely affect the tax treatment of Fed One's stockholders as a result of receiving the Merger Consideration or the Merger qualifying for "pooling-of-interests" accounting treatment or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement; and provided further, that United shall provide Fed One written notice of such change.

         (c) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the occurrence of the filing (i) in the office of the Delaware Secretary of a certificate of merger in accordance with the DGCL and (ii) in the office of the West Virginia Secretary of articles of merger in accordance with the WVCA or such later date and time as may be set forth in such certificate of merger and articles of merger. The Merger shall have the effects prescribed in the DGCL and the WVCA.

         2.02 Articles Amendment. At or prior to the Effective Time, Article VI of the United Articles shall be amended to read as follows (the "Articles Amendment"):

              "VI. The amount of the authorized capital stock of the corporation is $250,000,000 which shall be divided into 100,000,000 shares of a par value of $2.50 per share."

         2.03 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (i) the fifth business day to occur after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of United, on the last business day of the month in which such fifth business day occurs or, if such fifth business day occurs within the last five business days of such month, on the last business day of the succeeding month) or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

         2.04 Closing. A closing of the Merger (the "Closing") shall take place at such place, at such time and on such date as is determined by the parties pursuant to Section 2.03 hereof. At the

Closing, there shall be delivered to United and Fed One the opinions, certificates and other documents required to be delivered under Sections 7.02 and 7.03 hereof.

                                   ARTICLE III

                       Consideration; Exchange Procedures

         3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

         (a) Outstanding Fed One Common Stock. Each share, excluding Treasury Stock, of Fed One Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 0.75 of a share of United Common Stock (subject to adjustment as set forth herein, the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Sections 3.05 and 8.01(f).

         (b) Outstanding United Stock. Each share of United Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

         (c) Treasury Shares. Each share of Fed One Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Fed One Stock shall cease to be, and shall have no rights as, stockholders of Fed One, other than to receive any dividend or other distribution with respect to such Fed One Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article
III. After the Effective Time, there shall be no transfers on the stock transfer books of Fed One or the Surviving Corporation of shares of Fed One Stock.

         3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of United Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, United shall pay to each holder of Fed One Common Stock who would otherwise be entitled to a fractional share of United Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of United Common Stock, as reported by NASDAQ reporting system (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five NASDAQ trading days immediately preceding the Effective Date.

         3.04 Exchange Procedures. (a) At or prior to the Effective Time, United shall deposit, or shall cause to be deposited, with United Bank (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Fed One Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of United Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding shares of Fed One Common Stock.

         (b) As promptly as practicable after the Effective Date, United shall send or cause to be sent to each former holder of record of shares of Fed One Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. United shall cause the New Certificates into which shares of a stockholder's Fed One Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Fed One Common Stock (or indemnity reasonably satisfactory to United and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

         (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Fed One Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (d) No dividends or other distributions with respect to United Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Fed One Common Stock converted in the Merger into the right to receive shares of such United Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of United Common Stock such holder had the right to receive upon surrender of the Old Certificates.

         (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Fed One for six months after the Effective Time shall be paid to United. Any stockholders of Fed One who have not theretofore complied with this
Article III shall thereafter look only to United for payment of the shares of United Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on United Common Stock deliverable in respect of each share of Fed One Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         3.05 Anti-Dilution Provisions. In the event United changes (or a record date for any such change occurs prior to the Effective Date) the number of, or provides for the exchange of, shares of United Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding United Common Stock and the record date therefor shall be prior to the Effective Date, including without limitation pursuant to the United Stock Dividend (which shall result in an adjustment of the Exchange Ratio as of the date hereof to 1.5), the Exchange Ratio shall be proportionately adjusted.

         3.06 Options. (a) At the Effective Time, each outstanding option to purchase shares of Fed One Common Stock under the Fed One Stock Option Plans (each, a "Fed One Stock Option"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Fed One Stock Option, the number of shares of United Common Stock equal to (a) the number of shares of Fed One Common Stock subject to the Fed One Stock Option, multiplied by (b) the Exchange Ratio (such product rounded to the nearest whole number) (a "Replacement Option"), at an exercise price per share (rounded down to the nearest whole cent) equal to (y) the per share exercise price pursuant to such Fed One Stock Option divided by the Exchange Ratio. Notwithstanding the foregoing, each Fed One Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. Accordingly, with respect to "incentive stock options," fractional shares shall be rounded down to the nearest whole number of shares and where necessary the per share exercise price shall be rounded up to the nearest cent. At or prior to the Effective Time, Fed One shall use its best efforts, including using its reasonable best efforts to obtain any necessary consents from optionees, with respect to the Fed One Stock Option Plans to permit the replacement of the outstanding Fed One Stock Options by United pursuant to this Section and to permit United to assume the Fed One Stock Option Plans. Fed One shall further take all action necessary to amend the Fed One Stock Option Plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, United shall assume the Fed One Stock Option Plans; provided, that such assumption shall be only in respect of the Replacement Options and that United shall have no obligation with respect to any awards under the Fed One Stock Option Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Fed One Stock Option Plans.

         (b) At all times after the Effective Time, United shall reserve for issuance such number of shares of United Common Stock as necessary so as to permit the exercise of options granted under the Fed One Stock Option Plans in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. United shall file with the SEC a registration statement on an appropriate form under the Securities Act with respect to the shares of United Common Stock subject to options to acquire United Common Stock issued pursuant to Section 3.06(a) hereof, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

                                   ARTICLE IV

                           Actions Pending Acquisition

         4.01 Forebearances of Fed One. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of United, Fed One will not, and will cause each of its Subsidiaries not to:

         (a) Ordinary Course. Conduct the business of Fed One and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon Fed One's ability to perform any of its material obligations under this Agreement.

         (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof or pursuant to Fed One's Dividend Reinvestment Plan (but only with respect to open market, non-discounted purchases), (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Fed One Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or
     (iii) permit any additional shares of Fed One Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

         (c) Dividends, Etc. (a) Make, declare, pay or set aside for payment any dividend, other than (A) quarterly cash dividends on Fed One Stock in an amount not to exceed $0.155 per share with record and payment dates consistent with past practice, and (B) dividends from wholly owned Subsidiaries to Fed One or another wholly owned Subsidiary of Fed One) on or in respect of, or declare or make any distribution on any shares of Fed One Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

         (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Fed One or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for grants of awards to newly hired employees consistent with past practice.

         (e) Benefit Plans. Enter into, establish, adopt or amend (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Fed One or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

         (f) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

         (g) Acquisitions. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

         (h) Governing Documents. Amend the Fed One Certificate, Fed One Bylaws or the certificate of incorporation or by-laws (or similar governing documents) of any of Fed One's Subsidiaries.

         (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

         (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

         (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Fed One and its Subsidiaries, taken as a whole.

         (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of- interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

         (m) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

         (n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

         (o) Commitments. Agree or commit to do any of the foregoing.

         4.02 Forebearances of United. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Fed One, United will not, and will cause each of its Subsidiaries not to:

         (a) Preservation. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

         (b) Extraordinary Dividends. Make, declare, pay or set aside for payment any extraordinary dividend.

         (c) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of- interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of United to exercise its rights under the Stock Option Agreement.

         (d) Commitments. Agree or commit to do any of the foregoing.

                                    ARTICLE V

                         Representations and Warranties

         5.01 Disclosure Schedules. On or prior to the date hereof, United has delivered to Fed One a schedule and Fed One has delivered to United a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and
(b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. Fed One's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of United.

         5.02 Standard. No representation or warranty of Fed One or United contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title, if any ranking not less than senior vice president and that party's in-house counsel, if any.

         5.03 Representations and Warranties of Fed One. Subject to Sections
5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Fed One hereby represents and warrants to United:

         (a) Organization, Standing and Authority. Fed One is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Fed One is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

         (b) Fed One Stock. As of the date hereof, the authorized capital stock of Fed One consists solely of (i) 15,000,000 shares of Fed One Common Stock, of which 2,375,556 shares were outstanding as of the date hereof, and (ii) 5,000,000 shares of Fed One Preferred Stock, of which no shares are outstanding. As of the date hereof, 443,206 shares of Fed One Common Stock and no shares of Fed One Preferred Stock were held in treasury by Fed One or otherwise owned by Fed One or its Subsidiaries ("Treasury Stock"). The outstanding shares of Fed One Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed in its Disclosure Schedule, there are no shares of Fed One Stock authorized and reserved for issuance, Fed One does not have any Rights issued or outstanding with respect to Fed One Stock, and Fed One does not have any commitment to authorize, issue or sell any Fed One Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement. The number of shares of Fed One Common Stock which are issuable and reserved for issuance upon exercise of Fed One Stock Options as of the date hereof are Previously Disclosed in Fed One's Disclosure Schedule. Fed One has Previously Disclosed all purchases of Fed One Stock in the prior two years.

         (c) Subsidiaries. (i)(A) Fed One has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Fed One or its Subsidiaries are fully paid and nonassessable and are owned by Fed One or its Subsidiaries free and clear of any Liens.

         (ii) Fed One does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

         (iii) Each of Fed One's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

         (d) Corporate Power. Each of Fed One and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Fed One has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

         (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval and adoption of this Agreement (including the agreement of merger set forth herein) by the holders of more than a majority of the outstanding shares of Fed One Common Stock entitled to vote thereon pursuant to the DGCL (which is the only shareholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Fed One and the Fed One Board prior to the date hereof. This Agreement is a valid and legally binding obligation of Fed One, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The actions leading up to the entering into of this Agreement and the Stock Option Agreement, the entering into of this Agreement and the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby are not prohibited or in any way affected by the provisions of
     Article 10 of the Fed One Certificate. The Fed One Board of Directors has received the written opinion of Ryan, Beck & Co. to the effect that as of the date hereof the consideration to be received by the holders of Fed One Common Stock in the Merger is fair to the holders of Fed One Common Stock from a financial point of view.

         (f) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Fed One or any of its Subsidiaries in connection with the execution, delivery or performance by Fed One of this Agreement or the Stock Option Agreement or to consummate the Merger except for (A) filings of applications or notices with federal and state banking and thrift authorities, (B) filings with the SEC and state securities authorities, (C) filings of applications or notices with the U.S. Department of Justice and Federal Trade Commission pursuant to the H-S-R Act, (D) the filing of the certificate of merger with the Delaware Secretary pursuant to the DGCL and the filing of articles of merger with the West Virginia Secretary pursuant to the WVCA, and (E) the adoption and approval of this Agreement by the stockholders of Fed One. As of the date hereof, Fed One is not aware of any reason why the approvals set forth in
     Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

         (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Fed One or of any of its Subsidiaries or to which Fed One or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Fed One Certificate or the Fed One Bylaws or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

         (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) Fed One's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, Fed One's "SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Fed One and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Fed One and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements. Fed One's press release announcing its 1997 year end results fairly presents the financial condition of Fed One as of December 31, 1997 and the results of its operations for the year ended December 31, 1997, in each case as determined in accordance with generally accepted accounting principles.

         (ii) Since December 31, 1997, Fed One and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice (excluding expenses incurred in connection with this Agreement and the transactions contemplated hereby).

         (iii) Since December 31, 1997, (A) Fed One and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Fed One.

         (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Fed One or any of its Subsidiaries and, to Fed One's knowledge, no such litigation, claim or other proceeding has been threatened.

         (i) Regulatory Matters. (i) Neither Fed One nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of Thrift Supervision, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

         (ii) Neither Fed One nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

         (j) Compliance with Laws. Each of Fed One and its Subsidiaries:

                (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

              (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Fed One's knowledge, no suspension or cancellation of any of them is threatened; and

              (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that Fed One or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Fed One's knowledge, do any grounds for any of the foregoing exist) or (C) as of the date hereof, failing to approve any proposed acquisition, or stating its intention not to approve acquisitions proposed to be effected by it within a certain time period or indefinitely.

         (k) Material Contracts; Defaults. Except for this Agreement, the Stock Option Agreement and those agreements and other documents filed as exhibits to its SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither Fed One nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         (l) No Brokers. No action has been taken by Fed One that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Ryan, Beck & Co.

         (m) Employee Benefit Plans. (i) Fed One's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of Fed One or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Fed One Compensation and Benefit Plans"). Neither Fed One nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

         (ii) Each Fed One Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Fed One Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of
     Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Fed One Compensation and Benefit Plan is exempt from tax under
     Section 501(a) of the Code) from the IRS, and Fed One is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Fed One, threatened legal action, suit or claim relating to the Fed One Compensation and Benefit Plans. Neither Fed One nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Fed One Compensation and Benefit Plan that would reasonably be expected to subject Fed One or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

         (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Fed One or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with Fed One under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of Fed One, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Fed One Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Fed One's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Fed One, there is no pending investigation or enforcement action by the PBGC, the U.S. Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Fed One Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

         (iv) All contributions required to be made under the terms of any Fed One Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Fed One or any of its Subsidiaries is a party have been timely made or have been reflected on Fed One's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
     Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Fed One, any of its Subsidiaries or any ERISA Affiliate
     (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

         (v) Neither Fed One nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Fed One Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Fed One Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by Fed One or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

         (vi) Fed One and its Subsidiaries do not maintain any Fed One Compensation and Benefit Plans covering foreign Employees.

         (vii) With respect to each Fed One Compensation and Benefit Plan, if applicable, Fed One has provided or made available to United, true and complete copies of existing: (A) Fed One

     Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and
     (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

         (viii) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Fed One Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Fed One Compensation and Benefit Plan.

         (ix) Neither Fed One nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

         (x) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of United, Fed One or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         (n) Labor Matters. Neither Fed One nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Fed One or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Fed One or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Fed One's knowledge, threatened, nor is Fed One aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

         (o) Takeover Laws; Dissenters' Rights. Fed One has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby (the "Covered Transactions") are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including, without limitation, the State of Delaware and Section 203 of the DGCL, applicable to Fed One. Assuming the United Common Stock meets the requirements set forth in Section 262(b)(2) of the DGCL, holders of Fed One Common Stock do not have dissenters' rights in connection with the Merger.

         (p) Environmental Matters. To Fed One's knowledge, neither the conduct nor operation of Fed One or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Fed One's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Fed One's knowledge, neither Fed One nor any of its Subsidiaries has received any notice from any person or entity that Fed One or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

         (q) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to Fed One and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Fed One or its Subsidiaries. Fed One has made available to United true and correct copies of the United States federal income Tax Returns filed by Fed One and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1996. Neither Fed One nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Fed One's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Fed One's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither Fed One nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

         (r) Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Fed One's own account, or for the account of one or more of Fed One's Subsidiaries or their customers (all of which are listed on Fed One's Disclosure Schedule), were entered into (i) in accordance with applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Fed One or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Fed One nor its Subsidiaries, nor to Fed One's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

         (s) Books and Records. The books and records of Fed One and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

         (t) Insurance. Fed One's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Fed One or its Subsidiaries. Fed One and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Fed One reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Fed One and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

         (u) Accounting Treatment. As of the date hereof, it is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment, assuming compliance by Fed One and United with the requirements of Section 6.17 hereof.

         (v) Disclosure. The representations and warranties contained in this
     Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

         5.04 Representations and Warranties of United. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, United hereby represents and warrants to Fed One as follows:

         (a) Organization, Standing and Authority. United is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. United is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

         (b) United Stock. (i) As of the date hereof, the authorized capital stock of United consists solely of 20,000,000 shares of United Common Stock, of which no more than 15,004,661 shares were outstanding as of the date hereof. As of the date hereof, except as set forth in its Disclosure Schedule, United does not have any Rights issued or outstanding with respect to United Stock and United does not have any commitment to authorize, issue or sell any United Stock or Rights, except pursuant to this Agreement. The outstanding shares of United Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

         (ii) The shares of United Common Stock to be issued in exchange for shares of Fed One Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

         (c) Subsidiaries. Each of United's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

         (d) Corporate Power. Each of United and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and United has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

         (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval by the holders of a majority of the outstanding shares of United Common Stock entitled to vote thereon of the Articles Amendment (which is the only shareholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of United and the United Board prior to the date hereof. This Agreement is a valid and legally binding agreement of United, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         (f) Regulatory Approvals; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by United or any of its Subsidiaries in connection with the execution, delivery or performance by United of this Agreement or to consummate the Merger except for (A) the filing of applications and notices, as applicable, with the federal and state banking and thrift authorities; (B) the adoption and approval by the shareholders of United of the Articles Amendment as contemplated hereby;
     (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of applications or notices with the U.S. Department of Justice and Federal Trade Commission pursuant to the H-S-R Act; (E) the filing of a certificate of merger with the Delaware

          Secretary pursuant to the DGCL and the filing of articles of merger and the Articles Amendment with the West Virginia Secretary; (F) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of United Stock in the Merger; and (G) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, United is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

         (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of United or of any of its Subsidiaries or to which United or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of United or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

         (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) United's SEC Documents, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of United and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of United and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. United's press release announcing its 1997 year end results fairly presents the financial condition of United as of December 31, 1997 and the results of its operations for the year ended December 31, 1997, in each case as determined in accordance with generally accepted accounting principles.

         (ii) Since December 31, 1997, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to United.

         (h) Litigation; Regulatory Action. (i) No litigation, claim or other proceeding before any Governmental Authority is pending against United or any of its Subsidiaries and, to the best of United's knowledge, no such litigation, claim or other proceeding has been threatened.

         (ii) Neither United nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has United or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

         (i) Compliance with Laws. Each of United and its Subsidiaries:

                (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

                (ii)has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

 .             (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that United or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to United's knowledge, do any grounds for any of the foregoing exist) or (C) as of the date hereof, failing to approve any proposed acquisition, or stating its intention not to approve acquisitions proposed to be effected by it within a certain time period or indefinitely.

         (j) Defaults. Neither United nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         (k) No Brokers. No action has been taken by United that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

         (l) Takeover Laws; Dissenters' Rights. United has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to United. Holders of United Common Stock do not have dissenters' rights in connection with the Articles Amendment.

         (m) Employee Benefit Plans. (i) Each existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any Employees, Consultants or Directors of United or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (each, a "United Compensation and Benefit Plan") has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each United Compensation and Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such United Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS, and United is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of United, threatened legal action, suit or claim relating to the United Compensation and Benefit Plans. Neither United nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any United Compensation and Benefit Plan that would reasonably be expected to subject United or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

         (ii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by United or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single- employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any ERISA Affiliate Plan. None of United, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any United Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to United's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of United, there is no pending investigation or enforcement action by the PBGC, the DOL or IRS or any other governmental agency with respect to any United Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

         (iii) All contributions required to be made under the terms of any United Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which United or any of its Subsidiaries is a party have been timely made or have been reflected on United's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
     Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of United, any of its Subsidiaries or any ERISA Affiliate
     (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

         (n) Environmental Matters. To United's knowledge, neither the conduct nor operation of United or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Fed One's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To United's knowledge, neither United nor any of its Subsidiaries has received any notice from any person or entity that United or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

         (o) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to United and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of United or its Subsidiaries. Neither United nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by United's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in United's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither United nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         (p) Books and Records. The books and records of United and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

         (q) Insurance. United and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of United reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; United and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

         (r) Accounting Treatment. As of the date hereof, it is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

         (s) Disclosure. The representations and warranties contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

         (t) Representations and Warranties of United with Respect to Merger Subs. United represents and warrants to Fed One with respect to any Merger Sub that executes the supplement attached to this Agreement as Annex A that, at the time of such execution and as of the Effective Date:

          (i) Organization, Standing and Authority. Each Merger Sub has been duly organized and is validly existing in good standing under the laws of the State of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

         (ii) Power. Each Merger Sub has the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         (iii) Authority. This Agreement and the transactions contemplated hereby have been authorized by all requisite action on the part of each Merger Sub and its respective shareholders or members. This Agreement is a valid and legally binding agreement of each Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                                   ARTICLE VI

                                    Covenants

         6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Fed One and United agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. Without limiting the foregoing, United agrees to use its reasonable best efforts prior to the Effective Time to file the Articles Amendment and, if necessary, organize one or more Merger Subs.

         6.02 Stockholder Approvals. United and Fed One agree to take, in accordance with applicable law or NASDAQ rules and its articles of incorporation and bylaws, all action necessary to convene an appropriate meeting of its stockholders (which in the case of United or Fed One may be its regular annual meeting or a special meeting) to consider and vote upon, in the case of United, the approval and adoption of the Articles Amendment as contemplated hereby (including any adjournment or postponement, the "United Meeting") and, in the case of Fed One, the approval and adoption of this Agreement (including any adjournment or postponement, the "Fed One Meeting"), in each case as promptly as practicable after the Registration Statement is declared effective. The United Board will recommend that the United shareholders approve the Articles Amendment. The Fed One Board will recommend that the Fed One stockholders approve and adopt the Agreement and the transactions contemplated hereby, provided that the Fed One Board may fail to make such recommendation, or withdraw, modify or change any such recommendation, if the Fed One Board, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of the members of the Fed One Board under applicable law.

         6.03 Registration Statement. (a) Each of United and Fed One agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by United with the SEC in connection with the issuance of United Common Stock in the Merger

(including the joint proxy statement and prospectus and other proxy solicitation materials of United and Fed One constituting a part thereof (the "Proxy Statement") and all related documents). Provided that Fed One has cooperated as required above, United agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Fed One and United agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. United also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Fed One agrees to furnish to United all information concerning Fed One, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

         (b) Each of Fed One and United agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the United Meeting or the Fed One Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Fed One and United further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

         (c) United agrees to advise Fed One, promptly after United receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of United Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         (d) United and Fed One, each in consultation with the other, shall employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the Agreement and the Articles Amendment.

         6.04 Press Releases. Each of Fed One and United agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules.

         6.05 Access; Information. (a) Each of Fed One and United agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

         (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

         (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

         6.06 Acquisition Proposals. Fed One agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or, except to the extent that the Fed One Board has determined, after consulting with and considering the advice of outside counsel, that the failure to do so would constitute a breach of the fiduciary duties of the Fed One Board's directors under applicable law, engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this

Agreement with any parties other than United with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Fed One shall promptly (within 24 hours) advise United following the receipt by Fed One of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise United of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

         6.07 Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, (i) United shall deliver to Fed One a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the United Meeting, deemed to be an "affiliate" of United (each, a "United Affiliate") as that term is used in SEC Accounting Series Releases 130 and 135; and (ii) Fed One shall deliver to United a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Fed One Meeting, deemed to be an "affiliate" of Fed One (each, a "Fed One Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

         (b) Each of Fed One and United shall use its respective reasonable best efforts to cause each person who may be deemed to be a Fed One Affiliate or a United Affiliate, as the case may be, to execute and deliver to Fed One and United on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B or Exhibit C, respectively.

         6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

         6.09 Certain Policies. Prior to the Effective Date, Fed One shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and United, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of United; provided, however, that Fed One shall not be obligated to take any such action pursuant to this Section 6.09 (i) if such action is not in accordance with generally accepted accounting principles, is not consistent with the "pooling-of-interests" accounting method for the Merger or is prohibited by applicable law, and (ii) unless and until United acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to Fed One that United's representations and warranties, subject to
Section 5.02, are true and correct as of such date and that United is otherwise in material in compliance with this Agreement. Fed One's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09.

         6.10 NASDAQ Listing. To the extent so required, United agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NASDAQ, subject to official notice of issuance, the shares of United Common Stock to be issued to the holders of Fed One Common Stock in the Merger.

         6.11 Regulatory Applications. (a) United and Fed One and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of such permits, consents, approvals and authorizations. Each of United and Fed One shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

         (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.12 Indemnification. (a) Following the Effective Date and for a period of six years thereafter, United shall indemnify, defend and hold harmless the present and former directors, officers and employees of Fed One or a Fed One Subsidiary, determined as of the Effective Date (each, an "Indemnified Party"), against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement and the Stock Option Agreement) to the fullest extent that Fed One or the relevant Fed One Subsidiary is permitted to indemnify (and advance expenses to) its directors, officers and employees under the DGCL or other applicable state law, as in effect from time to time, or any of the Fed One Certificate, the Fed One Bylaws, the charter (or similar governing instrument) of any Fed One Subsidiary or the bylaws of any Fed One Subsidiary, in each case as in effect on the date hereof. United agrees that all limitations on liability existing in favor of the Indemnified Parties as provided in the Fed One Certificate as in effect on the date hereof shall survive the Merger and shall continue in full force and effect.

         (b) For a period of six years from the Effective Time, United shall use its reasonable best efforts to maintain Fed One's existing director's and officer's liability insurance with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, (or substitute insurance which shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Fed One);

provided, however, that in no event shall United be required to expend on an annual basis more than 200 percent of the current annual amount expended by Fed One (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if United is unable to maintain or obtain the insurance called for by this Section 6.12(b), United shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Fed One or any Fed One Subsidiary may be required to make application and provide customary representations and warranties to United's insurance carrier for the purpose of obtaining such insurance.

         (c) Any Indemnified Party wishing to claim indemnification under
Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify United thereof; provided that the failure so to notify shall not affect the obligations of United under
Section 6.12(a) unless and to the extent that United is actually materially prejudiced as a result of such failure.

         (d) If United or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of United shall assume the obligations set forth in this Section 6.12.

         (e) The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         6.13 Benefit Plans and Arrangements. (a) It is the intention of United that within a reasonable period of time following the Effective Time (i) it will provide employees of the Surviving Corporation with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of United, (ii) any such employees will receive credit for years of service with Fed One or any of its Subsidiaries prior to the Effective Time for the purpose of eligibility and vesting and (iii) United shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents.

         (b) Following the Effective Time, United shall, and shall cause its appropriate Subsidiaries to, honor in accordance with their terms the employment agreements, severance agreements, severance policies, consulting agreement and excess benefit plan which have been Previously Disclosed by Fed One to United pursuant to this Agreement. United shall take no action that would adversely affect the rights of holders of awards granted under the Fed One Stock Plans which are outstanding as of the date hereof.

         (c) United agrees to maintain the terms of the existing consulting arrangement between Fed One Bank and Louis Salvatori, as Previously Disclosed by Fed One to United pursuant to this Agreement, until Mr. Salvatori's death.

         (d) As soon as practicable after the execution of this Agreement, Fed One and United will use their reasonable best efforts to take such actions as may be necessary or advisable to provide that the Fed One ESOP will terminate on the Effective Date. Between the date hereof and the Effective Date, the existing Fed One ESOP indebtedness shall be paid in the ordinary course of business and Fed One or Fed One Bank shall make such contributions to the Fed One ESOP as is necessary to fund such payments. Any indebtedness of the Fed One ESOP remaining as of the Effective Date shall be repaid from the related Trust, provided, however, that (i) any related sale or distribution of shares by the Fed One ESOP shall be effected in accordance with the requirements of federal and any applicable state securities laws and regulations, (ii) any related sale or distribution of shares by the Fed One ESOP and any participant shall be effected in such a manner (and with such safeguards as may be necessary or appropriate) so as not to jeopardize "pooling-of-interests" accounting treatment for the Merger, and (iii) all distributions from the Fed One ESOP after the Effective Date shall be in shares of United Common Stock. Upon the repayment of the Fed One ESOP loan, the remaining funds in the Fed One ESOP suspense account will be allocated (to the extent permitted by Sections 401(a), 415 and 4975 of the Code and the applicable provisions of ERISA) to Fed One ESOP participants, as determined under the terms of the Fed One ESOP. Fed One and United agree that, subject to the conditions described herein, as soon as practicable after the Effective Date and repayment of the Fed One ESOP loan, participants in the Fed One ESOP shall be entitled at their election to have the amounts in their Fed One ESOP accounts either distributed to them in a lump sum or rolled over to another tax-qualified plan (including United plans to the extent permitted by United) or individual retirement account. The actions relating to termination of the Fed One ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving a favorable determination letter from the IRS with regard to the continued qualification of the Fed One ESOP. Fed One and United will cooperate in submitting appropriate requests for such a determination letter to the IRS and will use their reasonable best efforts to seek the issuance of such letter as soon as practicable after the date hereof. As of and following the Effective Date, United shall cause the Fed One ESOP to be maintained for the exclusive benefit of employees and other persons who are participants or beneficiaries therein prior to the Effective Date and proceed with termination of the Fed One ESOP through distribution of its assets in accordance with this
Section 6.13(d) and as otherwise may be required to comply with applicable law or to obtain a favorable determination from the IRS as to the continuing qualified status of the Fed One ESOP, provided, however, that no such termination distributions of the Fed One ESOP shall occur after the Effective Date until a favorable determination letter has been received from the IRS.

         (e) United shall have the right to merge the Fed One defined benefit retirement plan (the "Fed One Retirement Plan") into the United defined benefit retirement plan (the "United Retirement Plan"), provided that upon consummation of such merger the United Retirement Plan shall be deemed, in the reasonable opinion of United and Fed One, to be a "qualified successor plan," as defined in the Fed One Retirement Plan. In the event that the United Retirement Plan would not qualify as such upon consummation of such merger, United shall either maintain the Fed One Retirement Plan for the benefit of participating Fed One employees or amend the Fed One Retirement Plan in order to maximize the use of the excess funding or future employer contribution offset. The effectiveness of such amendments shall be conditioned upon the receipt of a favorable determination letter from the IRS with regard to the continued qualification of the Fed One Retirement Plan.

         (f) The Excess Benefit Plan for the benefit of Mr. and Mrs. Alan Groover, effective as of January 1, 1995, shall be terminated as of the Effective Date and shall not apply to the final distribution or allocation of the Fed One ESOP expense account.

         6.14 Notification of Certain Matters. Each of Fed One and United shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.15 Dividend Coordination. The Fed One Board shall cause its regular quarterly dividend record dates and payment dates for Fed One Common Stock to be the same as United's regular quarterly dividend record dates and payment dates for United Common Stock (e.g., Fed One shall move its next dividend record and payment dates to the next dividend record and payment date for United Common Stock), and Fed One shall not thereafter change its regular dividend payment dates and record dates (it being the intention of the parties that the stockholders of Fed One shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Fed One Common Stock or the United Common Stock exchanged therefor in the Merger). Notwithstanding the foregoing, nothing contained in this Section 6.15 shall require either of the parties to take any action that would materially impair their ability to satisfy the conditions set forth in Sections 7.02(d) and 7.03(d) hereof.

         6.16   Directorship of United and Advisory Board of Directors.

         (a) United agrees to cause Mr. Groover to be elected or appointed as a director of United as of the Effective Time.

         (b) United agrees to cause four members of the Fed One Board on the date hereof (selected by Fed One after consultation with United), who are members of the Fed One Board immediately prior to the Effective Time and willing and eligible to serve, to be elected or appointed to the Northern West Virginia Regional Advisory Board of Directors of United Bank.

         6.17 Fed One Stock Issuance. After the stockholder approvals contemplated by Section 6.02 hereof and the regulatory approvals contemplated by
Section 7.01(b) hereof have been obtained and prior to the Effective Date, Fed One shall use its reasonable best efforts to offer and sell for fair value to individuals or entities unaffiliated with Fed One and United such number of shares of Treasury Stock held by Fed One as shall be sufficient in the opinion of Fed One's and United's respective independent auditors to permit them to issue the letters referenced in Section 7.02(d) and 7.03(d) hereof, respectively (the "Fed One Stock Issuance"). Fed One and United shall cooperate with each other in connection with the Fed One Stock Issuance and shall enter into such placement or underwriting agreements as may be necessary or advisable in connection therewith.

         6.18 Bank Merger. Upon the request of United, United and Fed One shall use their reasonable best efforts to cause, including causing the entering into of a merger agreement, their respective subsidiaries, Fed One Bank and United Bank, to merge (the "Bank Merger") immediately after the consummation of the Merger, with United Bank being the surviving bank ("Surviving Bank") thereof pursuant to the provisions of applicable law. At the effective time of the Bank Merger, the articles of association and by-laws of the Surviving Bank shall be the articles of association and by-laws of United Bank in effect immediately prior to the effective time of the Bank Merger. At the effective time of the Bank Merger, the directors and officers of the Surviving Bank shall be the directors and officers of United Bank immediately prior to the effective time of the Bank Merger.

                                   ARTICLE VII

                    Conditions to Consummation of the Merger

         7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of United and Fed One to consummate the Merger is subject to the fulfillment or written waiver by United and Fed One prior to the Effective Time of each of the following conditions:

         (a) Stockholder Approvals. This Agreement shall have been duly approved and adopted by the requisite vote of the stockholders of Fed One and the Articles Amendment shall have been duly approved by the requisite vote of the stockholders of United.

         (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, including the Bank Merger if requested by United pursuant to Section 6.18, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain
     (i) any conditions, restrictions or requirements which the United Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the United Board reasonably determines would either before or after the Effective Date be unduly burdensome.

         (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

         (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of United Common Stock to be issued in the Merger shall have been received and be in full force and effect.

         (f) Listing. To the extent required, the shares of United Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

         (g) Articles Amendment. The Articles Amendment shall have been filed and effective under the WVCA.

         7.02 Conditions to Obligation of Fed One. The obligation of Fed One to consummate the Merger is also subject to the fulfillment or written waiver by Fed One prior to the Effective Time of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of United set forth in this Agreement shall be true and correct, subject to
     Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Fed One shall have received a certificate, dated the Effective Date, signed on behalf of United by the Chief Executive Officer and the Chief Financial Officer of United to such effect.

         (b) Performance of Obligations of United. United shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Fed One shall have received a certificate, dated the Effective Date, signed on behalf of United by the Chief Executive Officer and the Chief Financial Officer of United to such effect.

         (c) Opinion of Fed One's Counsel. Fed One shall have received an opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel to Fed One, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of Fed One who receive shares of United Common Stock in exchange for shares of Fed One Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, Elias, Matz, Tiernan & Herrick L.L.P. may require and rely upon representations contained in letters from Fed One, United and others.

         (d) Accounting Treatment. Fed One shall have received from KPMG Peat Marwick LLP, Fed One's independent auditors, a letter, dated the Effective Date, stating its opinion that the Merger shall qualify for "pooling-of-interests" accounting treatment.

         7.03 Conditions to Obligation of United. The obligation of United to consummate the Merger is also subject to the fulfillment or written waiver by United prior to the Effective Time of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Fed One set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this

     Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and United shall have received a certificate, dated the Effective Date, signed on behalf of Fed One by the Chief Executive Officer and the Chief Financial Officer of Fed One to such effect.

         (b) Performance of Obligations of Fed One. Fed One shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and United shall have received a certificate, dated the Effective Date, signed on behalf of Fed One by the Chief Executive Officer and the Chief Financial Officer of Fed One to such effect.

         (c) Opinion of United's Counsel. United shall have received an opinion of Sullivan & Cromwell, special counsel to United, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from United, Fed One and others.

         (d) Accounting Treatment. United shall have received from Ernst & Young LLP, United's independent auditors, a letter, dated the Effective Date, stating its opinion that the Merger shall qualify for "pooling-of-interests" accounting treatment.

                                  ARTICLE VIII

                                   Termination

         8.01 Termination. This Agreement may be terminated, and the Acquisition may be abandoned:

         (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of United and Fed One, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

         (b) Breach. At any time prior to the Effective Time, by United or Fed One, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

         (c) Delay. At any time prior to the Effective Time, by United or Fed One, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by December 31, 1998, except to the extent that the failure of the Merger then to be consummated arises out of or results from the willful failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

         (d) No Approval. By Fed One or United, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.01(a) herein is not obtained at the Fed One Meeting or the United Meeting, except in the case of clause (i) or clause (ii) that the failure of an action specified therein arises out of or results from the willful failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

         (e) Failure to Recommend, Etc. At any time prior to the Fed One Meeting, by United if the Fed One Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of United; or at any time prior to the United Meeting, by Fed One, if the United Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Fed One.

         (f) Decline in United Common Stock Price. By Fed One, if the Fed One Board so determines by a vote of a majority of the members of its entire board, at any time during the five-day period commencing with the Determination Date (as defined below), if both of the following conditions are satisfied:

         (i) the number obtained by dividing the Average Closing Price by the Starting Price (each as defined below) (the "United Ratio") shall be less than .80; and

         (ii) (x) the United Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (ii)(y) (such number in this clause (ii)(y) being referred to herein as the "Index Ratio");

subject, however, to the following three sentences. If Fed One elects to exercise its termination right pursuant to this Section 8.01(f), it shall give written notice to United (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, United shall have the option to increase the consideration to be received by the holders of Fed One Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the United Ratio. If United so elects within such five-day period, it shall give prompt written notice to Fed One of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.01(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

         For purposes of this Section 8.01(f), the following terms shall have the meanings indicated:

         "Average Closing Price" shall mean the average of the closing prices of a share of United Common Stock on the NASDAQ reporting system (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) during the period of 20 consecutive full trading days ending on the trading day prior to the Determination Date, rounded to the nearest whole cent.

         "Determination Date" shall mean the date on which the last required approval of a Governmental Entity is obtained with respect to the Merger, and if requested by United pursuant to Section 6.18, the Bank Merger, without regard to any requisite waiting period in respect thereof.

         "Final Index Price" shall mean the average of the Index Prices for the 20 consecutive full trading days ending on the trading day prior to the Determination Date.

         "Index Group" shall mean the 21 financial institutions or financial institution holding companies listed below, the common stock of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after the Starting Date and before the Determination Date, such company shall be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock and the market prices of such stock) attributed to the remaining companies shall be adjusted proportionately for purposes of determining the Final Index Price. The 21 financial institutions or financial institution holding companies and the weights attributed to them are as follows:

           Company                                     Weighting
           Keystone Financial Inc.                        11.98%
           FirstMerit Corp.                               10.05
           Valley National Bancorp                         8.94
           Fulton Financial Corp.                          7.16
           One Valley Bancorp Inc.                         5.37
           Park National Corp.                             4.68
           Riggs National Corp.                            4.59

           Susquehanna Bancshares Inc..                    4.56
           First Financial Bancorp.                        4.55
           HUBCO Inc.                                      4.52
           Commerce Bancorp Inc.                           4.45
           Provident Bankshares Corp.                      4.26
           F&M National Corp.                              3.80
           Mid Am Inc.                                     3.61
           First Commonwealth Financial                    3.54
           F.N.B. Corp.                                    2.98
           Trust Co. of New Jersey                         2.71
           Trans Financial Inc.                            2.46
           Carolina First Corp.                            2.14
           USBANCORP Inc.                                  1.92
           First Citizens Bancorp. of SC                   1.74
                                                         ------
                                                         100.00%

         "Index Price," on a given date, shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the common stocks of the companies comprising the Index Group, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on such date.

         "Starting Date" shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

         "Starting Price" shall mean the closing price of a share of United Common Stock on the NASDAQ reporting system (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

         If any company belonging to the Index Group or United declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between and including the Starting Date and the Determination Date, the prices for the common stock of such company or United and the Exchange Ratio shall be appropriately adjusted for the purposes of applying this Section 8.01(f).

         8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                                   ARTICLE IX

                                  Miscellaneous

         9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 3.04, 3.06, 6.12, 6.13, 6.16 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 8.02 and this Article IX which shall survive such termination).

         9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, to the extent permitted by applicable law, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that (A) after the Fed One Meeting, this Agreement may not be amended if it would violate the DGCL and (B) after the United Meeting, this Agreement may not be amended if it would violate the WVCA.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of West Virginia applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of federal law or of the DGCL are applicable).

         9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that expenses incurred in connection with the printing of the Registration Statement and joint proxy statement and SEC fees shall be shared equally between Fed One and United.

         9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

              If to Fed One, to:

              Fed One Bancorp, Inc.
              21 Twelfth Street
              Wheeling, WV 26003-3295
              Facsimile: (304) 234-3419
              Attn: Alan E. Groover
                    Chairman, President and
                    Chief Executive Officer

              With a copy to:

              Elias, Matz, Tiernan & Herrick L.L.P.
              734 15th Street, N.W.
              Washington, D.C.  20005
              Facsimile: (202) 347-2172
              Attn: Gerard L. Hawkins, Esq.

                    Raymond A. Tiernan, Esq.

              If to United, to:

              United Bankshares, Inc.
              514 Market Street
              Parkersburg, WV 26101
              Facsimile: (304) 424-8711
              Attn: Richard M. Adams

                    Chairman of the Board and Chief Executive Officer Steven Wilson
                    Chief Financial Officer

             With a copy to:

             Sullivan & Cromwell
             125 Broad Street
             New York, NY 10004
             Facsimile: (212) 558-3588
             Attn: Mark J. Menting, Esq.


         9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement and the Stock Option Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than the Stock Option Agreement). Except for Sections 6.12, 6.13(c) and 6.16, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08 Interpretation; Effect; Assignment; Successors. (a) When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Fed One, United or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

         (b) A party hereto may not assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other party (provided that any merger, consolidation, share exchange or similar business combination involving United shall not be deemed to be an assignment for purposes of this clause (b)). The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.

                            *          *          *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                  UNITED BANKSHARES, INC.

                                  By:  /s/  Steven E. Wilson
                                       _______________________________________
                                       Name:    Steven E. Wilson
                                       Title:   Executive Vice President and
                                                Chief Financial Officer

                                  FED ONE BANCORP, INC.

                                  By:   /s/  Alan E. Groover
                                       _______________________________________
                                       Name:    Alan E. Groover
                                       Title:   Chairman, President and
                                                Chief Executive Officer

                                                                      EXHIBIT A

                             STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT, dated as of February 18, 1998, between United Bankshares, Inc., a West Virginia corporation ("Grantee"), and Fed One Bancorp, Inc., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

      WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger (the "Merger Agreement");

      WHEREAS, as a condition to Grantee's entering into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

      WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement prior to the date hereof;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

      1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 474,800 fully paid and nonassessable shares of the common stock, par value $0.10 per share, of Issuer ("Common Stock") at a price per share equal to $33.50; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options or restricted stock grants granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such average price per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

      (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

      2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.01(b) or Section 8.01(e) of the Merger Agreement (but only in each case if the breach giving rise to the termination was willful) (each, a "Listed Termination"); or (iii) the passage of fourteen (14) months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. The term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised (nor may Grantee's rights under Sections 7, 8, 9, 12 or 14 hereof be exercised) at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof as a result of such a willful material breach and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement (x) by Issuer pursuant to Section 8.01(b) thereof as a result of the willful material breach by Grantee of its covenants or agreements contained in the Merger Agreement, (y) by Issuer or Grantee pursuant to Section 8.01(d)(ii) if Grantee's shareholders do not approve the Articles Amendment, or (z) by Issuer or Grantee pursuant to Section 8.01(d)(i).

      (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

            (i) Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement, or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of the Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

            (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

            (iii) The shareholders of Issuer shall have voted and failed to adopt and approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or publicly disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction;

            (iv) The Issuer Board (without having received Grantee's prior written consent) shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

            (v) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

            (vi) After an overture is made by a third party to Issuer to engage in an Acquisition Transaction, Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement, and such breach
      (x) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and
      (y) shall not have been cured prior to the Notice Date (as defined below); or

            (vii) Any person other than Grantee or any Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

      (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

            (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

            (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

      (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

      (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

      (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

      (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

            "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of February 18, 1998, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

      (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

      3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

      4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

      (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be adjusted so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

      (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

      6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within nine (9) months (or such later period as provided in Section
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

      7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 135 days of such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

      (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or
(B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

      (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

            (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

            (ii) the consummation of any Acquisition Transaction described in
      Section 2(b)(i) hereof, except that the percentage referred to in clause
      (z) shall be 50%;

, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred.

      8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

      (b) The following terms have the meanings indicated:

            (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

            (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

            (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

            (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, share exchange or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

      (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

      (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

      (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder and reasonably acceptable to the Acquiring Corporation.

      (f) Issuer shall not enter into any transaction described in subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

      9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

      (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

      10. The 135-day, 6-month, 9-month or 14-month periods for exercise of certain rights under Sections 2, 6, 7, 12 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under
Section 16(b) of the 1934 Act by reason of such exercise, provided that any such extension pursuant to this clause (ii) shall not exceed two months.

      11. (a) Issuer hereby represents and warrants to Grantee as follows:

      (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

      (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

      (b) Grantee hereby represents and warrants to Issuer that:

      (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

      (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

      12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six (6) months following such Subsequent Triggering Event (or such later period as is provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

      13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

      14. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the

Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price (as defined below); provided, however, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $4,000,000, (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the sum of (A) the excess of
(1) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (2) Grantee's purchase price of such Option Shares and (B) the net cash amounts, if any, received by Grantee pursuant to an arm's length sale of a portion of the Option to an unaffiliated party.

      (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 14 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 14 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 14 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 14(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
14).

      15. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $6,000,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $6,000,000 after taking into account the foregoing actions. As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof,
(ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of the Option Shares pursuant to Section 7 hereof, less (y) the Grantee's purchase price for such Option Shares, (iii)(x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party and (v) any equivalent amount with respect to the Substitute Option.

      (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as hereinafter defined) of more than $6,000,000, provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date. As used herein, "Total Notional Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

      16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

      17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

      18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

      19. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law or of the DGCL are applicable).

      20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

      23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                           FED ONE BANCORP, INC.

                                           By __________________________
                                              Name:
                                              Title:


                                           UNITED BANKSHARES, INC.

                                           By __________________________
                                              Name:
                                              Title:

                                                                      EXHIBIT B

                        FORM OF FED ONE AFFILIATE LETTER

                                                             ____________, 1998

Fed One Bancorp, Inc.
21 Twelfth Street
Wheeling, WV 26003-3295

Attention:

United Bankshares, Inc.
514 Market Street
Parkersburg, WV 26101
Facsimile: (304) 424-8711
Attn:     Steven Wilson
          Chief Financial Officer

Ladies and Gentlemen:

            I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Fed One Bancorp, Inc., a Delaware corporation ("Fed One"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or SEC Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of February 18, 1998 (the "Merger Agreement"), by and between United Bankshares, Inc., a West Virginia corporation ("United"), and Fed One, Fed One plans to merge with and into a wholly owned subsidiary of United (the "Merger") and that the Merger is intended to be accounted for under the "pooling-of-interests" accounting method.

            I further understand that as a result of the Merger, I may receive shares of common stock, par value $2.50 per share, of United ("United Stock")
(i) in exchange for shares of common stock, par value $0.10 per share, of Fed One ("Fed One Stock") or (ii) as a result of the exercise of Rights (as defined in the Merger Agreement).

            I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of United Stock and Fed One Stock, to the extent I felt necessary, with my counsel or counsel for Fed One.

            I represent, warrant and covenant with and to United that in the event I receive any United Stock as a result of the Merger:

         1. I shall not make any sale, transfer, or other disposition of such United Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to United, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

         2. I understand that United is under no obligation to register the sale, transfer or other disposition of shares of United Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         3. I understand that stop transfer instructions will be given to United's transfer agent with respect to shares of United Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated __, 199_, between the registered holder hereof and United, a copy of which agreement is on file at the principal offices of United."

         4. I understand that, unless transfer by me of the United Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, United reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

              It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to United (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to United, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to United that the United Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

              I further represent, warrant and covenant with and to United that I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of Fed One Stock or United Stock (whether or not acquired by me in the Merger) during the period commencing 30 days prior to effective date of the Merger and ending at such time as United notifies me that results covering at least 30 days of combined operations of Fed One and United after the Merger have been published by United. I understand that United is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

              I further understand and agree that this letter agreement shall apply to all shares of Fed One Stock and United Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

              I also understand that the Merger is intended to be treated as a "pooling of Interests" for accounting purposes, and I agree that if Fed One or United advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of Fed One Stock or United Stock in order for United to be entitled to use the pooling of interests accounting method, I will abide by such restrictions.

                                      Very truly yours,

                                      By__________________________
                                        Name:

Accepted this ____ day of
_______________, 1998.

Fed One Bancorp, Inc.

By________________________
  Name:
  Title:

 United Bankshares, Inc.

By________________________
  Name:
  Title:

                                                                      EXHIBIT C

                         FORM OF UNITED AFFILIATE LETTER

                                                             ____________, 1998

United Bankshares, Inc.
514 Market Street
Parkersburg, WV 26101
Facsimile: (304) 424-8711
Attn:  Steven Wilson
       Chief Financial Officer

Ladies and Gentlemen:

              I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of United, a West Virginia corporation ("United"), as that term is defined in the Securities and Exchange Commission's Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of February 18, 1998 (the "Merger Agreement"), by and between United and Fed One Bancorp, Inc., a Delaware corporation ("Fed One"), Fed One plans to merge with and into a wholly owned subsidiary of United (the "Merger") and that the merger is intended to be accounted for under the "pooling-of-interests" accounting method.

              I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of common stock of United and Fed One, to the extent I felt necessary, with my counsel or counsel for United.

              I hereby represent, warrant and covenant with and to United that:

              1. I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of common stock of Fed One or United(whether or not acquired by me in the Merger) during the period commencing 30 days prior to the effective date of the Merger and ending at such time as United notifies me that results covering at least 30 days of combined operations of Fed One and United after the Merger have been published by United. I understand that United is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

              2. I further understand and agree that this letter agreement shall apply to all shares of common stock of Fed One and United that I am deemed to beneficially own pursuant to applicable federal securities laws.

              3. If United advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of common stock of Fed One or United in order for United to be entitled to use the "pooling-of-interests" accounting method, I will abide by such restrictions.

                                      Very truly yours,

                                      By__________________________
                                        Name:


Accepted this ____ day of
_______________, 1998.

United Bankshares, Inc.


By________________________
  Name:
  Title:

                                                                         ANNEX A

                   FORM OF SUPPLEMENT FOR MERGER SUB ACCESSION
                               TO MERGER AGREEMENT

              SUPPLEMENT, dated as of the [ ] day of [ ], 1998 (this "Supplement"), to the Agreement and Plan of Merger, dated as of February 18, 1998 (as amended from time to time in accordance with the terms thereof, the "Merger Agreement"), by and between United Bankshares, Inc. ("United") and Fed One Bancorp, Inc. ("Fed One") .

              WHEREAS, terms used but not otherwise defined herein have the meanings specified in the Merger Agreement; and

              WHEREAS, pursuant to Section 2.01 of the Merger Agreement, United has determined to consummate the Merger in part through the merger of Fed One with and into [insert name(s) of Merger Sub(s)] ([each a][the] "Merger Sub").

              NOW, THEREFORE, by its execution of this Supplement, as of the date hereof, [each of] the undersigned (i) adopts and becomes a party to the Acquisition Agreement, as required by Section 2.01 thereof and (ii) agrees to perform all its obligations and agreements set forth therein.

              IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned, duly authorized thereunto as of the date first hereinabove written.

                                            [INSERT NAME OF MERGER SUB]

                                            By:________________________________
                                               Name:
                                               Title:

                                     [ Conformed Copy ]              Appendix B


                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of February 18, 1998, between United Bankshares, Inc., a West Virginia corporation ("Grantee"), and Fed One Bancorp, Inc., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

         WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger (the "Merger Agreement");

         WHEREAS, as a condition to Grantee's entering into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

         WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement prior to the date hereof;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 474,800 fully paid and nonassessable shares of the common stock, par value $0.10 per share, of Issuer ("Common Stock") at a price per share equal to $33.50; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options or restricted stock grants granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such average price per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         (b) In the event that any additional shares of Common Stock are either
(i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in Section 5(a) hereof) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

         2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.01(b) or Section 8.01(e) of the Merger Agreement (but only in each case if the breach giving rise to the termination was willful) (each, a "Listed Termination"); or (iii) the passage of fourteen (14) months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. The term "Holder" shall mean the holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised (nor may Grantee's rights under Sections 7, 8, 9, 12 or 14 hereof be exercised) at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof as a result of such a willful material breach and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement (x) by Issuer pursuant to Section 8.01(b) thereof as a result of the willful material breach by Grantee of its covenants or agreements contained in the Merger Agreement, (y) by Issuer or Grantee pursuant to Section 8.01(d)(ii) if Grantee's shareholders do not approve the Articles Amendment, or (z) by Issuer or Grantee pursuant to Section 8.01(d)(i).

         (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

            (i) Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement, or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of the Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

            (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

            (iii) The shareholders of Issuer shall have voted and failed to adopt and approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or publicly disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction;

            (iv) The Issuer Board (without having received Grantee's prior written consent) shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

            (v) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

            (vi) After an overture is made by a third party to Issuer to engage in an Acquisition Transaction, Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement, and such breach
      (x) would entitle Grantee to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and
      (y) shall not have been cured prior to the Notice Date (as defined below); or

            (vii) Any person other than Grantee or any Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

      (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

            (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

            (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

      (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

      (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

      (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

      (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

            "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of February 18, 1998, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

      (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

      3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

      4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

      (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be adjusted so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

      (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

      6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within nine (9) months (or such later period as provided in Section
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the

Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

      7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 135 days of such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

      (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

      (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

            (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

            (ii) the consummation of any Acquisition Transaction described in
      Section 2(b)(i) hereof, except that the percentage referred to in clause
      (z) shall be 50%;

, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred.

      8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

      (b) The following terms have the meanings indicated:

            (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

            (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

            (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

            (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, share exchange or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into

      Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

      (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

      (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

      (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder and reasonably acceptable to the Acquiring Corporation.

      (f) Issuer shall not enter into any transaction described in subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

      9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the

Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

      (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

      10. The 135-day, 6-month, 9-month or 14-month periods for exercise of certain rights under Sections 2, 6, 7, 12 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under
Section 16(b) of the 1934 Act by reason of such exercise, provided that any such extension pursuant to this clause (ii) shall not exceed two months.

      11. (a) Issuer hereby represents and warrants to Grantee as follows:

      (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

      (ii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

      (b) Grantee hereby represents and warrants to Issuer that:

      (i) Grantee has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

      (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

      12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within six (6) months following such Subsequent Triggering Event (or such later period as is provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

      13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

      14. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price (as defined below); provided, however, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $4,000,000, (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the sum of (A) the excess of (1) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (2) Grantee's purchase price of such Option Shares and (B) the net cash amounts, if any, received by Grantee pursuant to an arm's length sale of a portion of the Option to an unaffiliated party.

      (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 14 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 14 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 14 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 14(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
14).

      15. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $6,000,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $6,000,000 after taking into account the foregoing actions. As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of the Option Shares pursuant to Section 7 hereof, less (y) the Grantee's purchase price for such Option Shares, (iii)(x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such

Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party and (v) any equivalent amount with respect to the Substitute Option.

      (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as hereinafter defined) of more than $6,000,000, provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date. As used herein, "Total Notional Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

      16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

      17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

      18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

      19. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law or of the DGCL are applicable).

      20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

      23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                    FED ONE BANCORP, INC.

                                    By  /s/ Alan E. Groover
                                       ______________________________
                                        Name: Alan E. Groover
                                        Title: Chairman, President and
                                               Chief Executive Officer

                                    UNITED BANKSHARES, INC.

                                    By  /s/  Steven E. Wilson
                                       ______________________________
                                       Name: Steven E. Wilson
                                       Title:   Executive Vice President
                                                Chief Financial Officer

                                                                     Appendix C


August 12, 1998

The Board of Directors
Fed One Bancorp, Inc.
21 Twelfth Street
Wheeling, West Virginia  26003-3295

Members of the Board:

You have requested our opinion as investment bankers that the Exchange Ratio in the Merger (the "Merger") between Fed One Bancorp, Inc. ("Fed One") and United Bankshares, Inc., Charleston, West Virginia ("United") the holding company for United National Bank, Parkersburg, West Virginia ("United National Bank") as provided and described in the Merger Agreement is fair to the holders of Fed One Common Stock from a financial point of view.

Pursuant to the Agreement and Plan of Merger (the "Agreement") dated February 18, 1998, Fed One shall merge with and into a subsidiary of United, and each share of Fed One's issued and outstanding common stock will be converted into and become the right to receive 1.5 shares (adjusted for United's 100% stock dividend), subject to certain adjustments as set forth in the Agreement (the "Exchange Ratio"), of common stock of United. We have assumed that the Merger will be accounted for by United as a pooling-of-interests transaction.

Ryan, Beck & Co., as a customary part of its investment banking business, is engaged in the valuation of banking and savings institutions and their securities in connection with mergers and acquisitions. In conducting our investigation and analysis of the Merger, we have met separately with members of senior management of United and Fed One to discuss their respective operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Agreement and related documents; (ii) the Joint Proxy Statement/Prospectus; (iii) United's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1997, 1996, 1995, and 1994, and United's Quarterly Reports on Form 10-Q for the periods ended June 30, 1998, March 31, 1998, September 30, 1997, June 30, 1997 and March 31, 1997; (iv) United's Registration Statement on Form S-4, dated January 29, 1998, with respect to United's then pending acquisition of George Mason Bankshares; (v) United's Current Report on Form 8-K dated August 3, 1998;
(vi) Fed One's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1997, 1996, 1995, and 1994, and Fed One's Quarterly Reports on Form 10-Q for the periods ended June 30, 1998, March 31, 1998, September 30, 1997, June

Fed One Bancorp, Inc.
August 12, 1998
Page 2


30, 1997 and March 31, 1997; (vii) the historical stock prices and trading volume of United's common stock; (viii) the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to United; (ix) the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to Fed One; (x) the historical stock prices and trading volume of Fed One's common stock; (xi) the terms of recent acquisitions of thrift organizations which Ryan, Beck deemed generally comparable in whole or in part to Fed One; and (xii) the potential pro-forma impact of the Merger on United's financial condition, operating results and per share figures. We also conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate. Ryan, Beck as part of its review of the Merger, also analyzed United's ability to consummate the Merger and considered the future prospects of Fed One in the event it remained independent.

While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the managements of Fed One and United as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of the respective managements. We are not experts in the evaluation of allowances for loan losses. Therefore, we have not assumed any responsibility for making an independent valuation of the adequacy of the allowances for loan losses set forth in the balance sheets of Fed One and United at June 30, 1998, and we assumed such allowances were adequate and comply fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We also assumed that the Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to Fed One and United. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either Fed One or United or their respective subsidiaries, nor have we reviewed any individual loan files of Fed One or United or their respective subsidiaries.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. In rendering our opinion, we have assumed that in the course of obtaining the

Fed One Bancorp, Inc.
August 12, 1998
Page 3

necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger to Fed One. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof. Ryan, Beck did not express any opinion as to the price or range of prices at which United Common Stock might trade subsequent to the Merger.

We have been retained by the Board of Directors of Fed One as an independent contractor to act as financial advisor to Fed One with respect to the Merger and will receive a fee for our services. Ryan, Beck became a market maker in United stock subsequent to the announcement of the merger. Ryan, Beck had no prior investment banking relationship with United and Ryan, Beck's research department does not follow United. Ryan, Beck has had an investment banking relationship with Fed One for a number of years. Ryan, Beck was the sole underwriter of Fed One's "second step" conversion from a mutual holding company structure to a stock holding company structure. Additionally, Ryan, Beck has also acted as financial advisor to Fed One with respect to various other matters from time to time and may provide certain investment banking services to Fed One in the future, including in connection with the reissuance of certain shares of Fed One common stock in connection with the merger. Ryan, Beck's research department has issued research reports on Fed One and comments on Fed One in its periodic commentaries. Ryan, Beck is also a market maker in Fed One's common stock and, in such capacity, may from time to time own Fed One securities.

Our opinion is directed to the Board of Directors of Fed One and does not constitute a recommendation to any shareholder of Fed One as to how such shareholder should vote at any shareholder meeting held in connection with the Merger.

Based upon and subject to the foregoing it is our opinion as investment bankers that the Exchange Ratio in the Merger as provided and described in the Merger Agreement is fair to the holders of Fed One common stock from a financial point of view.

Very truly yours,


RYAN, BECK & CO., INC.

                                                                     Appendix D



                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
                           OF UNITED BANKSHARES, INC.

Article VI of the Articles of Incorporation of United Bankshares, Inc. which now reads:

            VI. The amount of authorized capital stock of the corporation is $102,500,000 which shall be divided into 41,000,000 shares of a par value of $2.50.

would be amended to read as follows:

            VI. The amount of the authorized capital stock of the corporation is $250,000,000 which shall be divided into 100,000,000 shares of a par value of $2.50 per share.

                                      D-1